UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
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Soliciting Material under §240.14a-12

CSG Systems International, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
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Fee paid previously with preliminary materials.
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Notice of 2023 Annual Meeting of Shareholders and Proxy Statement

May 17, 2023

8:00 am Mountain Daylight Time

Message from the CEO and President

April 3, 2023

Dear Fellow Shareholders,

In uncertain times, good companies are rewarded for resiliency, relentlessly prioritizing, and consistently delivering on commitments. I am pleased to report that CSG continues to outperform on all three dimensions. As a result, our strong, recurring revenue business model is healthier and growing faster than ever.

Our double-digit sales bookings growth and big new logo wins in 2022 prove that leading global brands in many verticals need CSG’s software-as-a-service (“SaaS”) platforms to help them wow their customers and make more money in the digital world. Our market vision is simple and yet surprisingly difficult for competitors to emulate. The majority of companies, in almost every industry, have critical unmet needs related to simplifying their business processes, optimizing insight-driven customer journeys, improving the cost and agility of highly customized technology stacks, and monetizing extraordinary customer experiences in new and better ways. CSG helps them do all this and more!

Actions Speak Louder than Words

For us, consistently delivering better and better business results is what matters most. In 2022, Team CSG did exactly that:

◼

We diversified our customer base with over 26% of revenue coming from outside the Communications Service Provider (“CSP”) space (where we got our start) into bigger, faster-growing industries like healthcare, retail, financial services, government, insurance, and more.

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We added and continued to grow our business with exciting new global brands ranging from the three largest retail drugstore chains in the U.S. to fantastic new healthcare and insurance providers to leading CSPs in the Caribbean, Latin America, Africa, and Asia, and to a large retailer in the recreational camping industry as they expand their subscription-based business model.

CSG SYSTEMS INTERNATIONAL, INC. 2023 PROXY STATEMENT	1

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We launched new industry-recognized and award-winning solutions that help CSPs benefit from new revenue-generating opportunities in a 5G world and that enable healthcare, retail, financial services, government, and insurance providers to deploy insights-driven optimization of their customer experience.

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We enabled approximately 98,000 small and medium businesses and local and state governments to manage and process billions of dollars of integrated ACH and credit card payment transactions.

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We course corrected in the second half of 2022 with enviable revenue growth and profitability by prioritizing initiatives that deliver greater value for customers and shareholders.

◼

And, importantly, we continue to create an open and safe work environment for employees to innovate, create, and serve our fantastic customer base.

The Secret to CSG’s Growth Momentum

Investors often ask us to explain the reasons behind our recent uptick in success and growth. For us, it boils down to two simple concepts:

◼

Our greatest competitive advantage is our people and our culture!

CSGers are fearlessly committed and connected employees (high on integrity, low on ego) making CSG the easiest partner to do business with and the best place to work globally. Our 5,700+ employees have hearts as big as their talents. Our job in leadership is to give our best performers the confidence to dream bigger, embrace tough challenges with joy, stop doing things that do not add value, and believe they have the power to transform the industries we serve and lift up the communities where we operate. Today’s dreams only make a difference when they become tomorrow’s reality.

◼

Committed CSGers then obsess over the value and performance we deliver to customers every day with innovative mission-critical technology!

In helping our customers achieve greater success and make more money, CSG’s customer-aligned, recurring revenue business model allows for greater investment in our people, our technology, and our business. It is NOT a zero-sum game. Together, we can all win big.

The Power of CSG’s “And, Not Or” Philosophy

CSGers understand and dedicate themselves to raising the bar on everything we do.

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We expect to accelerate our organic revenue growth rate AND have bottom-line profits grow as fast or faster than the top-line over the medium to long term.

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We expect to reward our customers AND our shareholders AND our employees — all simultaneously.

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And we believe that a highly profitable, successful, and expanding CSG can and should make a bigger difference in the areas of Environmental, Social, and Governance (“ESG”).

We recently published our inaugural Global Impact Report to highlight CSG’s commitment to a purpose-driven culture. CSG received our first “Prime” ESG rating from Institutional Shareholder Services (“ISS”) and earned two ESG rating upgrades from MSCI with our current AA rating. We released our inaugural Sustainability Accounting Standards Board (“SASB”) report in 2022 and issued our first Task Force on Climate-Related Financial Disclosures (“TCFD”) report in early 2023.

As we commit to make meaningful progress in these important areas, we will continue providing investors, business partners, and customers with access to our ESG data within the investor relations tab on our website.

A Focused and Committed CSG

As we aspire to make 2023 our best year ever, our march to $1.5 billion in base case revenue by year-end 2025 with expanded operating leverage continues. Our commitment to win and wow global brands in a wide variety of industry verticals continues. Our relentless determination to elevate and transform every part of the Company continues. And our promise to you — with results, not just words — to deliver our best performance and fastest growth ever continues.

It truly is a blessing and a joy to do what is required to earn the respect and trust of our loyal shareholders, our valued customers, and our dedicated CSGers all around the world who bring this magic to life every day.

Wishing you each peace, joy, and tremendous success in 2023!

Best Regards,

Brian A. Shepherd

President and Chief Executive Officer

CSG SYSTEMS INTERNATIONAL, INC. 2023 PROXY STATEMENT	2

Notice of Annual Meeting of Shareholders

May 17, 2023

8:00 a.m. Mountain Daylight Time (MDT)

We will hold a virtual shareholders meeting at www.virtualshareholdermeeting.com/CSGS2023

Agenda:

1.

To elect four Class II Directors;

2.

To approve, on an advisory basis, the compensation of our named executive officers;

3.

To approve, on an advisory basis, the frequency of advisory votes on the compensation of our named executive officers;

4.

To approve an amendment and restatement of our Amended and Restated 2005 Stock Incentive Plan;

5.

To approve an amendment to the Restated Certificate of Incorporation to limit the liability of certain officers of the Company as permitted by Delaware law;

6.

To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2023; and

7.

To transact any other business that properly comes before the meeting or any adjournment or postponement of the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 17, 2023:
The proxy statement and our Annual Report on Form 10-K are available at www.proxyvote.com.

Record date:

The Board of Directors has fixed the close of business on March 22, 2023, as the record date for determining the shareholders who are entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. All shareholders are cordially invited to attend the virtual meeting. There will be no physical location for shareholders to attend.

During the virtual meeting, you may vote your shares electronically. You may also submit questions in advance. Any previously submitted questions pertinent to meeting matters that cannot be answered during the meeting due to time constraints will be posted online and answered at the “Investor Relations” section of our website at https://ir.csgi.com/investors/default.aspx.

If you plan to attend the meeting online, you will need the 16-digit control number included in your Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”), on your proxy card, or on the voting instructions that accompany your proxy materials. The meeting will begin promptly at 8:00 a.m. MDT. Online check-in will begin at 7:45 a.m. MDT and you should allow ample time for the online check-in procedures.

For information about attending the meeting, submitting questions in advance, voting, or getting technical support, see Questions and Answers About the 2023 Annual Meeting and Voting.

By Order of the Board of Directors of CSG Systems International, Inc.

Rasmani Bhattacharya
Secretary
April 3, 2023

HOW TO CAST YOUR VOTE You can vote by any of the following methods:

Internet (www.proxyvote.com) until 11:59 p.m. ET on May 16, 2023	By telephone (1-800-690-6903) until 11:59 p.m. ET on May 16, 2023	By mail Complete, sign and return your proxy by mail by May 16, 2023	Online at the meeting Shareholders of record may vote during the meeting by visiting our annual meeting website.
WE ENCOURAGE YOU TO SUBMIT YOUR PROXY WELL IN ADVANCE OF THE ANNUAL MEETING, EVEN IF YOU PLAN TO ATTEND.
CSG SYSTEMS INTERNATIONAL, INC. 2023 PROXY STATEMENT	3

TABLE OF CONTENTS

Proxy Summary	5
Corporate Governance and Board of Directors	10
Overview	10
Board Leadership Structure	10
Risk and Compliance Oversight	10
Risk Management Structure and Responsibilities	12
Annual Board Evaluation Process	12
Board Refreshment Policies	13
What We Look for in Director Nominees	13
Board Committees	15
ESG Practice	17
Director Attendance at Meetings	20
Communications with the Board	20
Other Board Information	20
Human Capital Management	21
Proposal 1 — Election of Directors	27
Nominees for Class II Directors	27
Class III Directors — Term to Expire in 2024	29
Class I Directors — Term to Expire in 2025	30
Beneficial Ownership of Common Stock	32
Principal Shareholders	32
Directors and Executive Officers	32
Compensation of Directors	34
2022 Director Compensation	35
Share Ownership Policy	35
Delinquent Section 16(a) Reports	36
Executive Compensation Discussion and Analysis	37
Compensation Discussion and Analysis	38
Executive Summary	38
Key Governance and Compensation Practices	41
How the Compensation Committee Determines Executive Compensation	42
2022 Compensation	43
Clawback Policy	48
Anti-Hedging and Anti-Pledging Policy	48
Other Considerations	48
Report of the Compensation Committee	50
Proposal 2 — Advisory Vote to Approve the Compensation of Our Named Executive Officers	51
Executive Compensation Tables	52
2022 Summary Compensation Table	52
2022 Grants of Plan-Based Awards	53
Outstanding Equity Awards at Fiscal Year-End	54
2022 Stock Vested	55
2022 Non-Qualified Deferred Compensation	56
Severance and Change in Control Benefits	57
Potential Payments Upon Termination of Employment Under the Executive Severance Plan	58
CEO Pay Ratio	62
2022 Pay versus Performance	63
Proposal 3 — Advisory Vote on the Frequency of Advisory Votes on the Compensation of Our Named Executive Officers	68
Proposal 4 — Approval of Amendment and Restatement of the CSG Systems International, Inc. Amended and Restated 2005 Stock Incentive Plan	70
Proposal 5 — Approval of an Amendment to the Restated Certificate of Incorporation	76
Proposal 6 — Ratification of the Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm for Fiscal 2023	78
Report of the Audit Committee	80
Related Party Transactions	81
Questions and Answers about the 2023 Annual Meeting and Voting	82
Shareholder Proposals	87
Householding	88
Annual Report on Form 10-K and Other SEC Filings	89
Other Matters	90
Appendix A — Amended & Restated 2005 Stock Incentive Plan	91
Appendix B — Certificate of Amendment of Restated Certificate of Incorporation	104

CSG SYSTEMS INTERNATIONAL, INC. 2023 PROXY STATEMENT	4

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Proxy Summary

This summary highlights information contained in this proxy statement. It is intended to assist you in your review of the proposals to be acted upon at the meeting, and to provide key information about CSG Systems International, Inc. (“we”, “us”, “our”, “CSG”, or the “Company”). To find more complete information on any specific topic, please refer to the Table of Contents on the previous page.

2023 Annual Meeting

Date and Time	Virtual Meeting	Record Date
May 17, 2023 8:00 a.m. Mountain Daylight Time	www.virtualshareholdermeeting.com/CSGS2023	March 22, 2023

These proxy materials are first being made available to shareholders starting on or about April 3, 2023.

Proposals to be Voted Upon

Proposal	Board Recommendation	Page Number For More Information
1. To elect four Class II directors	FOR Each Nominee	27
2. To approve, on an advisory basis, the compensation of our named executive officers	FOR	51
3. To approve, on an advisory basis, the frequency of advisory votes on the compensation of our named executive officers	FOR Every Year	68
4. To approve an amendment and restatement of our Amended and Restated 2005 Stock Incentive Plan	FOR	70
5. To approve an amendment to the Restated Certificate of Incorporation to limit the liability of certain officers of the Company as permitted by Delaware law	FOR	76
6. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2023	FOR	78

CSG SYSTEMS INTERNATIONAL, INC. 2023 PROXY STATEMENT	5

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Assuming the four nominees are elected, our Board of Directors (the “Board”) will have the following ten members at the conclusion of the 2023 Annual Meeting of Shareholders (“Annual Meeting”).

OVERVIEW OF DIRECTOR SKILLS AND EXPERIENCE

Name	Age	Director Since	Occupation	Independent	Committees	Term Expires
Class II Nominees
RACHEL BARGER	45	2022	Senior Vice President, Americas Sales at Cisco Systems, Inc.		SSG	2026
DAVID G. BARNES	61	2014	Chief Financial Officer of Trimble Inc.		Audit (C)	2026
DR. RAJAN NAIK	51	2018	Chief Strategy Officer for Motorola Solutions, Inc.		SSG	2026
HAIYAN SONG	57	2020	Former Executive Vice President and General Manager at F5 Networks		Compensation SSG	2026
Continuing Directors
GREGORY A. CONLEY	68	2021	Director on the Board of TTEC Holdings and Travelport		Compensation	2025
RONALD H. COOPER	66	2006	Retired, former President and CEO of Clear Channel Outdoor Americas, Inc.		Audit	2025
MARWAN H. FAWAZ	60	2016	Former Executive Advisor to Google and Alphabet, Inc.		SSG (C)	2025
BRIAN A. SHEPHERD	55	2021	President and CEO of CSG			2024
SILVIO TAVARES	51	2020	President and CEO of VantageScore and Chairman of the Board of Digital Commerce Alliance		Audit Compensation(C)	2024
TSE LI “LILY” YANG	50	2021	Chief Financial Officer of Strava, Inc.		Audit	2024

Overview of Director Skills and Experience

CSG SYSTEMS INTERNATIONAL, INC. 2023 PROXY STATEMENT	6

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Director Independence and Diversity

The Board currently consists of eleven directors. Mr. Sica has informed the Company that he will retire in connection with the Annual Meeting and therefore, assuming the four nominees are elected, following the Annual Meeting, the Board will consist of ten directors.

The Board has determined that each director except Mr. Shepherd, our President and CEO, is an “independent director” as defined in the applicable rules of The Nasdaq Stock Market, Inc. (“Nasdaq”) and applicable rules and regulations of the Securities and Exchange Commission (“SEC”). We believe that having a Board consisting of predominantly independent, experienced directors with independent oversight by a non-executive Chair (as described below) is in the best interests of the Company and its shareholders.

It is critical that we recruit and nominate independent directors who help achieve the goal of a well-rounded, diverse Board that functions respectfully as a unit. Our Board includes directors who have historical institutional knowledge of the Company and the markets we serve, complemented by newer directors who bring diversity of experience, perspectives, qualifications, and leadership to address the issues facing the Company. Over the past few years, our Board has made a concerted effort to recruit new directors to achieve the right blend between experience and continuity and new perspectives, including with respect to gender, racial, and ethnic diversity. For our directors whose terms of office will continue after the Annual Meeting, assuming the four nominees are elected, the following charts represent director independence, tenure, and diversity.

Total Number of Director	10
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	7	—	—
Part II: Demographic Background
African American or Black	—	1	—	—
Alaskan Native or Native American	—	—	—	—
Asian	2	1	—	—
Hispanic or Latinx	—	—	—	—
Middle Eastern	—	1	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	4	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	1	—	—	—
Did not disclose demographic background	—	—	—	—

CSG SYSTEMS INTERNATIONAL, INC. 2023 PROXY STATEMENT	7

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Company Overview and Business Strategy

CSG is a leader in innovative customer engagement, revenue management, and payments solutions that make ordinary customer experiences extraordinary. Our cloud-first architecture and customer-obsessed mindset helps companies around the world launch new digital services, expand into new markets, and create dynamic experiences that capture new customers and build brand loyalty. For 40 years, CSG’s technologies and people have helped some of the world’s most recognizable brands solve their toughest business challenges and evolve to meet the demands of today’s digital economy with future-ready solutions. With over 5,700 employees around the globe, CSG is the trusted technology provider for leading global brands in telecommunications, retail, financial services, and healthcare. Our solutions deliver real world outcomes to more than 900 customers in over 115 countries.

Our award-winning solutions are built on proven public and private cloud platforms, available out-of-the-box, custom, or through end-to-end managed services.

Specifically, our SaaS solutions help our customers:

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Improve customer engagement and reduce churn;

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Reduce operating expenses and run their businesses more efficiently;

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Quickly launch new digital services; and

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Enter new markets and compete and win in an ever-changing global marketplace.

2022 Business Highlights

2022 was a strong year for CSG, proving the health and resilience of our business. We reported profitable operating results and continued to execute upon our strategic initiatives. Key highlights include the following:

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Generated $1.09 billion in revenue and grew revenue by 4% year-over-year, with the majority driven by organic growth

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Expanded our leadership position in the North American PayTV and broadband market by continuing to deepen our relationships with these customers and deploy new solutions

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Largely completed the migration of approximately 14 million Charter Communications subscribers to CSG’s platforms from a competitor’s product

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Strengthened our position as a top challenger brand in the wireless and telecommunications revenue management market with several large, new customer successes including one of our largest telecommunications wins in our history with a service provider in the Caribbean and Latin America

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Continued our industry diversification efforts by increasing revenue from verticals outside the CSP industry to approximately 26% of our revenue

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Grew annual contract value sales bookings by double digits in full-year 2022, as our global sales team continues to win in the market

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Secured 90%+ visibility into our revenue over the next twelve months

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Drove innovation and technology leadership with $138 million of research and development investments to enable a growing list of companies around the world to provide a more personalized customer experience while monetizing new digital products and services

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Returned $122 million to shareholders through a combination of $34 million in quarterly dividend payments and $88 million in common stock repurchases under a stock repurchase program and increased our 2022 dividend by 6% from the prior year, representing our 10th consecutive year of increasing our dividend payout

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Governance Practices

Our corporate governance practices, summarized below, are reviewed regularly. We believe they reflect best practices.

Board-level oversight through the Sustainability, Social Responsibility, and Governance Committee (“SSG”)	Meaningful director and executive share ownership guidelines with anti-hedging and anti-pledging policy
Majority voting for uncontested director elections and plurality voting for contested director elections	Limited perquisites or other benefits
Independent Chair of the Board	Annual independent director evaluation of the CEO
All directors are independent (other than our Chief Executive Officer)	Code of Ethics and Business Conduct applicable to directors, officers, and employees
Regular executive sessions of independent directors	Regular shareholder engagement to understand shareholders’ views and insights
Independent Audit, Compensation, and SSG Committees	Annual shareholder advisory vote on named executive officer compensation
Audit Committee is updated quarterly on accounting, audit, legal, compliance and cybersecurity matters	Limitations and guidelines regarding simultaneous service on other public company boards
Independent executive compensation consultant	Compensation recovery and clawback policy
Structured annual evaluation of the Board, its committees, and the individual directors, with an independent third-party expert engaged every other year	Limitations on compensation given to our named executive officers (to include no excise tax gross-ups) upon the occurrence of a change in control
Board engagement in long-term succession planning and talent management discussions	No evergreen provisions for equity plans

Compensation Highlights

Our compensation program is designed to attract and retain highly qualified executives and create incentive compensation opportunities aligned with our strategic goals, long-term shareholder value, and evolving competitive and governance practices.

Executive compensation highlights for 2022 include:

The portion of total target compensation based on the achievement of key financial and operational measures was 59% for our CEO and, on average, approximately 56% for our other named executive officers (“NEOs”);

The Company’s financial performance resulted in a 2022 annual performance bonus achievement at 58% of target with a positive 5% Diversity, Equity and Inclusion (“DEI”) modifier;

Of the votes cast on our 2022 say-on-pay proposal, 94.72% were in favor of our executive compensation program and policies; and

We outperformed on all of our 2021 performance-based long-term incentive (“LTI”) award’s objectives (revenue, non-GAAP earnings per share (“EPS”) and “impact minutes”), resulting in our NEOs earning an overall weighted achievement of 146.2% of the target shares.

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Corporate Governance
and Board of Directors

Overview

As described in this section, the Board has formalized several policies, procedures, and standards of sound corporate governance. We continue to monitor best practices and legal and regulatory developments with a view to refining our governance policies and procedures, as appropriate. The Board encourages you to visit the governance page on our website at http://ir.csgi.com/documents.cfm, which provides information about our corporate governance practices and includes the following documents:

◼

Board Committee Charters

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Code of Ethics and Business Conduct

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Corporate Governance Guidelines

◼

Share Ownership Policy

We will disclose on our website any amendments to our Code of Ethics and Business Conduct, or any waiver of a provision of our Code of Ethics and Business Conduct that is required to be disclosed under applicable SEC rules.

Information contained on, or accessible through, our website is not part of, or incorporated by reference in, this proxy statement.

Board Leadership Structure

The Board does not have a policy regarding separation of the roles of CEO and Chair of the Board, and believes it is in the best interests of the Company to determine the appropriate leadership structure based on current circumstances.

Mr. Cooper has served as Chair of the Board since 2022, and prior to his appointment as Chair, he served as the Vice-Chair of the Board. The Board has determined that an independent director serving as Chair is in our best interests at this time. Our Board believes that an independent director serving as Chair ensures that the independent directors have a significant role in the active oversight of our business, including overseeing risk management, setting agendas, and establishing Board priorities and procedures. In the future, if the Board believes it would be in the best interests of the Company and our shareholders, the Board may decide that one person should serve as both CEO and Chair of the Board.

Risk and Compliance Oversight

Overall Risk Approach

The Board is responsible for oversight of our risks, including establishing our risk appetite and overseeing our risk management framework. The Board recognizes that effective risk oversight is important to the success of our strategy and is an integral part of its fiduciary duties to the Company and our shareholders. The Board believes taking well-considered risk is a critical component of innovation and effective leadership, but also recognizes that imprudently accepting risk or failing to appropriately identify and mitigate risk could negatively impact our business and shareholder value. The Board therefore seeks to foster a risk-aware culture that conforms to an established risk appetite framework while encouraging thoughtful risk taking in pursuit of the Company’s strategic initiatives.

The Board exercises its risk oversight primarily through management, an Executive Risk Committee, and the Audit Committee, as described below. The Board believes our current leadership structure facilitates its oversight of risk by combining independent leadership through the Board and the Audit Committee, with an experienced Executive Risk Committee whose members have intimate knowledge of our business, industry, and challenges.

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Executive Risk Committee

The Executive Risk Committee — which is made up of our executive officers — is chaired and coordinated by our Chief Financial Officer.

Board Committee Oversight

The Audit Committee receives quarterly reports on risk-related matters from three primary sources:

◼

Our Chief Compliance Officer reports functionally to the Chief Legal Officer and administratively to the Audit Committee and prepares reports for the Audit Committee summarizing compliance risks, issues, and activities.

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Our Chief Information Security Officer reports on our information security governance program and related risks, issues, and activities.

◼

The Head of Internal Audit reports functionally to the Audit Committee and administratively to the Chief Financial Officer. The Head of Internal Audit prepares reports for the Audit Committee summarizing the results of internal audits and the related risks, issues and activities.

Our Compensation Committee and SSG Committee monitor risks in their respective areas of responsibility, and keep the Board informed of any specific risks through regular reports. In addition, the Board has a Cybersecurity Subcommittee to address specific cybersecurity matters.

Risk Assessment and Mitigation Program

We maintain a formal risk assessment and risk mitigation program that is administered by our Chief Financial Officer and Chief Legal Officer. Our executive officers, in conjunction with members of our Risk and Security organizations, review this program periodically throughout the year. This program has three goals: (i) identify those risks that are most likely to affect our business; (ii) assign individual executives to be responsible for monitoring and mitigating each of those risks; and (iii) provide a formal mechanism for the assigned executives to report back periodically on the adequacy and effect of mitigation efforts. The Audit Committee and the Board review the results of this program at each regularly scheduled meeting.

Information Security Governance Program

The following chart outlines our information security governance program structure and controls:

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Risk Management Structure and Responsibilities

The following chart outlines our risk management structure and responsibilities:

BOARD OF DIRECTORS
Oversees Major Risks
◼ Strategic and Competitive ◼ Financial	◼ Legal and Compliance ◼ Operational	◼ Cybersecurity ◼ Brand and Reputational

Audit Committee

Primary Risk Oversight

◼

Financial statement integrity and reporting

◼

Major financial and other business risk exposures

◼

Information security, technology, and privacy and data protection

◼

Risk management framework

◼

Legal and compliance

◼

Internal controls

Compensation Committee Primary Risk Oversight ◼ Compensation and performance evaluation of executive officers ◼ Incentive compensation programs

SSG Committee

Primary Risk Oversight

◼

Governance structure and processes

◼

Board performance

◼

Shareholder concerns (including sustainability)

◼

Independent director compensation policies and practices

◼

Succession planning for executive officers

◼

Environmental, Social and Governance

MANAGEMENT
Key Risk Responsibilities
◼ Operations identify and manage business risks	◼ Central functions design risk framework, including setting boundaries and monitoring risk appetite	◼ Internal audit provides independent assurance on design and effectiveness of internal controls and governance processes

Annual Board Evaluation Process

The Board is committed to a rigorous annual self-evaluation. The Chair of the SSG Committee coordinates an annual evaluation process that is conducted by an independent, third-party consultant every other year. Spencer Stuart, our consultant for 2021, surveyed the full Board and selected members of the management team to evaluate the performance and procedures of the Board and the Board Committees to determine whether they were functioning effectively. For 2022, the SSG Committee coordinated an internal evaluation building upon the areas identified in the previous year by Spencer Stuart. The results of the annual evaluation were reviewed by the SSG Committee and provided to the full Board for their consideration. Regular annual Board evaluations will continue to include a Board survey process.

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Board Refreshment Policies

The Board does not have a mandatory retirement age or term limits because we believe such fixed rules do not recognize the continuing contributions of directors who have developed experience with, and insight into, the Company. However, the Board understands there is value in regularly reviewing and, if appropriate, refreshing its composition and, as described herein, continually evaluates the effectiveness of its directors. To further our Board refreshment goals, Mr. Sica has indicated his intention to retire from the Board in connection with the Annual Meeting.

What We Look for in Director Nominees

In recommending nominees for election as directors, the SSG Committee reviews the present composition of the Board to determine if additional qualities, skills, and expertise would help the Board and its committees properly discharge their responsibilities. When there is a need, the SSG Committee utilizes the services of executive search firms with well-established board practices to help identify and recruit qualified director nominees. When identifying and assessing a candidate’s qualifications, the SSG Committee considers, among other things:

◼

the candidate’s independence, judgment, skills, background, and experience;

◼

the candidate’s ability and willingness to devote the required amount of time to serve as a Board member and as a member of one or more Board committees;

◼

the candidate’s other business and professional commitments and potential conflicts of interest; and

◼

the number and type of other boards on which the candidate serves.

Although we do not currently have a written policy on diversity, the SSG Committee also values and seeks diversity when recruiting and nominating directors. We define “diversity” in its broadest sense and believe it encompasses many attributes, including background, experience, skills, substantive expertise, gender, ethnicity, geography, and education. Our Board is particularly interested in assembling a group of directors who represent our customers and also have experience in operations, finance, accounting, marketing, human resources, sales, and domestic and international business—particularly in the technology and communication service provider and related industries. We also consider whether nominees are active or retired executive officers of public or private companies and whether they have ever served on the board of a public company.

We expect Board members to display the personal attributes necessary to be effective directors: integrity, sound judgment, independence, ability to operate collaboratively, and a fiduciary commitment to the Company and our shareholders. We believe the current members of our Board have a diverse set of business and personal experience, backgrounds, and expertise, and that they all share the personal attributes described above.

The following chart outlines the areas of expertise that each continuing director on the Board possesses. For more information, please see the directors’ biographies, which begin on page 27.

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Board of Directors

SKILLS & EXPERIENCE

Name	Accounting/ Financial Management	Corporate Governance	Cyber- security	Executive Leadership	Global Business	Human Capital Management	Marketing / Sales	Mergers / Acquisitions	Strategy	Technology/ Innovation
Rachel A. Barger
David G. Barnes
Gregory A. Conley
Ronald H. Cooper
Marwan H. Fawaz
Dr. Rajan Naik
Brian A. Shepherd
Haiyan Song
Silvio Tavares
Tse Li “Lily” Yang

New Director Since the Last Annual Meeting

The Board engaged a third-party search firm, Heidrick & Struggles, in its search for new director candidates. As part of its engagement, Heidrick & Struggles identified Rachel Barger as a nominee for director, and in August 2022 the Board appointed Ms. Barger as a new director. Ms. Barger is the seventh new independent director to join our Board in the past five years. We believe the appointment of these new directors demonstrates our ongoing emphasis on good corporate governance, as we continue to refresh the talent, skills, diversity, and experience that are represented by the members of our Board.

Ms. Barger adds tremendous depth with her experience in Asia, Europe and the Americas leading large, growth focused teams. She has been at Cisco Systems, Inc. since October 2020, and in May of 2022, was named Senior Vice President, Americas Sales responsible for overseeing the largest of the company’s three sales geographies with over 5,000 employees across 17 countries. She served as a President and Managing Director Southeast Asia, Chief Operating Officer Asia Pacific Japan, and Regional VP of Sales at SAP from 2016 through 2020. Prior to these roles, Ms. Barger was a General Manager for the EMEA Region and a Vice President of Global Strategic Accounts at Lithium Technologies.

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Shareholder Recommendations

The SSG Committee will consider director recommendations by our shareholders in the same manner that the committee considers other director candidates. A shareholder who wishes to make a recommendation should submit the recommendation in writing to the Secretary of the Company indicating the proposed nominee’s qualifications and other relevant biographical information and providing written confirmation that the proposed nominee consents to serve as a director if nominated and elected. Our Secretary will forward qualifying recommendations from shareholders to the Chair of the SSG Committee for further review and consideration. For shareholders who wish to nominate a director at a meeting, our bylaws provide that shareholder nominations for election to the Board are subject to certain advance notice and informational requirements. See Shareholder Proposals for additional requirements and information. Shareholders may obtain a copy of the relevant bylaw provisions from our Secretary at CSG Systems International, Inc., 169 Inverness Drive West, Suite 300, Englewood, Colorado 80112.

Board Committees

The charters for all three of the Board’s standing committees are available on our website at http://ir.csgi.com/documents.cfm. All of the members of the Board’s committees are independent.

Director (1)	Audit Committee	Compensation Committee	Sustainability, Social Responsibility, and Governance Committee
Rachel A. Barger
David G. Barnes	C
Gregory A. Conley
Ronald H. Cooper
Marwan H. Fawaz			C
Dr. Rajan Naik
Brian A. Shepherd
Frank V. Sica
Haiyan Song
Silvio Tavares		C
Tse Li “Lily” Yang
C	Chair	Member	Audit Committee Financial Expert
(1)

Mr. Sica has indicated his intention to retire in connection with the 2023 Annual Meeting. He will remain on the Compensation Committee through the 2023 Annual Meeting. Mr. Cooper resigned from the Compensation Committee on May 18, 2022. Former directors, Janice Obuchowski and Don Reed, resigned from the Audit Committee on May 18, 2022.

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Audit Committee

Number of Meetings in 2022: 6

The Audit Committee’s primary purposes are to oversee our accounting and financial reporting processes, the audits of our financial statements, and our risk and compliance management programs, including cybersecurity. All members of the Audit Committee satisfy all Nasdaq and SEC requirements applicable to audit committee members, and all members of the Audit Committee are “independent” as defined by the SEC and Nasdaq rules and regulations. The Board has determined that Mr. Barnes, Mr. Cooper, Mr. Tavares, and Ms. Yang are “audit committee financial experts” as defined by applicable SEC rules.

Compensation Committee

Number of Meetings in 2022: 7

The Compensation Committee’s primary purposes are to review and recommend management compensation and benefit policies, evaluate the performance of and recommend the compensation of our executive officers. In addition, the Compensation Committee has independent authority to administer and grant equity awards under our equity plans and annual performance bonuses for executive officers. The Compensation Committee is also responsible for ongoing oversight and evaluation of our compensation policies and practices for employees generally as they relate to risk management. The Compensation Committee may delegate any of its responsibilities to a subcommittee or the Chair of the Compensation Committee. The Compensation Committee may also delegate to one or more of our officers the authority to grant awards to non-executive officers and employees under our equity compensation plans. In 2022, the Compensation Committee delegated to the CEO the authority to grant equity awards to non-executive officers and other employees.

All members of the Compensation Committee satisfy all Nasdaq and SEC requirements applicable to compensation committee members, and all members of the Compensation Committee are “independent” as defined by the SEC and Nasdaq rules and regulations.

Determining Executive Officer Compensation and Use of Independent Executive Compensation Consultants

To assist the Compensation Committee with its responsibilities, the Compensation Committee retains an independent executive compensation consultant, consults with our CEO (other than with respect to compensation decisions for the CEO) and our Chief Experience Officer, and draws upon the extensive business experience of its members. The Compensation Committee directs the independent executive compensation consultant to prepare a comprehensive formal assessment of the competitiveness of our executive officer compensation program, including a comparison of the principal components of our program (base salaries, performance bonuses, and equity awards) and other compensation program elements with those of a peer group of other public companies as well as industry practices. The Compensation Committee considers this assessment and other data provided by the independent executive compensation consultant in arriving at its decisions or recommendations to the Board with respect to base salaries, performance bonuses, long-term incentives, and other compensation program elements for our executive officers. For additional information about our executive compensation program, processes, and procedures, see Compensation Discussion and Analysis.

The Compensation Committee periodically evaluates the qualifications of its independent executive compensation consultant. During 2022, Exequity provided executive compensation guidance to the Compensation Committee from January through May. Beginning in June 2022, the Compensation Committee transitioned and engaged Semler Brossy, a national compensation consulting firm. Both Exequity and Semler Brossy reported directly to the Compensation Committee Chair, and also coordinated with management for data collection and other work streams as directed by the Committee. Neither Exequity nor Semler Brossy provided any other services to us in 2022.

During 2022, the Compensation Committee requested information from Exequity, Semler Brossy, our executives, and our Board members in order to assess the independence of both of the Compensation Committee’s executive compensation consultants and to determine whether their work raised any conflict of interest. Based on the information provided, the Compensation Committee determined that both Exequity and Semler Brossy were independent and that their work did not raise conflicts of interest.

Determining Non-Employee Director Equity Awards

The Compensation Committee considers relevant information provided by the independent executive compensation consultant and the recommendations of our SSG Committee and the Board as it relates to awarding of equity to our non-employee directors.

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Risks Related to Compensation Policies and Practices for All Employees

The Compensation Committee does not believe that risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on the Company. A number of the factors considered by the Compensation Committee when it develops executive compensation recommendations have the effect of mitigating risk. Additionally, executive officers and senior management regularly review our employee compensation policies and practices, including the elements of our compensation programs, to determine whether any element or program design encourages excessive risk taking.

For more information about the factors the we consider that reduce the likelihood of excessive risk taking, see Risk and Compliance Oversight and Compensation Discussion and Analysis.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is or has been an officer or employee of CSG, and no executive officer of CSG has served on the compensation committee (or its equivalent) or board of any company that employed any member of our Compensation Committee or Board during fiscal year 2022.

Sustainability, Social Responsibility, and Governance Committee

Number of Meetings in 2022: 5

The SSG Committee’s primary purposes are to identify individuals qualified to become Board members; recommend to the Board nominees for election as directors; recommend directors for appointment to Board committees; evaluate the Board’s performance in conjunction with the formal and structured annual Board evaluation process; review and recommend the compensation of our directors; review management succession planning; oversee and support company commitments to SSG and other public policy initiatives as they pertain to business objectives and long-term strategy; and develop and recommend for Board approval our Corporate Governance Guidelines and Code of Ethics and Business Conduct.

All members of the SSG Committee are “independent” as defined by the SEC and Nasdaq rules and regulations.

ESG Practice

CSG recognizes it must operate responsibly and sustainably to support the company’s goal to envision, invent, and shape a better, future-ready world by doing what’s right for shareholders, customers, employees and the communities where they operate. The Company is committed to strong corporate governance policies and management of environmental, social, and governance (“ESG”) practices that focus on employees and culture, social responsibility, and environmental stewardship.

We recently published our inaugural Global Impact Report to highlight CSG’s commitment to a purpose-driven culture. CSG received our first “Prime” ESG rating from Institutional Shareholder Services (“ISS”) and earned two ESG rating upgrades from MSCI with our current AA rating. We also released our inaugural Sustainability Accounting Standards Board (“SASB”) report in 2022 and issued our first Task Force on Climate-Related Financial Disclosures (“TCFD”) report in early 2023.

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ESG Highlights

Environmental

CSG recognizes that it has a responsibility to the environment beyond legal and regulatory requirements. We are committed to reducing our environmental impact as part of our ongoing business strategy and operating methods, and working towards establishing specific goals that align with Greenhouse Gas (“GHG”) Protocol and are consistent with the SASB and TCFD frameworks. We encourage customers, suppliers, and other stakeholders to do the same.

We also continue to reduce the consumption of water, electricity, and gas through improved processes and upgrades. We strive to reduce the quantity of non-hazardous materials sent to landfills by increasing reuse and recycling opportunities. We are committed to comply with and achieve all relevant domestic and international regulatory requirements, continually improve, and monitor environmental performance, incorporate environmental factors into business decisions, and increase employee awareness and training.

Social Responsibility
Diversity, Equity & Inclusion (“DEI”)

CSG is committed to building and nurturing a diverse, supportive, and inclusive work environment where individuality is valued, and our people can flourish and grow safely as their authentic selves. We believe our workforce should reflect the world in which we live, as well as our customers, and that we are stronger because of our differences. By embracing various backgrounds, attributes, experiences, and perspectives, we help our employees, customers, and communities thrive, while together, we work toward making social equity a reality.

To channel the power of all and make ordinary customer and employee experiences extraordinary, we are full steam ahead on our journey to achieve a globally diverse workforce where each person can thrive. Our journey has the full commitment of the Board and our executive leadership team, including our Chief Diversity and Social Impact Officer.

DEI Strategic Focus Areas

In 2022, we continued our DEI Assessment to better understand the experiences of employees of all different backgrounds and identify biases in our human capital practices. We are in the process of implementing practices, policies, and educational programs to reduce bias and mitigate its impact on the Company and our workforce.

The Board and our executive leadership team has been consistent in their engagement, support, and ownership of advancing DEI across the Company. Reporting on DEI progress and metrics is shared with the Board quarterly, in addition to oversight in the SSG Committee.

Leadership Accountability

The leadership team has demonstrated an unwavering commitment to making sustainable progress to create a globally diverse, equitable, and inclusive CSG. This commitment starts with the Board and their investment in social responsibility and our CEO, who has been a champion for all CSGers (current and future) to experience a culture where everyone belongs. Our leaders are committed to learning, creating action plans to improve metrics, and using data to measure progress. In 2022, leaders at the Executive Director and above levels attended Inclusive Leadership training, and those participants are invited to attend a quarterly forum that will continue throughout 2023.

We continue to invest time and resources in building more robust data and reporting infrastructure to ensure we can measure progress, identify areas to improve and allow greater visibility into our employee experience, including diversity and inclusion metrics. The senior leadership team now receives regular updates on a variety of metrics including representation, inclusion survey scores, DEI progress and employee feedback.

To further enhance our commitment to create a globally diverse, equitable and inclusive company, Leadership Action Plans have been developed for our NEOs and all Executive Vice Presidents. In addition, a 10% DEI modifier has been added to the 2023 short-term incentive bonus plan for our NEOs and all Senior Vice Presidents and above.

Talent & Workforce Diversity

We are committed to ensuring all people we attract, recruit, develop, and retain feel safe, valued, and heard. Our belief is that true inclusion means everyone is accepted and supported, so they can thrive at CSG. The global DEI team partners closely with the talent acquisition team and hiring managers on this front.

In 2022, we continued our partnership with Women in Cable Telecommunications Network, which provides leadership development, mentoring, and recruitment opportunities for women in media, entertainment, and technology. We also expanded partnerships with Blacks In Technology and Society of Women Engineers.

We set goals to diversify our talent pipeline and mitigate bias. Leveraging a new tool, we’ve scanned and removed gender bias language from more than 300 job descriptions. CSG also offers a Flexible First workplace philosophy, empowering the majority of our employees to choose when, where and how they work to achieve their full potential and drive business value.

Inclusion Programming & Employee Education

We continue to host a DEI Meet Up series which features internal and external speakers who deliver thought leadership and engaging discussion around a range of

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topics including International Women’s Day, Allyship in race-based conversations, and LGBTQIA+ and Disability Advocacy.

In early 2022, we formalized our inaugural Employee Belonging Groups (“EBGs”); WE LEaD, Aspiring Allies, and Pride. We also launched three additional EBGs by the end of the year; Black Culture Collective, Military, and Disabilities. These groups have hosted more than 20+ unique events and authored recurring internal blog posts aimed at increasing education and awareness, employee engagement, and volunteerism across the company. In October 2022, WE LEaD earned the Cablefax Diversity List award for Employee Resource Group of the year.

In 2023, we launched new mandatory DEI training for all employees, a quarterly Inclusion Lab in each of our regions, and continued our dynamic virtual and micro-learning opportunities.

We also launched CSG’s first Global DEI Council in 2022. This Council, made up of voices from employees around the globe, is already building a more inclusive culture by sharing their unique perspectives and experiences in discussing key inclusion and talent topics that matter most to our employees.

Social Responsibility & Impact

We are committed to making a bigger community impact by creating new opportunities and access for underrepresented groups, protecting the environment, and developing technology solutions that foster digital inclusivity. Our commitment starts with our employees being active within their local communities. We aspire to envision, invent, and create a better, more future ready world by channeling the power of all. CSG strives to align most of our social responsibility and impact activity with the United Nations Sustainable Development Goals.

To accomplish these goals, we are focusing on these key areas:

Expanding Our Community Impact

We support Community Based Organizations (“CBOs”) that provide underrepresented communities with the opportunity to participate, thrive, and make a lasting impact on the technology industry across the globe. We continue to expand our partnerships with CBOs like WeMakeChange and Girls Who Code, and establish new ones with Earthday.org, Blacks In Tech and Society of Women Engineers. In addition, we continue our commitment to CSG’s Global Day of Action, where we encourage every employee to spend a day of service in their community. CSG Employees are given two full days of Volunteer Time Off per year, that can be used at any time, for any cause.

We are proud to be a people-first organization. Our leaders and colleagues mobilized the Company to accelerate its community impact work and invested thousands of dollars across our global footprint in 2022. With more than 5,700 employees across the globe we are building a future-ready world for our customers, through our employees, and in service of the planet. CSG is committed to practicing social responsibility via volunteerism, seeking to give back where we live and work, and helping bridge the digital divide in underserved communities. CSG employees logged nearly 9,000 volunteer hours in 2022.

Enhancing Our Environmental Stewardship

With employees in over 20 countries and serving customers in approximately 115 countries, environmental stewardship is a vitally important focus area. We seek to work with partners that are committed to reducing and recycling waste, investing in green energy, and responsible sourcing to create a more sustainable future. Reducing global emissions is critical, and we are working towards disclosing our carbon footprint and have established a baseline to drive improvement in our environmental performance as part of our ongoing business strategy and operating methods.

Enabling Digital Inclusion

We strive to develop technological solutions that promote social progress and make navigating the digital world easier and more accessible. We also believe that diverse experiences and perspectives help bring out the best ideas, drive innovation, and achieve transformative results to benefit the clients we serve. We are committed to digital inclusivity, doing the right thing for the users of our products, and taking action to improve the accessibility of our digital products and services.

Governance

Our ESG Workgroup, with oversight by our Chief Diversity and Social Impact Officer, is comprised of leaders from key areas across the Company with responsibility for business operations aligned to our ESG focus areas. In 2022, we incorporated guidance from the SASB, TCFD, and the United Nations Global Compact. As we continue to evolve our ESG practice, we’re committed to sharing progress through our Global Impact Report in 2023 and beyond.

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Director Attendance at Meetings

During 2022, the Board held 15 meetings. All directors attended at least 75% of the aggregate of the total number of meetings of the Board (during the period for which he or she was a director) and of the committees on which they served (during the period that he or she served). In addition, during 2022, the Board held 4 executive sessions during which only independent directors were present. The Board expects to continue to conduct executive sessions limited to non-employee directors only, at least twice a year. Our non-employee directors may schedule additional executive sessions at their discretion.

Historically, most shareholders vote by proxy. Accordingly, directors are not required to attend our annual meetings. We expect, but do not require, employee director(s) to attend if their schedules permit, and non-employee directors are welcome to attend if they wish. All of our nominated directors and continuing directors attended our 2022 Annual Meeting, except for Frank Sica. The Board scheduled the Annual Meeting to coincide with a regular quarterly meeting of the Board so that all members attending such Board meeting could more easily attend the Annual Meeting.

Communications with the Board

We invite shareholders or any other interested party to send written communications to the Board or to individual Board members. Please send your letter in care of the Secretary of the Company at the address of our principal offices as shown on the first page of this proxy statement or via email to our Investor Relations Department at john.rea@csgi.com. Any letter that relates to accounting, internal accounting controls, or auditing matters will be forwarded to the Chair of the Audit Committee. All other appropriate letters will be forwarded to the entire Board or to the individual Board member(s) to whom they are addressed. If a letter relates to publicly available information about the Company or our stock, the Secretary will respond to the writer directly. If a letter is primarily commercial in nature or, in the Secretary’s opinion, relates to an improper or irrelevant topic, the Secretary will make a record of it, but will not transmit the communication to the Board.

Other Board Information

There are no family relationships between any of our directors or executive officers. There are no arrangements between any director, nominee, or executive officer of the Company and any other person pursuant to which such director, nominee, or executive officer was selected for such position. There are no material legal proceedings pending where any of our directors, officers, affiliates, or shareholders of more than 5% of our stock (or any associates of any of the foregoing) is a party adverse to the Company.

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Human Capital Management

Our Culture and People Philosophy

We believe that our culture and our people are competitive differentiators in the marketplace. As a result, our success is dependent upon our ability to attract, develop, and retain this talented, energized, and diverse stakeholder group. With that in mind, we have introduced a framework that outlines our ethos for how we serve not only our customers and each other, but the communities in which we operate.

Delivering on our greater purpose and mission at speed and scale, while delighting our customers and supporting our employees’ growth, well-being, and happiness requires a people and culture philosophy that accelerates sustainable growth and innovation across three pillars:

Leading the Future of Work	Winning with Talent	Growing@CSG

Our Flexible First workplace philosophy not only optimizes physical space, but fosters a diverse, industry-leading employee experience, by focusing on employee choice and flexibility. Today, the majority of our employees have the option to work from home and are empowered to choose when, where, and how they work to achieve their full potential and better integrate work and life. CSG provides both in-person and remote opportunities for employee connection and collaboration.

We attract and retain the best, most diverse global talent, accelerating time to productivity, togetherness, and engagement. CSG embeds diversity, equity, and inclusion considerations into our strategy to ensure our global employees thrive in a safe, inclusive environment. In addition to our already competitive pay and employee benefits package, we introduced many new benefits in 2022 that focus on the “whole person,” designed to promote mental and physical wellness.

We develop bold, agile, inventive employees and leaders by focusing on talent development and succession planning with broader cross-company and cross-unit rotations and promotions. In 2022, we expanded our curated and personalized learning platform and launched Career Hub where employees can browse open job postings, match their skills with roles they might be interested in, and receive custom learning pathways designed to help them reach for a new position.

We’re committed to honoring our employees’ power to choose—to choose their future, when and where to work, their growth path and opportunities, and to connect with others in the way that works best for them. Whether through our internal Career Hub, our CSG Degreed on-demand learning platform, our onboarding communities, our employee belonging groups, our two days of paid volunteer time off for every global employee—we support our people as they cultivate their whole selves in order to power a better experience for our customers, a better CSG, and a better, more future-ready world.

Employer of Choice

We believe that our culture and people are the key reasons our customers trust us to help them achieve their business goals. Every day, our success depends on the joyful determination of our greatest asset — our people. That’s why we are committed to being the global employer of choice for the best, most diverse global talent.

At CSG, employees trust the people they work for, take pride in what they do, and enjoy the company of the people they work with. Our workplace is characterized by great leadership, an exceptional employee experience, and sustainable financial performance. We are currently certified as one of India’s Best WorkplacesTM in IT and IT & Business Process Management (IT-BPM) in India, our second biggest global operation. This achievement recognizes CSG’s commitment to building and sustaining a high-trust, high-performance culture that allows each person to thrive.

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How We Lead

Our Commitment Starts at the Top

Leadership with authenticity, transparency, and integrity is the key to our success and shaping a better, future-ready world. Our CEO, Brian Shepherd, and our entire executive leadership team is passionate about being the employer of choice for the best, most diverse global talent. We show our commitment by providing an exceptional experience for our employees from application to alumni.

Our Board views our employees as our most critical asset, and regularly receives briefings on initiatives and innovations designed to advance the employee experience and further personal and professional growth. Our Board and executive leadership team work together to create an authentic, collaborative, and inclusive environment. We honor our commitment to diversity by having a designated Chief Diversity and Social Impact Officer. Our executive leadership team demonstrates their commitment to diversity, equity, and inclusion by tying a portion of their short-term incentive bonus to progress on diversity, equity, and inclusion metrics.

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Guiding Principles

At CSG, how we do things is just as important as what we do. Our Guiding Principles are based on a foundation of core values focusing on impact, integrity, and inspiration. Every coaching conversation, talent assessment, and succession planning session includes an evaluation of strengths and opportunities of each employee’s modeling of our Guiding Principles. Our performance management process includes both goal achievement and demonstration of the Guiding Principles in our day-to-day behavior, as equally important components of performance.

Authentic and Transparent Communication

Our open and direct communication approach connects employees to one another and to our business purpose. We meet employees where they are so that they have access to the information and resources that help them do their job, foster belonging, and understand how their contributions impact our culture and success. We provide forums for leaders and employees to interact, such as global town halls, all-hands meetings, round tables and small group meet ups. We also engage in live Q&A discussions with our employees and frequent “ask me anything” sessions with executive leadership.

Our CSG Employee Experience

At CSG, we strive to ensure our employee experience, from recruitment to alumni, enables personal and professional growth at all stages while ensuring well-being, safety, and inclusion.

Attract

Our global Talent Acquisition team focuses on finding candidates with the right skills who also live our Guiding Principles and exhibit the power of joyful determination. Working around the globe, our recruiters use technology—including our internal Career Hub—combined with the power of personal connection to find exceptional individuals, including sourcing strategies for underrepresented groups, a global internship program, and internal referrals.

Welcome

Our welcome program has evolved to accommodate a globally distributed team, with varying schedules and work locations. We greet new employees with welcome kits and assign them to an onboarding cohort and a CSG Connect ambassador. Providing access to resources provides a safe space for learning and growth and sets the tone for the authentic experience that each employee will contribute to in the years to come. Our investment in setting our people up for success has led to an 86% employee satisfaction rating of our onboarding experience in the first 90 days.

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Grow

At CSG, we are agile, bold, and inventive. We apply a learning and systems thinking mindset to strive for continuous improvement and efficiency gains as part of what we do every day.

Career Hub

We believe in creating an environment where our employees are constantly learning, developing, and growing—whether in their current roles, through community involvement, or by developing skills to take them to the next level or a totally different career path. All CSG employees have access to our internal talent marketplace, which allows them to browse open job postings, match their skills to roles they might be interested in, and receive curated learning pathways designed to help them develop the skills they need to take on more responsibility or move to an entirely different role. In 2022, 11% of open roles were filled internally.

Continuing Education

As part of our “whole person” philosophy, we encourage CSG employees to pursue higher education, whether or not related to their current roles. Our global Tuition Assistance Program provides an opportunity to receive funding for higher education goals at a wide range of accredited schools around the world.

DevOps For All

CSG’s Lean DevOps program provides learning and development opportunities to empower CSG teams with the knowledge and tools they need to work well together and provide value as we implement our enterprise-level DevOps Best Practices. This learning program leverages industry-leading methodologies while focusing specifically on how those methodologies can be applied at CSG. The program creates consistency, alignment, and a common understanding of CSG’s industry-leading DevOps methodology and culture.

Lead
Developing Coaches

At CSG, we believe we are at our best when we bring our authentic selves to work. When our leaders are trained to coach and develop employees to be visionaries for the future of CSG, our customers, and our communities, we all win as part of a Servant leadership mindset.

In 2022, we launched a refreshed Ignite Leadership course for all frontline managers. Ignite Leadership provides a foundation for our philosophy of coaching the whole person, leading inclusively, and improving communications between leaders and their teams. Ignite Leadership’s Level-Up series for leaders at the Director level and above provides webinars and peer-led coaching sessions on critical leadership skills, such as cultivating resilience, emotional intelligence, and effective coaching. The Skill-Up series for all managers develops tactical leadership skills, such as hiring for potential, conducting effective performance reviews, and effective onboarding.

We believe that our agile and inclusive approach to leadership development will enable us to drive a coaching culture throughout the organization and is designed to ensure our teams are set up for success, both personally and professionally.

CSG’s Keystones of Leadership

Leadership at CSG is multi-dimensional and focused on the concepts of “Leading Self, Leading the Team and Leading the Business.” We believe strong leaders are first and foremost self-aware and purposeful in continuous improvement and development—both personally and professionally. Our leaders are expected to demonstrate the core values represented by our Guiding Principles coupled with a Leadership Keystones framework.

Five Leadership Keystones

Deliver fantastic results in a constrained world

Ignite positive energy and collaboration

Create a compelling strategic vision

Develop strong, diverse teams

Build an inclusive, people-centered culture

We understand the significant responsibility we have to lead our teams to deliver on results while demonstrating respect for one another. Leaders at CSG focus on strategic objectives that advance the goals of the organization and provide visions that inspire everyone.

Investing in the Development of Diverse Leaders

We provide support systems to help all employees advance in their careers. This includes developmental opportunities that provide a clear path for growth of women and People of Color in our leadership ranks.

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Internship Program

Designed for students enrolled in undergraduate programs, our global internship programs focus on developing technical and business skills, while providing mentorship through real work experience in various locations around the world. We recruit interns from all fields of study, including computer science, engineering, marketing, sales, human resources, communications, and business. From day one, students are immersed in real projects, collaborating with some of the best and brightest in the industry and gaining experience to power their careers and personal growth.

Include

We cultivate the best culture by starting with Inclusion, where the thoughts, perspectives, and ideas of all individuals are respected and valued. Our approach emphasizes meeting the needs of all employees beyond psychological and physical safety, where all groups have equal access and opportunity.

One key lever to our approach in 2022 was the establishment of our six Employee Belonging Groups (“EBGs”), which facilitated our ability to foster more courageous conversation, learning, and connection across CSG. See the ESG Practice section for additional details on our EBGs.

We’ve continued our celebration of culture and heritage across the globe to build awareness of days, months, and people of significance in every region throughout the year to build community and elevate the employee experience and identity.

Our annual Inclusion Survey gives us an opportunity to learn more about the rich diversity of our global workforce, their experiences, and perception of our culture. In 2022, 76% of CSGers responded yielding gains in overall belonging for both women (globally) and People of Color (US), while maintaining our organization-wide inclusion score from the previous year. An intentional focus on womens’ experiences and development globally, including the continued expansion of our WE LEaD (women-focused) EBG, supported increases across eleven scoring categories including feeling safe to address concerns and feeling like their opinions count. In October 2022, WE LEaD earned the Cablefax Diversity List award for Employee Resource Group of the year.

Scoring increases for People of Color (US) were seen across every category, including feeling like a valued teammate and being part of a collaborative culture. An intentional focus on the experience of People of Color was facilitated in part by our EBGs, for example, our Aspiring Allies, Pride, and Black Culture Collective EBGs collaborated on a handful of global employee conversations specific to race and advocacy. We have set goals to continue improving the results of our Inclusion Survey each year. The feedback from the survey informs how we address each stage of the employee life-cycle starting with attracting talent and our welcoming program.

Reward

Our total rewards package combines market competitive pay and benefits for all of our employees. This includes our base pay, short- and long-term incentives, and competitive health and welfare benefits, including paid parental leave, two paid days of volunteer time off, paid time off, and retirement benefits.

Long-Term Incentives

We make significant yearly grants of discretionary equity awards in the form of restricted stock or restricted stock units to individuals other than our executive leadership to create an opportunity for CSGers to share in our Company’s success and the value we create together.

Pay Equity

Our goal is to ensure equitable pay by role and level while supporting pay for performance. We are constantly evaluating our pay to ensure equity and consistent treatment through pay equity audits and random checks throughout our compensation cycle. We are committed to:

Education for all managers and employees about fair pay practices and reducing unconscious bias in pay decisions;

Transparency in our compensation philosophies and awards; and

Designing our hiring, promotion, and compensation decisions to promote pay equity.

We do not request current or past salary information on our employment applications. In addition, we believe that transparency in compensation decisions and pay ranges is critical to promoting fair pay, and as such, we post salary ranges for all U.S. job postings.

Recognition

Employee recognition is a foundational aspect of everyday life at CSG, helping us bring our teams together to celebrate big wins and everyday moments. Over the years, CSG has created an environment that encourages moments of thanks through formal and informal programs. Our goals are to:

Foster a culture of appreciation and gratitude;

Celebrate moments that matter, both personally and professionally; and

Applaud those living our Guiding Principles.

Identify and reward exceptional performance

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Our approach to employee recognition is fluid and agile. Rather than creating a one-size-fits-all program for the entire Company, we provide flexibility and options to allow for a more meaningful experience for our people. We provide standard, formal recognition opportunities through a corporate managed program, while at the same time encouraging our regional/functional partners to create programs that are meaningful to them.

Be Well

An important part of our “whole person” philosophy is being mindful of the well-being of our employees and their families. To that end, we provide health benefits and services and sponsor other initiatives designed to promote mental and physical wellness.

Health Insurance

CSG’s competitive benefits provide choices to meet the diverse needs of our employees. In the U.S., we offer a choice of medical coverage plans as well as prescription drug, dental, vision, life insurance, disability coverage, and a variety of voluntary benefits. CSG covers most of the cost of medical coverage, including 100% of the cost for in-network preventive care, annual physicals, or wellness exams.

We also provide easy access to Telehealth to ensure employees have safe and convenient access to healthcare. Globally, we offer comprehensive and market competitive health and welfare benefits in each country where we have employees.

Parental Leave

In the U.S., CSG provides generous paid parental leave to all parents welcoming new children, including adoptive parents and gestational and surrogate carriers. We also offer a competitive adoption assistance program to reimburse employees for relevant costs of adopting a child.

Our global paid parental leave benefits vary according to local laws and regulations. We are committed to supporting new parents in their journey to define a new normal of work-life integration following the arrival of their bundles of joy through mentorship, coaching, and our Flexible First workplace philosophy.

Mental Health

The mental health of our employees is of the utmost importance. In addition to being transparent about the importance of mental health and sharing personal stories when possible to help destigmatize mental health issues, we provide our employees with global support to address mental health issues. We provide an employee assistance program (“EAP”) globally, that is available 24 hours a day, 365 days a year for free, professional, mental health resources, substance abuse support, and assistance for financial challenges and stress management.

Financial Literacy

The financial literacy of our employees is a priority for us. We offer training and frequent communications that provide access to a variety of resources, from basic to advanced concepts and topics, to meet the wide range of financial needs of our employees. In particular, CSGers have access to one-on-one support through our Retirement Plan record keeper to help them meet their individual financial goals.

Health and Safety

We are always mindful about the safety of our employees. Our global Employee, Health and Safety programs strive to provide all employees with not only a safe and healthy work environment but also with guidance and training. CSG complies with all applicable regulatory and legal requirements.

Wellness

We believe in openness and transparency about the importance of wellness and are constantly evaluating how best to support employees globally

Listening to Employee Feedback

To be more successful as a company, we must listen to and respond to employee feedback. We leverage a third party to solicit feedback on a recurring basis to understand and take action to improve employee experience, engagement, and satisfaction. Our annual survey gives the entire organization a chance to voice their opinion on matters such as what it’s like to work at CSG, what we do well, and what areas we can improve. In 2022, 84% of CSG employees responded.

Employee feedback is important, but how we respond to that feedback is equally critical. All managers act on survey feedback by enabling teams to transparently share results, have conversations about priorities, and plan how they will address issues raised. Action plans are tracked throughout the year and correlated with survey results in the next survey cycle.

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Proposal 1 — Election of Directors

The Board is divided into three classes with staggered terms. The terms of our Class II Directors will expire at the Annual Meeting.

The Board, upon recommendation of the SSG Committee, has nominated Ms. Barger, Mr. Barnes, Dr. Naik, and Ms. Song to be elected as Class II Directors at the Annual Meeting. In addition, Mr. Sica, a Class III Director, has announced that he is retiring in connection with the Annual Meeting and, as a result, the number of directors to serve on our Board following the Annual Meeting has been reduced to ten.

Unless a proxy is marked otherwise, the person acting under the accompanying proxy will vote to elect Ms. Barger, Mr. Barnes, Dr. Naik, and Ms. Song as the Class II Directors to serve until the 2026 annual meeting of shareholders. If a nominee declines or is unable to serve, then the person acting under the proxy may vote for the election of a substitute nominee selected by the Board, if any. We expect that all four nominees will be able to serve, and each of the nominees has consented to serve as a director.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE FOUR NOMINEES FOR CLASS II DIRECTOR.

The following information relates to the Board’s nominees for election at the Annual Meeting and to the other directors whose terms of office will continue after the Annual Meeting.

Nominees for Class II Directors

Rachel Barger
Age 45 Director Since: August 2022 Member of SSG Committee

Ms. Barger serves as Senior Vice President, Americas Sales for Cisco Systems, Inc. having previously been SVP, Global Enterprise Sales (2020-2022), President and Managing Director Southeast Asia (2020), Chief Operating Officer APJ (2018-2020), and Regional VP of Sales at SAP (2016-2018). Ms. Barger was a General Manager for the EMEA Region and a Vice President of Global Strategic Accounts at Lithium Technologies. She also held various senior positions for SAP Ariba from 2004-2013. Rachel holds an MBA from the Australian Graduate School of Management (UNSW) as well as a B.S. in Chemical Engineering from the University of Delaware. Rachel is the Global Sponsor for Women of Cisco and the executive sponsor for Cisco’s PRIDE ERO with a communities-focused impact. She is also a member of the Exceptional Women Foundation and a member of the Advisory Board for the Singapore Management University School of Computing and Information Systems.

Skills & Qualifications:

Industry & Innovation: Over 20 years of experience in Technology, Mining, Oil & Gas, Communication Service Providers, Manufacturing and Retail Industries; Experience in Enterprise Resource Planning, Digital Customer Engagement, Enterprise Networking, Cybersecurity, and Collaboration Technology

Experience: General management experience across the globe in Sales, Marketing, Ecosystem, Channel and Partner management, Customer Success and Adoption, Software Implementation, and Business Consulting Services

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David G. Barnes
Age 61 Director since: February 2014 Member of Audit Committee (Chair)

Mr. Barnes is Chief Financial Officer of Trimble Inc., a position he assumed in January 2020. Previously, he served as Executive Vice President, Global Operations of Stantec Inc., a publicly traded global provider of engineering, consulting, and construction services from 2016 through 2018. From 2009 through 2016, he served as Executive Vice President and CFO of MWH Global Inc., an employee-owned engineering and construction firm that was acquired by Stantec Inc. in 2016. From 2006 to 2008, he was Executive Vice President of Western Union Financial Services. From 2004 to 2006, Mr. Barnes served as CFO of Radio Shack Corporation, and from 1999 to 2004, he was Vice President, Treasurer, and U.S. CFO for Coors Brewing Company. Mr. Barnes holds an M.B.A. degree from the University of Chicago and a B.A. degree from Yale University.

Skills & Qualifications:

Industry & Innovation: Hands-on strategic, financial, and business development experience in emerging and mature markets at both domestic and global companies; Extensive experience in driving shareholder value in a variety of complex international businesses

Experience: Served as a member of senior leadership teams of large businesses in diverse industries, with a strong emphasis on finance and strategy development; Significant knowledge of public company governance functions, such as approval of annual budgets, compensation, and financial performance accountability mechanisms for key stakeholders

Dr. Rajan Naik
Age 51 Director since: August 2018 Member of SSG Committee Other public boards Sonim Technologies (February 2018 to February 2019)

Dr. Naik has been Chief Strategy Officer for Motorola Solutions, Inc. since 2016, where he is responsible for the corporate strategy organization, M&A, venture capital portfolio, and competitive and market intelligence. Prior to joining Motorola Solutions, Dr. Naik held the role of Senior Vice President, Chief Strategy Officer at Advanced Micro Devices (“AMD”), a provider of high-performance computing, graphics, and visualization technologies, for three years. From 2000 to 2012, Dr. Naik was a Partner at McKinsey & Company in the technology/media/telecom practice. Dr. Naik holds a B.S. degree in Engineering from Cornell University and a Ph.D. degree in Engineering from the Massachusetts Institute of Technology.

Skills & Qualifications:

Industry & Innovation: Broad experience across the technology industry, from semiconductors to enterprise software and hardware; Led multiple enterprise transformations in sales effectiveness, supply chain and product development

Experience: Responsibility for corporate strategy, M&A, CTO, and corporate venture capital at Fortune 500 enterprises; Significant technology M&A expertise with 40+ acquisitions

Haiyan Song
Age 57 Director since: January 2020 Member of Compensation and SSG Committees

Ms. Song most recently served as the Executive Vice President and General Manager, Security & Distributed Cloud of F5 Networks from 2021 to 2023. Prior to that, she served as Senior Vice President and General Manager of Security Markets for Splunk, Inc. from 2014 to 2020 and held engineering and general manager roles within Hewlett Packard’s ArcSight Business Unit from 2010 to 2014. Ms. Song was Vice President of Engineering & Product with ArcSight for five years, and joined Hewlett Packard when it acquired ArcSight in 2010. Ms. Song holds both M.S. and B.S. degrees in Computer Science from Florida Atlantic University. She also studied at Tsinghua University in China and completed the Stanford University Graduate School of Business Executive Program in General Management in 2012.

Skills & Qualifications:

Industry & Innovation: Nearly 30 years of experience in enterprise software, SaaS, and cybersecurity, familiarity with serving customers globally, particularly in Asian markets, among key industry verticals, and in both the private and public sectors, strong track record of building disruptive and industry-leading products; Named one of the 50 Most Powerful Women in Tech by the National Diversity Council in 2016

Experience: Served as a member of senior leadership teams across a wide spectrum of companies from startup to large businesses in software and cybersecurity industries; Incubated and grew new businesses and secured market share leadership, including building the security business at Splunk, Inc. from inception and scaling annual revenue to more than $1 billion

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Class III Directors — Term to Expire in 2024

Brian A. Shepherd
Age 55 Director since: January 2021

Mr. Shepherd was appointed President and CEO of CSG and a member of our Board in January 2021. He joined the Company in 2016 and, before becoming CEO, he was Executive Vice President and Group President of CSG, where he led the profit and loss function for the entire global organization. He also served as Executive Vice President and President of Global Broadband, Cable and Satellite Business from 2016 to 2017, where he focused on accelerating the growth and strategic direction of that unit. Mr. Shepherd received an M.B.A. degree from Harvard Business School and graduated from Wabash College with a B.A. degree in Economics.

Skills & Qualifications:

Industry & Innovation: Over 30 years of P&L leadership experience building wide and deep relationships with C-suite leaders, decision-makers, and policy influencers in many global industries, known for leading and growing profitable businesses engaged in enterprise SaaS and cloud-based platforms

Experience: Held executive roles at companies such as TeleTech, Amdocs, DST Innovis, and McKinsey & Company; Successfully led the acquisition and integration of over two dozen software, payments, analytic, and consulting companies; Brings extensive global P&L, sales, services and delivery, strategy, corporate development, and marketing expertise

Silvio Tavares
Age 51 Director since: May 2020 Member of Audit and Compensation (Chair) Committees Other public boards CPI Card Group (September 2016 to August 2018)

Mr. Tavares is the President and CEO of VantageScore, a leading national credit score and analytics company. He is also Chairman of the board of directors (and former President and CEO) of Digital Commerce Alliance, a leading global trade association for the digital commerce, payments, and fin-tech industries, since 2013. Previously Mr. Tavares was Senior Vice President and the Global Head of the Information Products Business Unit at Visa, Inc. from 2012 to 2013. Mr. Tavares was with First Data Corp. (now part of Fiserv) from 2006 to 2012 as Senior Vice President and the Head of the Global Information and Analytics Business Unit, and also held other senior finance roles. Mr. Tavares holds a J.D. degree from the Boston University School of Law, an M.B.A. degree from Boston College Carroll School of Management, and a B.S. degree in Electrical and Computer Engineering from Tufts University.

Skills & Qualifications:

Industry & Innovation: Senior executive in the payments industry for over 15 years including positions with Visa, First Data, and Digital Commerce Alliance; Authored over 15 issued or pending patents in payments, digital commerce, and analytics

Experience: Held executive management positions at several multi-billion-dollar public companies in the payments and analytics industries with a focus on digital commerce and scaling global business, independent board director, audit committee and chairman for public company experience, financial expert, capital markets attorney and investment banker roles

Tse Li “Lily” Yang
Age 50 Director since: February 2021 Member of Audit Committee

Ms. Yang is the Chief Financial Officer of Strava, Inc., where she is responsible for the finance, data analytics, and business strategy (since 2021). From 2017-2021, Ms. Yang was the Chief Accounting Officer for Pinterest, Inc. where she was instrumental in taking the company from late stage private to public in 2019. From 2015 to 2017, she served as Vice President of Finance and Accounting at Mediviation, where she was tasked with driving strategic growth and expansion before the company was acquired by Pfizer. Ms. Yang worked at Gilead Sciences from 2003 to 2015, finishing her tenure as Vice President and Corporate Controller. Ms. Yang holds a B.S. degree in Accounting and Managerial Information Systems from Boston University and is a Certified Public Accountant.

Skills & Qualifications:
	Industry & Innovation: Nearly 30 years of experience in diverse organizations across the technology, healthcare, and other high growth industries	Experience: Strong financial and accounting background with leadership experience in regulatory compliance, investment management, M&A, credit, and business risk

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Class I Directors — Term to Expire in 2025

Gregory A. Conley
Age 68 Director Since: October 2021 Member of Compensation Committee Other public boards TTEC Holdings (since April 2012)

Mr. Conley has served as a board member of TTEC holdings (Nasdaq: TTEC) since 2012, where he is the Chair of the Audit Committee and a member of the Compensation Committee, and is a board member of Travelport, a travel technology company, on which he has served since May 2019. Mr. Conley brings over 30 years of experience in the technology and software industries having served as CEO of Aha! Software, a privately held predictive analytics and cloud computing company, as CEO of Odyssey Group, a Switzerland-based technology services and software company, and as CEO of Verio, a leading global provider of hosting and network services. Prior to these roles, Mr. Conley was the CEO and a board member of Tanning Technology, Global General Manager of e-markets and Global General Manager of Travel and Transportation Industries at IBM, General Counsel and CEO of Galileo International (a predecessor company of Travelport) from 1989-1995, and an attorney at the law firm of Covington & Burling from 1983-1989. Mr. Conley holds a J.D. from Georgetown University and a B.S. in Electrical Engineering from Purdue University.

Skills & Qualifications:
Industry & Innovation: Over 30 years of experience in the technology and software industries

Experience: Has held the CEO position at numerous technology and software companies including Aha! Software, Odyssey Group, and Verio; Experience serving as director and audit committee chair of public company in the customer engagement sector

Ronald H. Cooper
Age 66 Director since: November 2006 Chair of the Board since: May 2022 Member of Audit Committee

Mr. Cooper is presently retired. He most recently served as the President and CEO of Clear Channel Outdoor Americas, Inc. (an outdoor advertising company) from 2009 through 2012. Prior to this position, he was a Principal at Tufts Consulting LLC from 2006 through 2009. Previously, he spent nearly 25 years in the cable and telecommunications industry, most recently at Adelphia Communications where he served as President and COO from 2003 to 2006. Before joining Adelphia, Mr. Cooper held a series of executive positions at AT&T Broadband, RELERA Data Centers & Solutions, and MediaOne and its predecessor, Continental Cablevision, Inc. He has served on various boards of directors and committees with the National Cable Television Association, California Cable & Telecommunications Association, Cable Television Association for Marketing, New England Cable Television Association, and Outdoor Advertising Association of America. Mr. Cooper holds a B.A. degree from Wesleyan University.

Skills & Qualifications:
Industry & Innovation: Nearly 25 years of experience in the communications industry at multiple enterprises

Experience: Significant experience in operational finance; Held executive management positions at several multi-billion-dollar corporations in telecommunications and other related industries, with a focus on risk assessment and mitigation, capital planning, M&A, and the linkage between finance and strategy; Held director and committee positions with various industry associations and non-profit boards of directors

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Marwan H. Fawaz
Age 60 Director since: March 2016 Member of SSG Committee (Chair) Other public boards Synacor, Inc. (March 2012- January 2021)

Mr. Fawaz is a former Executive Advisor to Google and Alphabet Inc. (since January 2019), after joining Alphabet as the CEO of Nest Labs, Inc in May 2016. He offers a wealth of knowledge and expertise developed from his time as Executive Vice President and CEO of Google/Motorola Mobility from 2012 to 2013 and Executive Vice President of Strategy and Operations and Chief Technology Officer of Charter Communications from 2006 to 2011. Earlier in his career, he served as Senior Vice President and Chief Technology Officer of Adelphia Communications from 2003 to 2006 and held leadership positions for other cable industry companies, including MediaOne. He was the founder and principal of Sarepta Advisors, a strategic advisory and consulting group supporting the technology, media, and telecommunications industries. Mr. Fawaz holds an M.S. degree in Electrical and Communication Engineering and a B.S. degree in Electrical Engineering, both from California State University at Long Beach.

Skills & Qualifications:

Industry & Innovation: More than 30 years of experience in the media, cable, telecommunications, and broadband industries, serving in a variety of executive positions with multiple large enterprises; Comprehensive understanding of the business practices and technology used by CSG’s largest customers

Experience: Served in multiple senior executive roles, with an emphasis in strategy, operations, and technology; Significant experience serving as a director of another public company and as an advisory board member to several large, global companies

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Beneficial Ownership of Common Stock

Principal Shareholders

The table below sets forth each shareholder known by us to own beneficially more than 5% of our outstanding common stock as of February 28, 2023.

Percentage ownership calculations for beneficial ownership are based on 31,242,717 shares outstanding at the close of business on February 28, 2023.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percentage of Common Stock Outstanding
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	5,747,239	(1)	18.40%
The Vanguard Group 100 Vanguard Boulevard Malvern, Pennsylvania 19355	4,135,327	(2)	13.24%
(1)

Based solely on the Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) with the SEC on January 26, 2023, by reason of advisory and other relationships with persons who own shares of our common stock, BlackRock may be deemed to be the beneficial owner of a total of 5,747,239 shares, with shared voting and dispositive power as to zero shares, sole voting power as to 5,584,010 shares, and sole dispositive power as to 5,747,239 shares.

(2)

Based solely on the Schedule 13G/A filed by The Vanguard Group (“Vanguard”) with the SEC on February 9, 2023, by reason of advisory and other relationships with persons who own shares of our common stock, Vanguard may be deemed to be the beneficial owner of a total of 4,135,327 shares, with shared voting power as to 57,254 shares, shared dispositive power as to 88,989 shares, sole voting power as to zero shares, and sole dispositive power as to 4,046,338 shares.

Directors and Executive Officers

The table below sets forth, to our knowledge, the beneficial ownership of common stock held by each director, executive officer, and NEO of the Company included in the 2022 Summary Compensation Table, individually, and by all directors and executive officers of the Company as a group, in each case, as of February 28, 2023.

Beneficial ownership is determined in accordance with SEC rules, which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and includes shares of common stock issuable upon vesting or exercise of equity awards within 60 days of February 28, 2023. The information is not necessarily indicative of beneficial ownership for any other purpose. Percentage ownership calculations for beneficial ownership are based on 31,242,717 shares outstanding at the close of business on February 28, 2023.

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Name	Total Shares of Common Stock Beneficially Owned(1)(2)	Percentage of Common Stock Outstanding
Rachel Barger	-	*
David G. Barnes	28,810	*
Elizabeth A. Bauer	42,515	*
Rasmani Bhattacharya	13,159	*
Gregory A. Conley	2,924	*
Ronald H. Cooper	41,778	*
Chad C. Dunavant	21,634	*
Marwan H. Fawaz	23,010	*
Kenneth M. Kennedy	156,238	*
Dr. Rajan Naik	17,010	*
David N. Schaaf	14,095	*
Brian A. Shepherd	326,255	1.04%
Frank V. Sica	30,060	*
Haiyan Song	10,692	*
Silvio Tavares	10,692	*
Hai Tran	31,031	*
Tse Li “Lily” Yang	6,596	*
All directors and executive officers as a group	776,499	2.49%
* Less than 1% of the outstanding common stock.
(1)

All of the shares reflected are shares of common stock and all persons listed have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws.

(2)

Includes restricted shares of common stock administered under the Amended and Restated 2005 Stock Incentive Plan of the Company, which have not vested and are itemized in the table below. Each holder of restricted shares may vote such shares but may not sell, transfer, or encumber such shares until they vest in accordance with the applicable restricted stock award agreement.

Name	Number of Restricted Shares That Have Not Vested as of February 28, 2023
Rachel Barger	-
David G. Barnes	2,924
Elizabeth A. Bauer	26,048
Rasmani Bhattacharya	13,159
Gregory A. Conley	2,924
Chad C. Dunavant	13,319
Ronald H. Cooper	2,924
Marwan H. Fawaz	2,924
Kenneth M. Kennedy	82,830
Dr. Rajan Naik	2,924
David N. Schaaf	7,589
Brian A. Shepherd	180,253
Frank V. Sica	2,924
Haiyan Song	2,924
Silvio Tavares	2,924
Hai Tran	31,031
Tse Li “Lily” Yang	2,924
TOTAL	380,545

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Compensation of Directors

After consultation with the Compensation Committee’s independent executive compensation consultant, including an analysis of peer and market practices, the Board sets the director compensation program to align with similar companies in our industry. Periodically, our Board of Directors reviews the competitiveness of our compensation program for non-employee directors.

Based on such analysis, supported by the Compensation Committee’s independent executive compensation consultant, the SSG Committee decided not to change the director compensation program in 2022.

Our non-employee director compensation program consists of the following:

Cash Compensation(1)
Annual retainer for non-employee director service(2)	$75,000
Additional annual retainer for Chair of the Board	$50,000
Additional annual retainer for committee member service(3)	$7,500
Additional annual retainer for committee chair service
Audit Committee	$16,000
Compensation Committee	$16,000
Sustainability, Social Responsibility, and Governance Committee	$10,000
Equity Compensation(4)
Annual equity	$175,000
(1)

Cash retainers are paid in advance in quarterly installments, subject to such non-employee director’s continued service on the Board.

(2)

A director who is an officer or employee of the Company does not receive additional compensation for serving as a director or committee member. Mr. Shepherd is the only current officer or employee of the Company who serves as a director, and he does not currently serve on any Board committee.

(3)

Each non-employee director who serves as a committee member is entitled to only one Member retainer irrespective of the number of Committees on which such non-employee director serves.

(4)

Each non-employee director receives an annual equity grant in the form of restricted stock awards as determined by the Compensation Committee, which vests on the day immediately preceding the first annual general meeting of the Company’s stockholders occurring after the award date. Numbers of shares awarded are calculated by dividing the annual equity grant amount by the twenty-day trailing average of our common stock closing share price on Nasdaq (“20-day Trailing Average”), calculated twenty consecutive trading days prior to the Award date.

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2022 Director Compensation

The following table contains information about the compensation of our non-employee directors for 2022. A director who is an officer or employee of the Company does not receive additional compensation for serving as a director or committee member. Mr. Shepherd is the only current officer or employee of the Company who serves as a director. All amounts have been rounded to the nearest dollar and pro-rated for actual time of service on the Board or committees.

Name	Fees Earned	Stock Awards(1)(2)	Total
Rachel Barger(3)	$20,625	$-	$20,625
David G. Barnes	$98,500	$168,890	$267,390
Gregory A. Conley	$82,500	$168,890	$251,390
Ronald H. Cooper	$115,500	$168,890	$284,390
Marwan H. Fawaz	$92,500	$168,890	$261,390
Dr. Rajan Naik	$82,500	$168,890	$251,390
Janice Obuchowski(4)	$41,250	$-	$41,250
Donald Reed(4)	$66,250	$-	$66,250
Frank V. Sica	$82,500	$168,890	$251,390
Haiyan Song	$82,500	$168,890	$251,390
Silvio Tavares	$90,500	$168,890	$259,390
Tse Li “Lily” Yang	$82,500	$168,890	$251,390
(1)	This column reflects the aggregate grant date fair value of restricted stock awards granted during the year computed in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718 (“ASC Topic 718”). The value reported excludes the impact of estimated forfeitures, if any. Assumptions used to determine these amounts are set forth in Note 13 of our 2022 Form 10-K.
(2)	The aggregate number of restricted stock awards that had not vested as of December 31, 2022, was 2,924 shares for each non-employee director, except for Ms. Barger, Ms. Obuchowski, and Mr. Reed.
(3)	Ms. Barger was appointed to the Board and the SSG Committee on August 30, 2022 and her compensation is prorated for her term of services in 2022.
(4)	Ms. Obuchowski and Mr. Reed’s terms ceased on May 18, 2022, and their compensation is prorated for term of services in 2022.

Share Ownership Policy

The Board has established robust share ownership guidelines for our non-employee directors, senior vice presidents and executive officers, which were amended effective April 1, 2022. Those covered by the policy must attain the minimum ownership level within five years of April 1, 2022 (or their date of appointment, whichever is later). Individuals who, because of a promotion or an increase in base salary (or, for non-employee directors, an increase in annual retainer) are subject to an increased ownership requirement and will have three years to attain the required level of stock ownership. Individuals may not sell any net shares received upon the exercise of options or vesting of restricted stock or restricted stock units until the requirements are met, subject to a limited number of exceptions.

The Board and management believe that share ownership aligns the interests of the Company’s senior officers and non-employee directors with the interests of shareholders, promotes sound corporate governance, and demonstrates a commitment by leadership to the long-term future of the Company. All non-employee directors and executive officers are in compliance, subject to applicable grace periods and other transfer limitations.

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Below is a summary of the required minimum share ownership levels:

Role	Minimum Ownership Level(1)	Compliance Status as of December 31, 2022
Non-Employee Board Directors	5x annual cash retainer	100%
CEO	6x base salary	100%
Executive Vice Presidents	3x base salary	100%
Senior Vice Presidents	2x base salary	100%
(1)

Stock value is determined by using a “20-day Trailing Average” ending on the applicable measurement date. Stock ownership for the purpose of compliance with these guidelines includes: shares purchased on the open market, shares obtained through the employee stock purchase plan, shares obtained through stock option exercise (and not thereafter sold), vested but unexercised stock options, and vested shares of restricted stock or restricted stock units. For Senior Vice Presidents, stock ownership for the purpose of compliance with these guidelines also includes unvested restricted stock and restricted stock units subject to time-based vesting requirements. Stock ownership does not include unvested stock options or unvested restricted stock units that remain subject to the achievement of performance goals.

Management conducts an annual assessment to determine whether an individual has met the applicable requirements. The failure to comply with the share ownership guidelines will result in consequences to be determined by the SSG Committee which may include the individual receiving up to half of any net annual cash bonus or retainer, as applicable, in Company stock, or declaring the individual ineligible to receive future equity grants under the Company’s equity incentive plans.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our Section 16 officers (as defined in the applicable regulations), directors, and persons who beneficially own more than 10% of our common stock, to file certain reports of ownership and changes of ownership of our equity securities with the SEC. Officers, directors, and the shareholders who beneficially own more than 10% of such shares are required by SEC regulation to furnish to the Company copies of all Section 16(a) forms which they file.

Based solely on our review of the copies of such forms filed with the SEC and written representations from certain reporting persons, we believe that all filings required by our officers, directors and persons who beneficially own more than 10% of our common stock were timely filed for the year ending December 31, 2022, except for the following:

Form 3s for Chad Dunavant, Rasmani Bhattacharya, and Alfred George Binford, each filed on June 9, 2022, in conjunction with his or her respective appointment as an executive officer on May 18, 2022.

Form 4s for Brian Shepherd and Ken Kennedy, each filed on January 9, 2023, in conjunction with shares withheld by the Company to cover tax withholding obligations in connection with the vesting of certain restricted stock awards on December 31, 2022.

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Executive Compensation Discussion and Analysis

The Compensation Discussion and Analysis is organized as follows:

Table of contents

Compensation Discussion and Analysis	38
Executive Summary	38
Company Overview and Business Strategy	38
Our Overall 2022 Performance	38
2022 Executive Compensation Highlights	39
Compensation Mix and Pay-for-Performance Compensation Program	40
Say-on-Pay Results	41
Key Governance and Compensation Practices	41
How the Compensation Committee Determines Executive Compensation	42
Role of the Independent Executive Compensation Consultant and Management	42
Role of Benchmarking in Determining Compensation and Peer Group	42
2022 Compensation	43
Annual Base Salaries	43
Annual Performance Bonuses	44
Long-Term Incentive Program	46
Clawback Policy	48
Anti-Hedging and Anti-Pledging Policy	48
Other Considerations	48
Other Benefits and Employment Agreements	48
Tax Deductibility of Executive Compensation	48
Accounting Considerations	49

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Compensation Discussion and Analysis

This section explains our 2022 executive compensation program as it relates to the following NEOs.

Brian A. Shepherd President and Chief Executive Officer (“CEO”)	Hai Tran Executive Vice President and Chief Financial Officer (“CFO”)	Kenneth M. Kennedy Executive Vice President, Chief Operating Officer (“COO”) and President – Revenue Management and Digital Monetization	Elizabeth A. Bauer Executive Vice President and Chief Experience Officer	Rasmani Bhattacharya(1) Executive Vice President and Chief Legal Officer
(1)

Ms. Bhattacharya was hired as Senior Vice President and Chief Legal Officer effective January 10, 2022. The Board appointed her as an executive officer on May 18, 2022, then promoted her to Executive Vice President and Chief Legal Officer effective August 20, 2022.

Executive Summary

Company Overview and Business Strategy

CSG is a leader in innovative customer engagement, revenue management and payments solutions that make ordinary customer experiences extraordinary. Our cloud-first architecture and customer-obsessed mindset help companies around the world launch new digital services, expand into new markets, and create dynamic experiences that capture new customers and build brand loyalty. For 40 years, CSG’s technologies and people have helped some of the world’s most recognizable brands solve their toughest business challenges and evolve to meet the demands of today’s digital economy with future-ready solutions that drive exceptional customer experiences. Industry leaders in telecom, broadband cable, media, retail, healthcare, financial services, insurance, government, and other industries leverage the power of our technology to compete and win in the digital age.

Our 5,700-plus employees around the globe have made CSG a trusted technology leader and SaaS platform provider to some of the biggest and most innovative brands around the world.

Our solutions deliver real world outcomes to more than 900 customers.

Our award-winning solutions are built on proven public and private cloud platforms, available out-of-the-box, custom, or through end-to-end managed services. Specifically, our SaaS solutions help our customers:

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Improve customer engagement and reduce churn

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Reduce operating expenses and run their businesses more efficiently

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Quickly launch new digital services; and

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Enter new markets, compete and win in an ever-changing global marketplace.

Our Overall 2022 Performance

2022 was a strong year for CSG, proving the health and resilience of our business. We reported profitable operating results and continued to execute upon our strategic initiatives. Key highlights include the following:

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Generated $1.09 billion in revenue and 4% year-over-year revenue growth, with the majority driven by organic growth

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Expanded our leadership position in the North American PayTV and broadband market by continuing to deepen our relationships with these customers and deploy new solutions

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Largely completed the migration of over 14 million Charter Communications subscribers to CSG’s platforms from a competitor’s product

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Strengthened our position as a top challenger brand in the wireless and telecommunications revenue management market with several large, new customer successes, including one of our largest telecommunications wins in our history with a service provider in the Caribbean and Latin America

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Continued industry diversification efforts by increasing revenue from verticals outside the CSP industry to approximately 26% of our revenue

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Grew annual contract value sales bookings by double digits in full-year 2022, as our global sales team continues to compete and win in the market

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Secured 90%+ visibility into our revenue over the next twelve months

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Drove innovation and technology leadership with $138 million of research and development investments to enable a growing list of companies around the world to provide a more personalized customer experience while monetizing new digital products and services

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Returned $122 million to shareholders through a combination of $34 million in quarterly dividend payments and $88 million in common stock repurchases under a stock repurchase program. Our 2022 dividend increased by 6% from the prior year, representing our 10th consecutive year of increasing our dividend payout.

2022 Executive Compensation Highlights

Our executive compensation program consists of multiple elements, including cash base salary, cash annual performance bonus program, and performance-based LTI awards that are earned over multiple years. The structure of our annual performance bonus program for NEOs includes two predetermined performance measures that are objective and quantifiable, with a corresponding minimum and maximum payout range. A significant portion of our NEOs’ pay is tied to performance-based LTI awards based on the achievement of predetermined financial, operational and market-based performance measures that we believe align the long-term interests of our executives with those of our shareholders.

Highlights of our 2022 Executive Compensation Program include:

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Strong Say-on-Pay Support. 94.72% of shareholders approved our 2022 Say-on-Pay proposal. Shareholder engagement is a key value and a significant factor in determining our compensation programs, and we are pleased with the positive response from shareholders to enhancements we have made in recent years.

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Introduced a DEI Modifier. CSG believes that a commitment to diversity, equity, and inclusion (“DEI”) produces superior shareholder returns over time. To further focus executive action on CSG’s commitment to DEI, the Company introduced a rigorous DEI compensation modifier for our annual performance bonus in 2022. The modifier could result in an up to +/-10% impact on bonus outcomes based on the Compensation Committee’s assessment of progress on many factors including representation and improvement on belonging scores. The Board approved a 5+% DEI compensation modifier for the 2022 annual performance bonuses. This determination was primarily based on the fact that we made quantifiable and substantive progress in increasing the number of qualified management employees from historically underrepresented groups, including women and People of Color. In addition, we implemented new processes and structures to foster development and retention of traditionally underrepresented employee groups.

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Pay for Performance Alignment. Our financial performance resulted in a 2022 annual performance bonus achievement at 58% of target with a positive 5% DEI modifier. We outperformed on all of our 2021 performance-based LTI award’s objectives, resulting in our NEOs earning an overall weighted achievement of 146.2% of the target shares. We view these outcomes as indicative of our rigorous goal-setting process.

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Introduced a Relative TSR. We introduced a three-year relative TSR performance measure for performance-based equity awards in 2022. This metric balances the long-term performance goals while still providing visibility to predetermined two-year financial performance targets on revenue and non-GAAP EPS.

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Strengthened Executive Leadership. In May 2022, Ms. Bauer assumed responsibility for our People function, and in August 2022, Ms. Bhattacharya assumed responsibility for our Inclusion and Impact function. These changes bring experienced leadership to key priority areas for CSG.

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Compensation Mix and Pay-for-Performance Compensation Program

As shown below, over half of the total target compensation for our NEOs was based on the achievement of key financial and operational measures under our annual performance bonus program and performance-based LTI awards.

Our NEOs achieved payout of 2022 annual performance bonus and 2021 performance-based stock vesting under our executive compensation program as follows:

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58.0% of target under the annual performance bonus program for 2022; and

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146.2% of target shares vest under the 2021 performance-based LTI program.

The direct compensation for our NEOs includes the components described below.

Element(1)	Variability	Purpose	Weighting	FY2022 Terms/Outcomes
Annual Base Salary	Fixed	Provide assured, competitive base compensation that reflects the scope of responsibility, level of authority, and overall duties of the position	9-26%	Two of our NEOs received a salary increase in FY2022
Annual Performance Bonus Program	Performance- Based

Provide an annual bonus opportunity that is tied to predetermined Company performance goals and achievement of individual performance objectives to ensure focus on annual financial and operating results

12-20%

Based on adjusted revenue and adjusted operating margin, and subject to a DEI modifier, in addition to individual performance. Resulted in a 2022 bonus payout equal to 58% of target for each NEO and a +5% DEI modifier

Long-Term Incentive Program- Performance- Based awards	Performance- Based	Provide compensation and ownership opportunity based on the achievement of ambitious, multi-year strategic and shareholder goals(1)	25-47%	FY2022 Performance Shares are tied to non-GAAP EPS, revenue, and relative TSR vs. the Russell 2000 Index
Long-Term Incentive Program- Time-Based Awards	Value Tied to Stock Price	Promote long-term retention and alignment with stockholder interests	24-32%	FY2022 Restricted stock vests 33% per year over three years
(1)

Effective for any performance-based equity awards granted in 2022, the Compensation Committee approved the inclusion of a relative TSR performance metric that is measured over a 3-year performance period. Other fixed compensation, such as competitive employee benefits, are not viewed as a significant component of our executive compensation program.

For more information, see 2022 Compensation.

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Say-on-Pay Results

Summary of Say-on-Pay and Responsiveness

Shareholder engagement and feedback are key factors and a significant part of our ongoing review of corporate governance and executive compensation practices. We are committed to actively seeking feedback from our shareholders to foster constructive dialogue on our programs and the decision-making process behind them.

In 2022, we received strong Say-on-Pay support, where 94.72% of shareholders approved our 2022 Say-on-Pay proposal. We are pleased with the positive response from our shareholders to the enhancements we have made in recent years.

Key Governance and Compensation Practices

We believe that the following governance and compensation practices reinforce our business strategy, culture, and values.

WHAT WE DO	WHAT WE DON’T DO
Majority of executive officer pay is long-term and performance-based	No repricing or replacing of underwater options without shareholder approval
Meaningful share ownership policy	No income tax gross-ups in executive employment agreements
Clawback policy for executive officers	No excessive perquisites or other benefits
Independent executive compensation consultant engaged by the Compensation Committee	No dividends or dividend equivalents paid on unvested time-based or performance-based shares
Financial and operational metrics for executive incentive awards support our long-term business strategy	No “single-trigger” change in control vesting of equity awards
Limit post-employment and change in control benefits	No hedging or pledging of the Company’s securities is permitted
Hold annual say-on-pay vote
Actively review, compare, and benchmark peer company compensation practices

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How the Compensation Committee Determines Executive Compensation

The independent auditing firm KPMG independently reviewed and audited the following: (1) the level of performance attained for our predetermined performance measures; (2) the amount payable under the annual performance bonus program; and (3) the vesting levels for our performance-based LTI awards. The Compensation Committee also evaluates and recommends to the Board the base salary for each of our NEOs as well as the performance measures and target levels for the annual performance bonus program and performance-based LTI awards for the current year.

When making compensation decisions and recommendations, the Compensation Committee considers the following key factors:

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Competitive peer group and market information and guidance provided by the Compensation Committee’s independent executive compensation consultant;

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Our financial and operational performance compared to the performance targets for our incentive plans;

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Progress on key strategic initiatives;

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Individual performance reviews and compensation recommendations provided by the CEO regarding the other NEOs; and

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Compensation Committee and Board evaluations, both formal and informal, of the NEOs.

Role of the Independent Executive Compensation Consultant and Management

The Compensation Committee has sole authority and discretion to retain and terminate executive compensation consultants, independent legal counsel, and other advisers to help the committee perform its responsibilities. It also has the sole authority to approve the fees, scope, and other terms of engagement with its executive compensation consultant and other advisers, with full funding provided by the Company. The Compensation Committee is responsible for determining the independence of its executive compensation consultant and other advisers. Management is available on request to assist the consultant by providing historical pay data and perspective on our competitive environment for recruiting managerial talent.

In 2021 and during 2022, Exequity provided executive compensation guidance to the Compensation Committee. Exequity was instructed to take a broad view of the competitive compensation landscape to help us structure a compensation program for our NEOs. We believe this broader perspective has enabled us to attract and retain a highly talented executive team.

Beginning in June 2022, following the Compensation Committee’s thorough request for proposal process during early 2022, the Compensation Committee transitioned and appointed Semler Brossy as our new independent executive compensation consultant. Exequity and Semler Brossy reviewed compensation data publicly available from peer companies, using position matches and data analyses to identify the most appropriate comparisons among executives of similar titles and responsibilities.

Role of Benchmarking in Determining Compensation and Peer Group

How We Use Peer Group Information

To assist the Compensation Committee in establishing 2022 compensation for the NEOs, our executive compensation consultant provided a competitive assessment using peer group compensation information for the primary elements of our NEO compensation packages. Along with our executive compensation consultant, we analyzed and assessed peer group data for roles corresponding to and closely aligned to the roles of our NEOs.

The Compensation Committee recognizes that peer group comparisons may not be perfectly aligned because the responsibilities at peer group companies may not be directly comparable to those of our NEOs with similar or equivalent titles. The Compensation Committee generally considers total direct compensation for a NEO to be competitive if it is near the median of the peer group data.

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Peer Group Used for Benchmarking

The peer group used for compensation benchmarking is created based on analysis and recommendations by our independent executive compensation consultant. The peer group is reviewed annually to ensure its composition and characteristics remain consistent with our objectives. As a result of the 2021 review for the 2022 compensation peer group, the Compensation Committee decided not to make changes; the 2022 peer group, shown below, includes 22 companies:

2022 COMPENSATION PEER GROUP
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ACI Worldwide, Inc.

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Aspen Technology, Inc.

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Black Knight, Inc.

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Blackbaud, Inc.

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Bottomline Technologies (de), Inc.

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Cardtronics plc

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CoreLogic, Inc.

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Ebix, Inc.

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EPAM Systems, Inc.

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EVERTEC, Inc.

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ExlService Holdings, Inc.

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Fair Isaac Corp.

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Ziff Davis, Inc.

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Manhattan Associates, Inc.

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ManTech International Corp.

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NIC, Inc.

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Perficient, Inc.

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Progress Software Corporation

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RealPage, Inc.

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Sykes Enterprises, Incorporated

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Verint Systems Inc.

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WEX Inc.

Peer Group Summary

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Revenue from $317M to $3.76B FY21

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CSG Revenue $1.05M FY21

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44th Percentile Relative to Peers

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Industry business focus:

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Application & systems software

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Data processing & outsourced services

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Information technology & research consulting

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Selected for:

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Comparable size

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Product

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Service Offering

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Customers, and

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Markets

2022 Compensation

Annual Base Salaries

Base salaries reflect the scope of responsibility, level of authority, and overall duties of the position. For 2022, the Compensation Committee recommended to the Board, and the Board approved, the following base salaries for our NEOs:

NEO	2022 Base Salary(1)	2021 Base Salary	% Increase in Base Salary from 2020
Brian A. Shepherd	$700,000	$700,000	-
Hai Tran	$475,000	$475,000	-
Kenneth M. Kennedy	$500,000	$475,000	5.26%
Elizabeth A. Bauer	$400,000	$372,000	7.53%
Rasmani Bhattacharya	$400,000	$-	-
(1)	Base salary amounts were effective as of January 1, 2022, except for Ms. Bhattacharya who was hired on January 10, 2022, and Mr. Kennedy and Ms. Bauer with base salary amounts effective February 20, 2022, the same time as other employees in the Company.

Based on the review and assessment of peer data and competitive market practices for the duties and responsibilities of each position, the Compensation Committee approved an increase for Mr. Kennedy’s and Ms. Bauer’s base salary for 2022. Beginning May 1, 2022, Ms. Bauer received additional special cash incentive compensation with her assumption of CSG’s People function, of $20,000 per quarter, for each three-month period leading CSG’s People function in 2022.

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Annual Performance Bonuses

Annual performance bonuses are awarded under the terms of our Annual Performance Bonus Program and are determined based on the following formula:

NEO Target Bonus Percentage

The Compensation Committee provides competitive performance-based bonus opportunities for the NEOs based on the achievement of annual goals. After considering the competitive compensation information provided by our executive compensation consultant, the 2022 and 2021 target bonus percentages for each NEO was as follows:

NEO	2022 Target Bonus %	2021 Target Bonus %
Brian A. Shepherd	125%	100%
Hai Tran	75%	75%
Kenneth M. Kennedy	100%	100%
Elizabeth A. Bauer	75%	75%
Rasmani Bhattacharya	75%	-

The Compensation Committee maintained all NEO target bonus percentages, except for increasing Mr. Shepherd’s target bonus from 100% to 125% for 2022 based on the Committee’s review and assessment of peer data and competitive market practices. Mr. Kennedy also maintains his target bonus at 100%, with 50% of the bonus contingent on the achievement of Company performance goals and the other 50% tied to Revenue Management and Digital Monetization (RMDM) performance objectives.

Company Performance Percentage

The Company performance percentage is based on our performance against two predetermined financial performance goals: non-GAAP adjusted revenue and non-GAAP adjusted operating margin percentage. If we achieve the target levels of performance for both measures, the Company performance percentage achieved will be 100%. We must achieve the minimum threshold performance for both measures in order for the Company performance percentage to exceed zero. If we exceed target levels, the Company performance percentage may reach a maximum of 200%. The following table shows our financial results with respect to the 2022 targets:

	2022 Minimum Threshold	2022 Target (100% Payout)	2022 Results
Non-GAAP adjusted revenue (in millions)(1)	$970.5	$1,024.1	$1,018.5
Non-GAAP adjusted operating margin percentage(2)	16.2%	16.7%	16.2%
(1)	Non-GAAP adjusted revenue is defined as GAAP revenue less transaction fees at a budgeted constant currency rate.
(2)	Non-GAAP adjusted operating margin percentage is calculated by dividing Non-GAAP operating income (at a budgeted constant currency rate) by our Non-GAAP adjusted revenue. Non-GAAP operating income is defined as our GAAP operating income with the following items added back, as applicable: (a) stock-based compensation; (b) restructuring and reorganization charges; (c) executive transition costs; and (d) acquisition-related expenses (e.g. amortization of acquired intangible assets, earn-out compensation, and transaction-related costs).

The Company’s performance percentage achieved for 2022 based on the results in the above table was calculated at 58% and was certified by the Compensation Committee in February 2023. The predetermined targets were established by the Compensation Committee in January 2022. The amount is determined by linear extrapolation between the intersection of established weighted percentages based on non-GAAP adjusted revenue on the X axis and non-GAAP adjusted operating margin percentage on the Y axis.

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Kenneth Kennedy’s COO Revenue Management and Digital Monetization (RMDM) Performance

The COO’s RMDM performance is based on the following predetermined financial performance measures, excluding financial impact of any mergers and acquisitions: (i) RMDM Recognized Revenue (30% weighting); (ii) RMDM Contribution Margin (25% weighting); (iii) RMDM Sales Bookings (25% weighting). The remaining 20% weighting is assigned to various strategic business objectives. Based on actual performance delivered in 2022 against these measures and the outcome of the weighted measure calculation, Mr. Kennedy received a payout of 47.47%, exclusive of DEI modifier.

NEO Individual Performance Percentage

The final component of the Annual Performance Bonus Program is an evaluation of each NEO’s individual performance achievement expressed as a percentage, not to exceed 100%. This evaluation is based on the achievement of certain common and unique objectives described below. These non-financial objectives are important to our success and are designed to enhance shareholder value over the long term.

Common Objectives

Each NEO has multiple objectives associated with the stewardship of his or her areas of responsibility. The specific objectives vary by NEO, but typically include achieving both near and long-term business objectives and meeting budget expectations.

Unique Objectives

The following are examples of categories of individual objectives based on area of responsibility:

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Deliver on key development initiatives. We have a technology product road map that requires significant software development investments aimed at achieving specified feature and functional milestones, and overall, at modernizing our platforms and processes to enhance our market competitiveness.

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Maintain and expand customer relationships. It is critical to ensure the relationships with our key customers remain strong and expand to ensure contract renewals result in more profitable revenue growth.

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Contribute to growth initiatives. Implementation of our long-term strategic growth plan is a fundamental objective, including the successful completion and integration of our merger, acquisition, and partnership strategies.

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Increase cost efficiency. Our NEOs are expected to identify and implement potential cost savings and process efficiencies in identified areas of the Company.

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Staff development. Succession planning and development of key leaders is an important organization-wide objective, including transitioning identified tasks and functions to new leaders, where applicable.

The Compensation Committee met in February 2023 to consider the 2022 performance of each NEO as compared to his/her respective performance goals. Mr. Shepherd summarized the 2022 performance of the other NEOs and presented information to the Compensation Committee for review. After evaluating each NEO’s performance, the Compensation Committee assigned each NEO an individual performance percentage of 100% for 2022.

Final Bonus Calculation

The following table provides each NEO’s earned 2022 annual performance bonus calculation:

NEO	Base Salary	x	NEO Target Bonus Percentage	x	(Company Performance Percentage Achieved	+	DEI Performance Percentage Achieved)	x	NEO Performance Percentage Achieved	=	2022 Total Bonus Earned
Brian A. Shepherd	$700,000		125%		58%		5%		100%		$551,250
Hai Tran	$475,000		75%		58%		5%		100%		$224,438
Kenneth M. Kennedy(1)	$500,000		50%		58%		5%		100%		$157,500
			50%		47.47%				100%		131,164
Elizabeth A. Bauer	$400,000		75%		58%		5%		100%		$189,000
Rasmani Bhattacharya(2)	$390,137		75%		58%		5%		100%		$184,340
(1)	Mr. Kennedy’s annual bonus is split 50% annual Company objectives and 50% Revenue Management and Digital Monetization (RMDM).
(2)	Ms. Bhattacharya’s bonus is prorated based on her date of hire, which is January 10, 2022.

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Long-Term Incentive Program

We use our LTI program to provide variable pay compensation in the form of equity that rewards executives when we achieve long-term results that align with shareholders’ interests.

Under our LTI program, we generally grant our NEOs both performance and time-based restricted stock awards, which are administered under our Amended and Restated 2005 Stock Incentive Plan. Each NEO is awarded an aggregate LTI value based on a review of market data and recommendations from our Compensation Committee’s independent executive compensation consultant, allocated between the two types of awards. For 2022, we used the same mix of awards that we used in 2021 to provide an appropriate balance of performance and time-based compensation to support our long-term strategy. We believe this mix motivates outstanding performance and encourages retention.

2022 LTI AWARD MIX

Award Type	Allocation Percentage	Alignment to Shareholder Interests
Performance-Based Restricted Stock		Vesting depends on our performance over a three-year period against specified predetermined performance measures
Time-Based Restricted Stock		Value realized for the award depends on our stock price when the award vests

Our restricted stock award agreements provide for the accrual of dividends for unvested shares. Accrued dividends are only paid when (and to the extent that) shares vest and are forfeited if the underlying shares are not earned.

See the Executive Compensation Tables – 2022 Grants of Plan-Based Awards for additional information on the 2022 grants.

2022 Performance-Based LTI Award

The 2022 performance-based awards are based on revenue, non-GAAP EPS, and TSR relative to the Russell 2000 Index. The portion measured against revenue and non-GAAP EPS has an opportunity to vest at the end of a performance period ending December 31, 2023, and the portion based on relative TSR has an opportunity to vest at the end of a performance period ending December 31, 2024.

The Compensation Committee selected these rigorous measures, their associated weightings, and performance period length to:

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Focus executives on financial metrics key to our strategic objectives and on driving returns for our shareholders

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Balance long-term goal setting with maintaining strong line of sight toward achievement, particularly on multi-year financial goals in an uncertain economic environment

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2022 PERFORMANCE-BASED LTI AWARD

Two-Year Performance Period Ending December 31, 2023, and Three-Year Performance Period Ending December 31, 2024
Performance Measures	Weighting	Definition
Non-GAAP EPS (Two-Year)		Calculated by dividing non-GAAP net income by the weighted average of fully-diluted shares outstanding for the period. Non-GAAP net income is defined as pre-tax income calculated in accordance with GAAP, adding back the following items, as applicable: (a) restructuring and reorganization charges; (b) executive transition costs; (c) acquisition-related expenses (e.g. amortization of acquired intangible assets, earn-out compensation and transaction-related costs); (d) stock-based compensation; (e) amortization of original issue discount; (f) gain (loss) on acquisitions and dispositions; and (g) gain (loss) on the extinguishment of debt, less income tax expense, determined by applying an estimated effective income tax rate.
Revenue (Two-Year)		Revenue as reported under GAAP.
Three-Year Relative TSR		Percentile ranking against Russell 2000 Index over a three-year period.

At the end of the applicable performance period, our NEOs may earn from 0% to 200% of the target number of performance-based shares based on the level of achievement for each performance measure. At maximum performance, these awards vest at 200% of the target value for each performance measure. At threshold performance, these awards vest at 50% of target value, and no awards are vested if performance falls below the established threshold for such measure.

2022 Time-Based LTI Award

Our time-based restricted stock awards are designed to significantly strengthen the retention value of our LTI program by providing a full value component to balance our performance-based awards. The time-based restricted stock generally vests ratably over a three-year period, beginning on the first anniversary of the grant date, subject to continued employment with the Company.

2021 Performance-Based LTI Award

In aggregate, 146.2% of the target shares for the 2021 performance-based LTI awards vested based on the achievement levels for our 2022 financial and operational results certified by the Compensation Committee in February 2023. The following table summarizes key terms of these awards and the actual performance results:

2021 PERFORMANCE-BASED LTI AWARD

Performance Period Ended December 31, 2022
Performance Measures	Weighting	2021 Performance Target (100%)	Performance Achieved(4)	Weighted Achievement
Non-GAAP EPS(1)	45%	$ 3.39	200%	90.0%
Revenue(2)	45%	$ 1,125.0	80.4%	36.2%
Impact Minutes Improvement(3)	10%	10%	200%	20.0%
TOTAL WEIGHTED ACHIEVEMENT				146.2%
(1)

Calculated by dividing non-GAAP net income by the weighted average of fully-diluted shares outstanding for the period. Non-GAAP net income is defined as pre-tax income calculated in accordance with GAAP, adding back the following items, as applicable: (a) restructuring and reorganization charges; (b) acquisition-related expenses (e.g. amortization of acquired intangible assets, earn-out compensation, and transaction-related costs); (c) stock-based compensation; (d) amortization of original issue discount; (e) executive transition costs; (f) gain (loss) on acquisitions and dispositions; and (g) gain (loss) on extinguishment, less income tax expense, determined by applying an estimated effective income tax rate.

(2)

CSG revenue as reported under GAAP. Revenue in millions.

(3)

Impact Minutes is a key internal operational measure linked to customer satisfaction, with the performance target representing our improvement during the two-year performance period ended December 31, 2022.

(4)

Performance achieved capped at 200%.

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Clawback Policy

Our clawback policy authorizes us to reduce or cancel, or require the recovery of all or a portion of an executive officer’s annual bonus or LTI compensation award for intentional misconduct that leads to a material restatement of the financial statements of the Company. In connection with our executive severance policy, the Company is authorized to reduce or cancel, or require the recovery of all or a portion of the NEO’s annual bonus or LTI compensation award in connection with such policy. On October 26, 2022, the SEC adopted final rules implementing the clawback provisions of the Dodd-Frank Act that direct national stock exchanges to establish listing standards requiring listed companies to develop and implement a policy providing for the recovery of erroneously awarded incentive-based compensation received by current or former executive officers and to satisfy related disclosure obligations. We will amend our clawback policy to ensure it complies with the final rules by Nasdaq, as and when required.

Anti-Hedging and Anti-Pledging Policy

As part of our stock trading policy, all employees, including our executive officers and non-employee directors (and their designees) are prohibited from engaging in short sales of our securities and engaging in transactions that are designed to hedge, pledge or offset any decrease in the market value of our stock, including certain forms of hedging, pledging and monetization transactions, such as zero-cost collars, prepaid variable forward sale contracts, equity swaps, and exchange funds.

Other Considerations

Other Benefits and Employment Agreements

The Compensation Committee does not believe that perquisites and other benefits should play a major role in the overall compensation of our NEOs. We offer our NEOs substantially the same benefits as our other employees, including the opportunity to defer a portion of their annual base salary and annual performance bonus through a 401(k) plan that is generally available to our U.S. based population, and the plan includes Company matching contributions.

In 2021, the Board decided to freeze the restricted non-qualified deferred compensation program discussed later in 2022 Non-Qualified Deferred Compensation. The Compensation Committee viewed this deferral program as individual retirement planning options and not as long-term compensation. Due to the limited historical employee participation rate in the non-qualified deferred compensation program, the Board froze the plan effective January 1, 2022, and as such prohibit any future contributions to the program. The amount of our recent contributions for each applicable NEO is reported in a footnote to the 2022 Summary Compensation Table in the Executive Compensation Tables that follow.

Our NEOs participate in an Executive Severance Plan that provides benefits in the event of involuntary separation from service. See Severance and Change in Control Benefits for details.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code and regulations promulgated thereunder generally limit the amount of compensation we can deduct in any one fiscal year for compensation paid to our CEO, CFO, and certain other covered employees to $1 million. Prior to 2018, the $1 million limit generally did not apply to compensation that was performance-based and provided under a shareholder-approved plan. The Tax Cut and Jobs Act enacted in December 2017 generally eliminated the performance-based exception from Section 162(m) for tax years beginning after 2017. While the Compensation Committee considers the deductibility of compensation as one factor in determining executive compensation, it retains the flexibility to grant discretionary awards and make payments that it determines to be consistent with the goals of our executive compensation program even if the amounts are not deductible by the Company for tax purposes.

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Accounting Considerations

Financial Accounting Standards Board ASC Topic 718, Compensation—Stock Compensation (“ASC Topic 718”), requires us to recognize an expense for the fair value of equity-based compensation awards over the expected service period. Grants of stock options, restricted stocks and performance restricted stocks under our equity incentive award plans will be accounted for under ASC Topic 718. We will consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

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Report of the Compensation Committee

We have reviewed and discussed with management of the Company the Compensation Discussion and Analysis, which appears in this proxy statement as is required by Item 402(b) of SEC Regulation S-K.

Based upon such review and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee of the Board of Directors(1)

Silvio Tavares, Chair
Gregory A. Conley
Frank V. Sica
Haiyan Song

(1)

Ron Cooper resigned from the Compensation Committee May 18, 2022.

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Proposal 2 — Advisory Vote to Approve the Compensation of Our Named Executive Officers

We are asking our shareholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our NEOs as disclosed in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on the compensation of our NEOs. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies, and practices described in this proxy statement.

As described in Compensation Discussion and Analysis, our executive compensation program is designed to attract and retain qualified executives, recognize and reward individual performance, and align executive pay with shareholder return over both the short and long term. Under this program, our NEOs are rewarded for achieving specific annual and long-term strategic, financial, and operational goals, and for increasing shareholder value.

For additional information about our executive compensation program and our response on the results of the “say-on-pay” proposal at the 2022 Annual Meeting, please read the Compensation Discussion and Analysis section of this proxy statement.

We are asking our shareholders to vote “FOR” the following resolution at our Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of SEC Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby APPROVED.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee, or our Board. However, the Board and Compensation Committee value the opinions of our shareholders and will consider the outcome of the vote when considering future decisions on the compensation of our NEOs.

THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE ADVISORY VOTE ON THE COMPENSATION OF OUR NEOS.

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Executive Compensation Tables

2022 Summary Compensation Table

The following table sets forth certain information with respect to the compensation earned by our NEOs during the years ended December 31, 2022, 2021, and 2020, as applicable. All dollar values have been rounded to the nearest dollar.

Name and Principal Position	Year	Salary	Bonus(2)		Stock Awards(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total
Brian A. Shepherd President and CEO	2022	$700,000	$		$5,986,094	$551,250	$278,616	$7,515,960
	2021	$696,511	$		$3,925,148	$910,000	$231,356	$5,763,015
	2020	$473,060	$		$3,268,783	$420,202	$109,281	$4,271,326
Hai Tran EVP and CFO	2022	$475,001	$		$1,185,377	$224,438	$49,817	$1,934,633
	2021	$36,539	$		$-	$38,594	$11	$75,144
Kenneth M. Kennedy(1) EVP, COO and President – RMDM	2022	$496,154	$		$2,625,494	$288,664	$149,841	$3,560,153
	2021	$474,413	$		$2,065,888	$587,517	$144,391	$3,272,209
	2020	$436,671	$		$2,241,369	$387,878	$90,590	$3,156,508
Elizabeth A. Bauer(1) EVP, Chief Experience Officer	2022	$395,693		$40,000	$1,025,570	$189,000	$54,795	$1,705,058
	2021	$371,078	$		$645,578	$362,700	$38,767	$1,418,123
Rasmani Bhattacharya(1) EVP, Chief Legal Officer	2022	$384,616	$		$813,950	$184,340	$30,293	$1,413,199
(1)

Mr. Kennedy received a Board approved salary increase effective February 20, 2022, to an annual salary of $500,000. Ms. Bauer received a Board approved salary increase effective February 20, 2022, to an annual salary of $400,000. Ms. Bhattacharya was hired January 10, 2022, with an annual salary of $400,000.

(2)

Ms. Bauer received a special cash bonus in connection with her expansion of responsibilities for CSG’s People function, which is based on an additional $20,000 per quarter, prorated beginning May 1, 2022, for each three-month period leading CSG’s People function in 2022.

(3)

The amounts in the Stock Awards column reflect the aggregate grant date fair value of performance- and time-based restricted stock awards granted in each respective year, computed in accordance with ASC Topic 718, excluding the impact of estimated forfeitures. Assumptions used to determine these amounts are set forth in Note 13 of our 2022 Form 10-K. The aggregate grant date fair value of stock awards, which are comprised of performance- and time-based awards, includes the grant date fair value for the performance-based awards calculated based on the target number of shares. For 2022 the total aggregate fair value of restricted stock awards, assuming the highest level of performance, would be as follows: Mr. Shepherd - $9,542,101, Mr. Tran - $2,096,668, Mr. Kennedy - $4,185,162, Ms. Bauer - $1,636,897, which includes an additional equity award for expansion of responsibilities for CSG’s People function, and Ms. Bhattacharya - $1,188,901, which also includes an additional equity award. See 2022 Grants of Plan-Based Awards for details.

(4)

Represents the annual performance bonus amounts earned by our NEOs in the respective years. Such amounts are paid during the first quarter following the year in which the bonus was earned. Details of the amounts in the “Non-Equity Incentive Plan Compensation” column are presented in Final Bonus Calculation.

(5)

For 2022, details of the “All Other Compensation” column are as follows:

All Other Compensation Items	Brian A. Shepherd	Hai Tran	Kenneth M. Kennedy	Elizabeth A. Bauer	Rasmani Bhattacharya
Company 401(k) retirement plan contributions	$16,775	$16,775	$16,410	$16,775	$16,775
Accrued dividends(a)	255,987	32,893	124,928	31,949	8,032
Company non-qualified deferred compensation contributions	-	-	-	-	-
Perquisites or other benefits(b)	5,854	149	8,503	6,071	5,486
TOTAL	$278,616	$49,817	$149,841	$54,795	$30,293
(a)

Represents accrued dividends on restricted stock awards earned in 2022 on shares of unvested restricted stock.

(b)

Includes amount of imputed income for group term life insurance as follows: Mr. Shepherd - $258, Mr. Tran - $149, Mr. Kennedy - $138, Ms. Bauer - $396, and Ms. Bhattacharya - $133; includes amount of income for Company award excellence trip as follows Mr. Shepherd - $5,596, Mr. Kennedy - $8,365, Ms. Bauer - $4,892, and Ms. Bhattacharya - $5,353; and for Ms. Bauer also includes a wellness income value of $500 and Company gift value of $283.

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2022 Grants of Plan-Based Awards

The following table contains information about grants of non-equity and equity incentive plan-based awards by the Company during 2022 to our NEOs. These amounts are not realized income. All dollar values have been rounded to the nearest dollar.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)		Estimated Future Payouts Under Equity Incentive Plan Awards(2)		All Other Stock Awards	Grant Date
NEO	Grant Date	Target	Maximum	Target (shares)	Maximum (shares)	Number of Shares of Stock or Units(3)	Fair Value of Stock and Option Awards(4)
Brian A. Shepherd		$875,000	$1,750,000
	March 10, 2022(2a)			41,891	83,782		$2,733,807
	March 10, 2022(2b)			13,964	27,928		$822,200
	March 10, 2022					37,237	$2,430,087
Hai Tran		$356,250	$712,500
	March 10, 2022(2a)			13,964	27,928		$911,291
	March 10, 2022(2b)			4,655	9,310		$274,086
	March 10, 2022					12,412	$810,007
Kenneth M. Kennedy		$500,000	$871,875
	March 10, 2022(2a)			18,374	36,748		$1,199,087
	March 10, 2022(2b)			6,124	12,248		$360,581
	March 10, 2022					16,332	$1,065,826
Elizabeth A. Bauer		$300,000	$600,000
	March 10, 2022(2a)			5,145	10,290		$335,763
	March 10, 2022(2b)			1,715	3,430		$100,979
	March 10, 2022					4,573	$298,434
	June 10, 2022(2a)			2,256	4,512		$130,307
	June 10, 2022(2b)			752	1,504		$44,278
	June 10, 2022					2,005	$115,809
Rasmani Bhattacharya		$292,603	$585,206
	March 10, 2022(2a)			2,573	5,146		$167,914
	March 10, 2022(2b)			857	1,714		$50,460
	March 10, 2022					5,145	$335,763
	October 10, 2022(2a)			2,063	4,126		$116,126
	October 10, 2022(2b)			687	1,374		$40,451
	October 10, 2022					1,834	$103,236
(1)

The amounts represent the potential payouts under our 2022 Annual Performance Bonus Program. The actual amounts earned for 2022 are reported in the 2022 Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.” The target award amounts above assume the Company performance percentage achieved is 100% and that the NEOs achieve 100% of their personal performance objectives. See Annual Performance Bonus for additional information.

(2)

Represents the performance-based restricted stock awards granted in 2022. (2a) represents company financial performance based awards and (2b) represents market performance based awards, including Ms. Bauer’s additional award in June due to her expanded responsibilities for CSG’s People function and including Ms. Bhattacharya’s additional award in October due to her promotion. See Long-Term Incentive Program for additional information regarding our performance-based restricted stock awards.

(3)

Represents the time-based restricted stock awards granted in 2022. See Long-Term Incentive Program for additional information regarding our time-based restricted stock awards. These restricted stock awards vest in three equal annual installments commencing on the first anniversary of the grant date.

(4)

The amounts presented reflect the aggregate fair value of each grant computed in accordance with ASC Topic 718, excluding the impact of estimated forfeitures. Assumptions used to determine these amounts are set forth in Note 13 of our 2022 Form 10-K.

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Outstanding Equity Awards at Fiscal Year-End

The following table contains information about all unvested restricted stock awards held as of December 31, 2022, by our NEOs. All dollar values have been rounded to the nearest dollar.

	Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares of Stock or Units That Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1)
Brian A. Shepherd	March 10, 2019	2,309	(2)	$132,075	-		-
	March 10, 2020	5,852	(2)	$334,734	-		-
	September 10, 2020	12,485	(4)	$714,142	-		-
	September 10, 2020	-		-	42,135	(5)	$2,410,122
	March 10, 2021	24,380	(2)	$1,394,536	-		-
	March 10, 2021	-		-	97,520	(6)	$5,578,144
	March 10, 2022	37,237	(3)	$2,129,956	-		-
	March 10, 2022	-		-	83,782	(7)	$4,792,330
	March 10, 2022	-		-	27,928	(8)	$1,597,482
Hai Tran(2)	March 10, 2022	12,412	(3)	$709,966	-		-
	March 10, 2022	-		-	27,928	(7)	$1,597,482
	March 10, 2022	-		-	9,310	(8)	$532,532
Kenneth M. Kennedy	March 10, 2019	2,248	(2)	$128,586	-		-
	March 10, 2020	5,852	(2)	$334,734	-		-
	September 10, 2020	-		-	21,068	(5)	$1,205,090
	March 10, 2021	12,832	(2)	$733,990	-		-
	March 10, 2021	-		-	51,326	(6)	$2,935,847
	March 10, 2022	16,332	(3)	$934,190	-		-
	March 10, 2022	-		-	36,748	(7)	$2,101,986
	March 10, 2022	-		-	12,248	(8)	$700,586
Elizabeth A. Bauer	March 10, 2019	1,298	(2)	$74,246	-		-
	March 10, 2020	2,289	(2)	$130,931	-		-
	March 10, 2021	6,015	(2)	$344,058	-		-
	March 10, 2021	-		-	10,692	(6)	$611,582
	March 10, 2022	4,573	(3)	$261,576	-		-
	March 10, 2022	-		-	10,290	(7)	$588,588
	March 10, 2022	-		-	3,430	(8)	$196,196
	June 10, 2022	2,005	(3)	$114,686	-		-
	June 10, 2022	-		-	4,512	(7)	$258,086
	June 10, 2022	-		-	1,504	(8)	$86,029

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	Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares of Stock or Units That Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1)
Rasmani Bhattacharya	March 10, 2022	5,145	(3)	$294,294	-		-
	March 10, 2022	-		-	5,146	(7)	$294,351
	March 10, 2022	-		-	1,714	(8)	$98,041
	October 10, 2022	1,834	(3)	$104,905	-		-
	October 10, 2022	-		-	4,126	(7)	$236,007
	October 10, 2022	-		-	1,374	(8)	$78,593
(1)

Based on a price of $57.20 per share, which was the closing price of the Company’s common stock on Nasdaq as of December 31, 2022.

(2)

Shares of a time-based award which vest in substantially four equal annual installments commencing on the first anniversary of the grant date.

(3)

Shares of a time-based award which vest in substantially three equal annual installments commencing on the first anniversary of the grant date.

(4)

Shares of a time-based award which vest in substantially three equal annual installments commencing on December 31, 2021.

(5)

Shares of a market-based award which may vest if and when predetermined stock price thresholds are met over a four-year performance period.

(6)

Shares of a performance-based award which vest if certain predetermined performance goals are achieved at the end of the applicable two-year performance period. Share amounts reported are based on the achievement of the maximum performance attainment level of 200%. For additional information, see also Long-Term Incentive Program and Grants of Plan-Based Awards.

(7)

Shares of a performance-based award which vest if certain predetermined performance goals are achieved at the end of the applicable two-year performance period. Share amounts reported are based on the achievement of the maximum performance attainment level of 200%. For additional information, see Long-Term Incentive Program and Grants of Plan-Based Awards.

(8)

Shares of a market-based award which vest if certain predetermined TSR performance goals are achieved at the end of the applicable three-year performance period. Share amounts reported are based on the achievement of the maximum performance attainment level of 200%. For additional information, see Long-Term Incentive Program and Grants of Plan-Based Awards.

2022 Stock Vested

The following table contains information concerning shares of restricted stock that vested for our NEOs during 2022. All dollar values have been rounded to the nearest dollar.

	Stock Awards
Name	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting(2)
Brian A. Shepherd	61,474	$3,892,175
Hai Tran	-	$-
Kenneth M. Kennedy	47,338	$2,974,271
Elizabeth A. Bauer	9,124	$593,172
Rasmani Bhattacharya	-	$-
(1)

This column includes both performance- and time-based shares of restricted stock that vested in 2022.

(2)

This column reflects the total dollar value realized by the NEO upon the vesting of restricted stock in 2022. This amount was determined by multiplying the number of shares of stock or units by the closing market price of the Company’s common stock on Nasdaq on the applicable vesting dates.

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2022 Non-Qualified Deferred Compensation

The following table contains information about contributions, earnings, withdrawals, and account balances for our NEOs under the Company’s non-qualified Wealth Accumulation Plan, which was last in effect during 2021. In 2021, due to the limited historical employee participation rate, the Board decided to freeze the Plan effective January 1, 2022, and prohibited any further contributions to the Wealth Accumulation Plan.

The Wealth Accumulation Plan was an elective, unfunded deferred compensation plan intended to build net worth through the deferral of cash compensation on a before-tax basis. Participation in the Wealth Accumulation Plan was limited to Vice Presidents and above, including the NEOs. Each participant had to elect by December of the preceding year to defer: (1) up to 25% of the participant’s base salary; and/or (2) up to 100% of the participant’s cash bonus. All eligible employees could elect to defer up to $700,000 in the aggregate for any one year. A matching contribution was made equal to 25% of the deferral, up to a maximum of $6,250 per participant for any one plan year. The Non-Qualified Deferred Compensation Table below shows the aggregate amount each NEO elected to defer and the amount that the Company contributed to the Wealth Accumulation Plan.

Payment could be made as a lump sum or in monthly installments for up to 180 months, depending on whether the participant elected to receive payment as an in-service distribution or upon termination of employment, and the payment options offered at the time of the participant’s deferral election. Generally, Wealth Accumulation Plan deferral account benefit payments will not begin earlier than the elected commencement date. If a participant dies, the participant’s deferred compensation benefit will be paid to his or her beneficiaries or estate in a lump sum. Participants may request an early withdrawal in the event of an unforeseen emergency, which request is subject to approval. For all participants, distributions triggered by termination of employment are automatically delayed six months. The Company has the right to terminate the Wealth Accumulation Plan and distribute all vested amounts credited to participant accounts upon a change in control.

The participant may select from a wide mix of investment crediting funds that best suits their goals, time horizon, and risk tolerance. The investment options available and their performance, as well as planning tools to assist the participant selecting an appropriate mix, are available online with the record keeper. The participant may change investment crediting elections or request investment exchanges between options whether online or through phone services with the record keeper. Investment crediting options are used to measure the notional gains and losses that will be credited to the participant’s account over time. While no actual investment is made in the investment crediting options selected, the participant’s account is subject to the same market investment risk as the actual investment in such investment crediting options.

Participants were fully vested immediately in their own salary deferrals and vested 100% in Company matching contributions after three years of service. All NEOs who participated in the plan were fully vested in their Wealth Accumulation Plan account balances.

The following table contains information about contributions, earnings, withdrawals, and account balances for our NEOs under the Company’s non-qualified Wealth Accumulation Plan, which was last in effect during 2021, and frozen effective January 1, 2022.

Name	Aggregate Balance at December 31, 2021	Executive Contributions in 2022(1)	Registrant Contributions in 2022(2)	Aggregate Earnings in 2022	Aggregate Withdrawals/ Distributions in 2022	Aggregate Balance at December 31, 2022(3)
Brian A. Shepherd	$267,629	$91,000	$-	$(21,963)	$-	$336,666
Hai Tran	$-	$-	$-	$-	$-	$-
Kenneth M. Kennedy	$1,787,842	$-	$-	$(387,598)	$-	$1,400,244
Elizabeth A. Bauer	$1,417,474	$-	$-	$(260,025)	$-	$1,157,449
Rasmani Bhattacharya	$-	$-	$-	$-	$-	$-
(1)

Amounts are also included in the “Non-Equity Incentive Plan Compensation” columns in the 2022 Summary Compensation Table. Mr. Shepherd’s values represent 2021 election deferral contributions to 2021 earnings paid in 2022.

(2)

The Plan was frozen effective 2022; therefore, previous participating NEOs are no longer contributing to the Plan.

(3)

The aggregate balance includes the following executive and Company contribution amounts reported in the 2022 Summary Compensation Table in prior year proxy statements beginning with the 2017 proxy statement: Mr. Shepherd - $239,037, Mr. Kennedy - $219,636, and Ms. Bauer - $85,806.

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Severance and Change in Control Benefits

Executive Severance Plan

The Compensation Committee regularly reviews and benchmarks severance benefits to ensure they are consistent with market best practices as well as consistent among executives of similar seniority and responsibility across the company. The Compensation Committee believes that maintaining a competitive level of separation benefits is appropriate as part of an overall compensation program design to attract, retain, and motivate the highest-quality management team. After a recent benchmarking and in support of these objectives, CSG introduced a new, market-aligned Executive Severance Plan effective April 1, 2022, which was amended on March 28, 2023.

The Executive Severance Plan streamlines and simplifies the benefits to be provided to our executives in the event of termination by CSG for any reason other than cause, death or disability, or by the executive for good reason, as such terms are defined under the Executive Severance Plan.

Each of our executive officers elected to participate in the Executive Severance Plan with each of Mr. Shepherd, Mr. Kennedy, and Ms. Bauer entering into participation agreements that differ from the standard form participation agreement in order to reflect benefits previously contained in their respective 2021 employment agreements and other benefits as approved by the Compensation Committee and Board of Directors.

In the event of a termination without cause, or that does not occur within the first 18 months following a change in control of CSG, participants in the Executive Severance Plan would receive, subject to any limitations under 280G, the following separation benefits:

◼

a severance payment consisting of an amount equal to 100% of the participant’s annual base salary and 100% of the target bonus, paid over a 12-month period. Effective March 28, 2023, the Compensation Committee approved an increase in the base salary portion of the severance payment for Mr. Shepherd from 100% to 200% to align with market standards;

◼

a lump sum amount equal to the COBRA continuation coverage premiums that would be payable by the participant for the first 18 months of the COBRA continuation period;

◼

if the termination occurs on or after June 1 of the applicable calendar year, a lump sum payment consisting of participant’s target bonus, pro-rated for the number of days the participant was employed during the calendar year. Effective March 28, 2023, the Compensation Committee approved an amendment to the Executive Severance Plan where the prorated bonus will be determined based on the actual performance of the company for the year in which the participant’s termination date occurs; and

◼

a prorated portion of the unvested time-based restricted stock award and a prorated portion of the unvested performance and market-based restricted stock awards with the vesting amount of both based on the number of months employed during the vesting cycle, and with the performance-based stock vesting based on the actual performance achieved at the end of the performance period.

In the event of a termination within the first 18 months following a change in control of CSG, participants in the Executive Severance Plan would receive, subject to any limitations under 280G, the following separation benefits:

◼

a lump sum severance payment consisting of an amount equal to 200% of the participant’s annual base salary and target bonus, with exception of Mr. Shepherd, Mr. Kennedy, and Ms. Bauer, who would receive an amount equal to 300% of their annual base salary and target bonus as reflected in their participation agreements;

◼

a cash amount equal to the COBRA continuation coverage premiums that would be payable by the participant for the first 18 months of the COBRA continuation period;

◼

an additional lump sum payment consisting of participant’s target bonus, pro-rated for the number of days the participant was employed during the calendar year; and

◼

vesting of all unvested time-based and performance-based restricted stock awards, with the vesting amount for the performance-based stock awards determined at target; provided, however, that for any market-based stock awards on a relative TSR metric, the performance period would be deemed to have ended on the date of the change in control and will be valued on that date.

Payments to participants under the Executive Severance Plan are contingent on, among other things, the participant entering into and complying with a broad-based release of CSG.

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Potential Payments Upon Termination of Employment Under the Executive Severance Plan

The following describes the additional amount of compensation that would be paid to each of our NEOs under the Executive Severance Plan in the event of a termination of the NEO’s employment under various scenarios. The amounts shown are estimates of the amounts that would be paid to each NEO assuming a termination was effective as of December 31, 2022. We used $57.20 per share, the closing price of our common stock as of December 30, 2022 (the last trading day of our 2022 fiscal year), in determining the potential value of accelerated vesting of restricted stock awards. The actual amounts to be paid can only be determined at the time of a NEO’s separation from us.

Termination for Death or Disability

Assuming termination of employment on December 31, 2022, on account of the death of Mr. Shepherd, Mr. Kennedy, or Ms. Bauer, or by reason of such NEO’s disability, Mr. Shepherd, Mr. Kennedy, or Ms. Bauer would receive accrued benefits, any other amounts or benefits earned, accrued, or owed but not paid as of the employment termination date, and his or her prorated bonus at target performance for 2022 in accordance with the terms of their respective Executive Severance Plan participation agreements.

In addition, if our NEO’s employment is terminated by reason of disability, he or she would receive continued coverage under the group insurance benefits until the first to occur of the cessation of such disability or the attainment of age 65. The monthly premiums at December 31, 2022, for the group insurance benefits were $2,328 for Mr. Shepherd (age 55), $2,393 for Mr. Tran (age 53), $2,211 for Mr. Kennedy (age 53), $1,411 for Ms. Bauer (age 60), and $740 for Ms. Bhattacharya (age 54).

All unvested time-based equity awards will vest in full upon the holder’s death. The values of the unvested time-based awards for each of our NEOs as of December 31, 2022, were $4,705,443 for Mr. Shepherd, $709,966 for Mr. Tran, $2,131,500 for Mr. Kennedy, $925,497 for Ms. Bauer, and $399,199 for Ms. Bhattacharya, all based on values on the last trading day of the year, December 30, 2022. For more information, see Outstanding Equity Awards at Fiscal Year-End.

Termination for Cause

Assuming termination of employment on December 31, 2022, by the Company for cause for Mr. Shepherd, Mr. Tran, Mr. Kennedy, Ms. Bauer, or Ms. Bhattacharya, the NEO would receive accrued benefits through the termination date and any other amounts or benefits earned, accrued, or owed to but not paid as of the employment termination date.

Assuming termination of employment on December 31, 2022, by the Company without cause (or a constructive termination by the NEO for good reason) unrelated to a Change in Control, the NEO would receive accrued benefits through the termination date, and any other amounts or benefits earned, accrued, or owed but not paid as of the employment termination date. Subject to an irrevocable release, each executive would also receive: (a) cash amount equal to 100% of the participant’s base salary as of the participant’s termination date plus 100% of the participant’s performance bonus at target for the year in which the participant’s termination date occurs; (b) pro rata annual performance bonus at target if terminated after June 1st; and (c) continued COBRA coverage under the group medical, dental, and vision insurance benefits for 18 months as shown in the following table.

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TERMINATION WITHOUT CAUSE UNRELATED TO A CHANGE IN CONTROL

Payment or Benefit	Brian A. Shepherd	Hai Tran	Kenneth M. Kennedy	Elizabeth A. Bauer	Rasmani Bhattacharya
Cash amount(1)	$1,575,000	$831,250	$1,000,000	$700,000	$700,000
Pro rata annual performance bonus	875,000	356,250	500,000	300,000	300,000
Pro rata acceleration vesting of time-based restricted stock(2)	2,744,227	325,411	1,281,108	547,004	145,574
Pro rata acceleration vesting of performance and market-based restricted stock(2)	5,309,762	414,986	2,651,906	510,281	96,382
COBRA benefits of medical, dental, and vision(3)	38,586	39,758	38,135	25,164	13,088
TOTALS	$10,542,575	$1,967,655	$5,471,149	$2,082,449	$1,255,044
(1)

Amount payable in substantially equal installments in accordance with the Company’s normal payroll practices for the 12 months following the termination date starting on the first regularly scheduled payroll date that is at least 60 days following the termination date.

(2)

Amount represents the pro rata number of shares of unvested restricted stock awards that would vest upon the termination of employment unrelated to a Change in Control, multiplied by the closing market price of the common stock on December 30, 2022, the last trading day of the year, of $57.20 per share. Amount may be reduced under Sections 280G and 409A of the Internal Revenue Code.

(3)

Amount represents premium for 18 months, paid in a single lump sum on the first regularly scheduled payroll date that is at least 60 days following participant’s termination date, based upon monthly premiums as of December 31, 2022.

Termination Without Cause After a Change in Control

Assuming termination of employment on December 31, 2022, by the Company, without cause (including a constructive termination by the NEO for good reason) after a Change in Control, the NEO would receive: (a) accrued benefits; (b) any other amounts or benefits earned, accrued, or owed but not paid as of the employment termination date; and (c) vesting of all unvested shares of restricted stock held on December 31, 2022, subject to limitations. Subject to an irrevocable release, each executive would also receive: (a) a cash amount equal to two (2) times his or her base salary plus two (2) times performance-based cash bonus he or she would receive if the Company attained 100% of its performance goals (not exceeding excise tax thresholds limits under Section 280G of the Internal Revenue Code), except for Mr. Shepherd, Mr. Kennedy, and Ms. Bauer, who pursuant to their executive severance plan participation agreements, would receive an amount equal to three (3) times the sum of his or her base salary plus three (3) times performance-based cash bonus; plus a cash payout equal to pro rata annual performance bonus at target; (b) acceleration vesting of time based restricted stock awards; (c) acceleration vesting of performance-based restricted stock awards; and (d) continued COBRA coverage under the group medical, dental, and vision insurance benefits for 18 months as shown in the following table.

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TERMINATION WITHOUT CAUSE AFTER A CHANGE IN CONTROL

Payment or Benefit	Brian A. Shepherd	Hai Tran	Kenneth M. Kennedy	Elizabeth A. Bauer	Rasmani Bhattacharya
Cash amount with pro rata annual Performance bonus(1)	$-	$182,956	$1,280,694	$1,577,250	$745,847
Acceleration vesting of time based restricted stock awards(2)	4,705,443	709,966	2,131,500	925,496	399,199
Acceleration vesting of performance-based restricted stock awards(2)	8,394,100	1,065,007	4,074,299	870,241	353,496
COBRA benefits of medical, dental, and vision(3)	38,586	39,758	38,135	25,164	13,088
TOTALS	$13,138,130	$1,997,687	$7,524,628	$3,398,151	$1,511,630
(1)

Amount would be paid in a lump sum within 30 days after the termination of employment without regard to other employment. Amount may be reduced under Sections 280G and 409A of the Internal Revenue Code.

(2)

Amount represents all shares of unvested restricted stock or target performance awards that would vest upon the termination of employment after a Change in Control, multiplied by the closing market price of the common stock on December 30, 2022, the last trading day of the year, of $57.20 per share. Amount may be reduced under Sections 280G and 409A of the Internal Revenue Code.

(3)

Amount represents premium for 18 months, paid in a single lump sum on the first regularly scheduled payroll date that is at least 60 days following participant’s termination date, based upon monthly premiums as of December 31, 2022.

Definitions

Cause

Under the Executive Severance Plan the Board may terminate a NEO’s employment for Cause. Cause means that one or more of the following have occurred: (i) the participant’s willful and deliberate failure to substantially perform his executive and management duties hereunder to the detriment of the Company for reasons other than employee’s sickness, injury or disability; (ii) the participant’s willful and deliberate misconduct, which is a material violation of the Company’s written policies and/or results in substantial injury or damage (whether reputational, financial or otherwise) to the Company; (iii) the participant’s conviction of, or plea of guilty or nolo contendere to, a felony; (iv) the participant’s breach of any restrictive covenant agreement with the Company, including but not limited to, confidentiality noncompete, nonsolicitation and/or nondisclosure covenants; and (v) the participant’s certification of materially inaccurate financial or other information pertaining to the Company with actual knowledge of such inaccuracies on the participant’s part. In no event will the results of operations of the Company or exercise of the participant’s business judgment made in good faith constitute an independent basis for terminating the participant’s employment for Cause.

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Change in Control

For purposes of Executive Severance Plan, a “Change in Control” of the Company generally includes (i) the date any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group constitutes more than 50% of the total voting power of the stock of the Company. However, if any one person, or more than one person acting as a group, is considered to own more than 50% of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered causing a change in the ownership of the Company or to cause a change in the effective control of the Company, (ii) the date any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 50% or more of the total voting power of the stock of the Company, (iii) the date that any one person, or more than one person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all the assets of the Company immediately before such acquisition or acquisitions, or (iv) the date a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election. The foregoing is a summary of the more detailed definition included in the Executive Severance Plan.

Good Reason

For the purposes of the Executive Severance Plan, “Good Reason” generally means, the termination by the participant of the participant’s employment with the Company upon the occurrence of any one or more of the following events to the extent that there is, or would be if not corrected, a material negative change in the Participant’s employment relationship with the company: (i) the Company’s material reduction in the participant’s base salary and/or bonus compensation; (ii) the Company’s significant diminution of the participant’s authority, duties and responsibilities; (iii) following a Change in Control, the assignment to the participant of duties significantly inconsistent with, or different from, the participant’s duties and responsibilities existing at the time of the Change in Control; (iv) the Company’s material diminution in the authority, duties or responsibilities of the supervisor to whom the participant is required to report (including, if the participant were reporting directly to the Board, a requirement that the participant report to a corporate officer or employee rather than reporting directly to the Board); (v) the Company’s material diminution in the budget over which the participant retains authority; or (vi) the relocation of the participant’s office to any place beyond 50 miles from the participant’s current office.

To have “Good Reason,” the participant must give the Company notice of any event or condition that would constitute a basis for “Good Reason” within 90 days of the event or condition that would constitute a basis for “Good Reason;” and, upon the receipt of such notice, the Company will have 30 days to remedy such event or condition. If such event or condition is not remedied within such 30-day period, any termination of employment by the participant for “Good Reason” must occur within 30 days after the period for remedying such condition or event has expired.

Effective March 28, 2023, for purposes of the Executive Severance Plan, we modified the definition of “Good Reason” to better align with market standards. As modified, “Good Reason” generally means if, without the participant’s consent, any of the following applies: (i) a material diminution in executive’s duties, responsibilities, or authority; or (ii) a material reduction in base salary (other than a reduction effected on behalf of the Company as part of a general cost-saving strategy that affects similarly situated employees of the Company); or (iii) in the event that the separation from service is initiated by the participant for Good Reason following a Change in Control, the assignment to the participant of duties significantly inconsistent with, or different from, the participant’s duties and responsibilities existing at the time of the Change in Control.

An participant may terminate his or her employment for Good Reason at any time after providing the Company thirty (30) days prior written notice setting forth in reasonable specificity the event(s) that constitute(s) Good Reason within 90 days of the condition first arising. During such 30-day notice period, the Company shall have a cure right, and if not cured within such period, participant’s termination will be effective upon the expiration of such cure period.

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CEO Pay Ratio

Pursuant to Item 402(u) of SEC Regulation S-K, we are required to annually disclose the ratio of the annual total compensation of our CEO to that of our median employee.

We believe the pay ratio disclosed below is a reasonable estimate calculated in a manner consistent with applicable SEC rules. Because there has been a substantial change within the employee population organization, we recalculated the median employee for 2022. To identify the median employee in 2022 and to determine the annual total compensation of our median employee and our CEO, we took the following steps:

◼

We selected December 31, 2022, as the date on which we would identify our median employee because it enabled us to make such identification in an efficient and reasonable manner;

◼

We identified our median employee, after accumulating annual base pay, bonus earned, and equity granted (“Annual Compensation”) for our entire global employee workforce, excluding our CEO, based on the local currency of the countries in which they were employed for the fiscal year that ended on December 31, 2022;

◼

Each employee’s Annual Compensation was then converted to U.S. Dollars using average foreign currency rates prevailing during the year, and arrayed high to low to identify our median employee; and

◼

We calculated annual total compensation for the median employee in the same manner that we calculated compensation for our NEOs for our 2022 Summary Compensation Table, resulting in annual total compensation for our median employee to be $62,346 for the year ended December 31, 2022.

Our CEO’s annual total compensation for 2022 was $7,515,960, as reported in the Executive Compensation Tables - 2022 Summary Compensation Table, and was approximately 121 times the annual total compensation of the median employee.

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2022 Pay versus Performance

Pay versus Performance Table

The following table contains additional compensation information of our current and former CEO (“CEO”) and non-CEO named executive officers (“NEOs”), along with total shareholder return (“TSR”), net income, and company-selected revenue measure results for our fiscal years ending in 2022, 2021, and 2020. This disclosure is intended to comply with the SEC rules under item 402(v) and does not necessarily reflect the Company’s approach to aligning compensation with performance. Additional information concerning the Company’s compensation philosophy and how the Company aligns compensation with financial performance can be found in the Compensation Discussion and Analysis.

					Value of Initial Fixed $100 Investment Based On:
Year(1)	Summary Comp. Table Total for CEO	Comp. Actually Paid to CEO(2)(3)	Avg Summary Comp. Table Total for Non-CEO NEOs	Avg Comp. Actually Paid to Non-CEO NEOs(2)(3)	Company TSR(7)	Peer Group TSR(7)	GAAP Net Income	Company Selected Measure “Revenue”
2022*	$ 7,515,960	$ 7,019,416(4)	$ 2,153,261	$ 2,272,546(4)	$ 117.44	$ 73.35	$ 44,060,000	$ 1,089,752,000
2021	5,763,015	8,680,195(5)	1,812,850	2,630,957(5)	116.15	113.19	72,331,000	1,046,487,000
2020	14,037,609	8,821,747(6)	3,049,302	3,155,018(6)	89.00	140.11	58,711,000	990,533,000
*2022 compensation figures assume STIP at 58% of target, year-end stock price of $57.20 per share, and rTSR of $54.77 per share.
(1) NEOs included in the above table are as follows:
Year	CEO	Non-CEO NEOs
2022	Brian A. Shepherd	Hai Tran, Kenneth M. Kennedy, Elizabeth A. Bauer, Rasmani Bhattacharya
2021	Brian A. Shepherd	Hai Tran, Kenneth M. Kennedy, Elizabeth A. Bauer, Rolland B. Johns
2020	Bret C. Griess	Rolland B. Johns, Kenneth M. Kennedy, Brian A. Shepherd
(2)

Fair Market Value (FMV) or change in fair value, as applicable, of equity awards was determined by reference to: (1) for restricted stock awards (excluding awards and other performance-based awards), closing price on applicable year-end date(s) or, in the case of vesting dates, the actual vesting price; (2) for performance-based restricted stock awards (excluding TSR awards), the same valuation methodology as restricted stock awards above except year-end values are multiplied times the probability of achievement as of each such date; (3) for TSR awards, the fair value calculated by a Monte Carlo simulation model as of the applicable year-end date(s), and in all cases based on volatility and risk free rates determined as of the revaluation date based on the expected life period and based on an expected dividend rate of 0%.

(3)

For the portion of compensation that is based on year-end stock prices, the following prices were used: (1) 2022 $57.20 (0.7% reduction from prior year); (2) 2021 $57.62 (27.8% increase from prior year); and (3) 2020 $45.07 (13.0% reduction from prior year).

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(4) 2022 compensation reflects the following adjustments from Total Compensation reported in the 2022 Summary Compensation Table:
	CEO	Average Non-CEO NEO
Total Reported in 2022 Summary Compensation Table (SCT)	$ 7,515,960	$ 2,153,261
Less, Value of Stock Awards Reported in SCT	(5,986,094)	(1,412,598)
Plus, Year-End Value of Awards Granted in Fiscal Year that are Unvested and Outstanding	5,290,930	1,441,979
Plus, Change in Fair Value of any Prior Year Awards that are Outstanding and Unvested	(149,222)	(40,382)
Plus, FMV of Awards Granted this Year and that Vested this Year	-	-
Plus, Change in Fair Value (from Prior Year-End) of any Prior Year Awards that Vested this Year	347,841	130,286
Less, Prior Year Fair Value of Prior Year awards that Failed to Vest this Year	-	-
Total Adjustments	(496,545)	119,285
Compensation Actually Paid for Fiscal Year 2022	$ 7,019,415	$ 2,272,546

(5) 2021 compensation reflects the following adjustments from Total Compensation reported in the 2021 Summary Compensation Table:
	CEO	Average Non-CEO NEO
Total Reported in 2021 Summary Compensation Table (SCT)	$ 5,763,015	$ 1,812,850
Less, Value of Stock Awards Reported in SCT	(3,925,148)	(1,065,208)
Plus, Year-End Value of Awards Granted in Fiscal Year that are Unvested and Outstanding	4,682,547	1,270,751
Plus, Change in Fair Value of any Prior Year Awards that are Outstanding and Unvested	1,960,239	541,952
Plus, FMV of Awards Granted this Year and that Vested this Year	-	-
Plus, Change in Fair Value (from Prior Year-End) of any Prior Year Awards that Vested this year	199,542	70,612
Less, Prior Year Fair Value of Prior Year Awards that Failed to Vest this Year	-	-
Total Adjustments	2,917,180	818,107
Compensation Actually Paid for Fiscal Year 2021	$ 8,680,195	$ 2,630,957

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(6) 2020 compensation reflects the following adjustments from Total compensation reported in the 2020 Summary Compensation Table:
	CEO	Average Non-CEO NEO
Total Reported in 2020 Summary Compensation Table (SCT)	$ 14,037,609	$ 3,049,302
Less, Value of Stock Awards Reported in SCT	(12,163,565)	(2,155,361)
Plus, Year-End value of Awards Granted in Fiscal Year that are Unvested and Outstanding	-	2,570,871
Plus, Change in Fair Value of any Prior Year Awards that are Outstanding and Unvested	-	(244,226)
Plus, FMV of Awards Granted this Year and that Vested this Year	8,572,134	-
Plus, Change in Fair Value (from Prior Year-End) of any Prior Year Awards that Vested this Year	(1,624,431)	(65,568)
Less Prior Year Fair Value of Prior Year Awards that Failed to Vest this Year	-	-
Total Adjustments	(5,215,862)	105,716
Compensation Actually Paid for Fiscal Year 2020	$ 8,821,747	$ 3,155,018
(7)

Company TSR and our Standard Industrial Classification (“SIC”) Code Index: Computer Processing and Data Preparation and Processing Services, is as reflected in our 2022 Form 10-K pursuant to Item 201(e) of Regulation S-K. Each year reflects what the cumulative value of $100 would be, including reinvestment of dividends, if such amount were invested on December 31, 2019.

Pay versus Performance Descriptive Disclosure

We believe the compensation actually paid in each of the years reported above and over the three-year cumulative period are reflective of the Compensation Committee’s emphasis on “pay-for-performance” as it fluctuated year-over-year, primarily due to the result of our stock performance and our varying levels of achievement against pre-established performance goals under our annual performance bonus and our LTI program, including our revenue.

Revenue continues to be our most important financial metric due to the following:

◼

Revenue growth is a critical part of our long-term strategic objectives.
◼

Our CEO and executive leadership team have set a long-term revenue target of $1.5 billion.
◼

Revenue or a related metric is included in both short-term and long-term incentive programs.

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(1)

Total shareholder return in the above chart, in the case of both the Company and our Peer Companies as noted in footnote 7 of the above Pay for Performance Table, reflects the cumulative return of $100 as if invested on December 31, 2019, including reinvestment of any dividends.

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Table of 3-7 Measures Most Important to Last Fiscal Year

The following performance measures reflect the Company’s most important performance measures in effect for 2022, as further described and defined in Compensation Discussion and Analysis under 2022 Financial Achievements.

MOST IMPORTANT PERFORMANCE MEASURES FOR 2022
◼ Revenue
◼ Non-GAAP Adjusted Revenue (Revenue Less Transaction Fees)
◼ Non-GAAP Adjusted Operating Margin Percentage
◼ Earnings Per Share
◼ TSR
◼ Impact Minutes

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Proposal 3 — Advisory Vote on the Frequency of Advisory Votes on the Compensation of Our Named Executive Officers

Pursuant to Section 14A of the Exchange Act, our shareholders have the opportunity to indicate how frequently we should seek an advisory vote on the compensation of our NEOs, as disclosed pursuant to the SEC’s compensation disclosure rules, such as Proposal 2 included on page 51 of this proxy statement.

The enclosed proxy card gives our shareholders four choices for voting on this proposal. You can choose whether the say-on-pay vote should be conducted every three years, every two years, or every year. You may also abstain from casting a vote.

THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE OPTION OF EVERY YEAR AS THE FREQUENCY WITH WHICH SHAREHOLDERS ARE PROVIDED WITH AN ADVISORY VOTE ON THE COMPENSATION OF OUR NEOS.

Factors to Consider in Voting on This Proposal

Our Board has discussed and carefully considered the alternatives regarding the frequency of say-on-pay proposals in an effort to determine the approach that would best serve the Company and our shareholders. Our Board has considered several factors supporting an annual vote.

Factors considered in support of an annual say-on-pay vote include the following:

◼

An annual say-on-pay vote is consistent with past practice and the prior shareholder vote on frequency of advisory votes on executive compensation;

◼

An annual say-on-pay vote provides us with immediate and direct input from our shareholders on our compensation principles and practices as disclosed in the proxy statement every year;

◼

An annual advisory vote provides frequent communication from our shareholders, which is consistent with our efforts to seek input from our shareholders regarding corporate governance and our compensation philosophy; and

◼

The lack of an annual say-on-pay advisory vote might make it more difficult for the Company to understand the outcome of a shareholder vote as to whether the shareholder vote pertains to the compensation disclosed in the current year proxy statement or pay practices over the previous year or two. As a result, a frequency other than annual might make it more difficult for the Board to understand and respond appropriately to the message being communicated by our shareholders.

After careful consideration, our Board believes that it is most appropriate to conduct an advisory vote on executive compensation every year; therefore, our Board recommends that you vote for an annual advisory vote on compensation of our NEOs.

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When you vote in response to the resolution below, you may cast your vote on your preferred voting frequency by choosing among the following four options: every three years, every two years, or every year, or you may abstain from voting.

“RESOLVED, that the option of once every one year, two years, or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the Company is to hold a shareholder vote to approve the compensation of the named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion.”

The option of one year, two years, or three years that receives the highest number of votes cast by shareholders will be taken into consideration by the Board when determining the frequency for the advisory vote on executive compensation. This vote is advisory and, therefore, not binding, and the Board may decide in the future that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our shareholders.

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Proposal 4 — Approval of Amendment and Restatement of the CSG Systems International, Inc. Amended and Restated 2005 Stock Incentive Plan

Our Board, upon the recommendation of the Compensation Committee, is asking shareholders to approve an amendment and restatement of the CSG Systems International, Inc. Amended and Restated 2005 Stock Incentive Plan (the “2005 Plan”) to authorize an additional 2,900,000 shares under the plan.

The 2005 Plan was initially approved by the Board and our shareholders in 2005, and our shareholders have periodically re-approved the 2005 Plan, most recently at the 2020 Annual Meeting of Shareholders. The amendment and restatement of the 2005 Plan (the “A&R 2005 Plan”), upon recommendation of the Compensation Committee, was approved by our Board in February 2023, subject to shareholder approval. If approved by our shareholders, the A&R 2005 Plan will become effective as of the date of the Annual Meeting. If our shareholders do not approve the A&R 2005 Plan, the 2005 Plan will remain as previously approved by our shareholders, and will remain available for new grants to the extent shares remain available for issuance under the plan.

Background and Amendments to the Plan

Our Board, the Compensation Committee, and our management all believe that long-term equity incentive compensation is essential to our continued ability to attract, retain, and motivate the individuals required to successfully execute our business plans, grow and achieve strong results. Recruitment and retention of highly skilled leaders is a key to our future success. Equity incentives are an important component of our compensation philosophy, intended to provide ownership opportunities and performance-based incentives to our directors, executives, and employees to directly align the recipient’s interests with those of our shareholders. The proposed A&R 2005 Plan includes an amendment to increase the number of shares authorized for issuance under the 2005 Plan by 2,900,000 shares.

Increase in Authorized Shares. The A&R 2005 Plan would increase the number of shares authorized for issuance by 2,900,000 shares, for a total of 27,900,000 shares reserved for issuance. For the purposes of the A&R 2005 Plan, shares covered by an award of a stock bonus, restricted stock, restricted stock units, or performance units are considered as “Full Value” awards, and count against the maximum number of shares which may be issued as two shares for every one share granted or issued in payment of the award (2:1).

As of February 28, 2023, a total of 3,458,162 shares remained available for issuance under the 2005 Plan. The amendment will increase the number of shares available under the A&R 2005 Plan to 6,358,162 or 20.4% of our common stock outstanding as of February 28, 2023. The last reported sale price of our common stock at the close of business on February 28, 2023 on the Nasdaq Global Select Market was $56.20 per share.

We regularly monitor the burn rate of our equity compensation plans. Based on the ISS Burn Rate calculation methodology, our unadjusted average burn rate over the past three years is 2.06%. We believe our burn rate and current equity overhang is reasonable given the size of the Company, comparability to our peers, and the judicious use of equity to finance the Company.

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Due to the aforementioned considerations, our Board and the Compensation Committee believe the proposed share increase is reasonable and appropriate. At this time, we expect that these shares, in conjunction with the shares currently available for grant under the 2005 Plan, will be sufficient to cover awards as determined appropriate by the Compensation Committee to be granted in the next three to five years; however, this timeframe is an estimate used to determine the requested number of shares of common stock under the A&R 2005 Plan and future circumstances may require change to our equity grant practices. The table below sets forth, as of February 28, 2023, information regarding outstanding awards and shares remaining available for grant under the 2005 Plan, which is our only active plan under which equity-based compensation awards can be granted.

Total Number of Unvested Full Value Awards Outstanding	1,002,105
Total Number of Stock Options and Stock Appreciation Rights (SARs) Outstanding	-
Weighted Average Exercise Price of Outstanding Stock Options and SARs	-
Weighted Average Remaining Term of Outstanding Stock Options and SARs	-
Number of Remaining Shares Available under the 2005 Plan	3,458,162

Key Features and Corporate Governance. The A&R 2005 Plan includes several features that are consistent with the interests of our shareholders and sound corporate governance practices, including the following:

◼

Full Value share counting. Full Value awards count against the maximum number of shares which may be issued under the A&R 2005 Plan as two shares for every one share (2:1) granted or issued in payment of the award.

◼

No automatic share replenishment or “evergreen” provision. There is no evergreen feature pursuant to which the shares authorized for issuance under the A&R 2005 Plan can be automatically replenished.

◼

No liberal share counting or “recycling” of shares. Shares withheld by us for payment of the exercise price of an award or to satisfy tax withholding obligations, or repurchased by us with proceeds collected in connection with the exercise of options, are not available again for grant under the A&R 2005 Plan.

◼

No repricing of stock options or SARs without shareholder approval. Stock options and stock appreciation rights (“SARs”) may not be repriced (repricing, exchange, substitution, and cash buyouts) without prior approval by our shareholders.

◼

No discounted options or SARs. Stock options and SARs may not be granted with an exercise or measurement price lower than the fair market value of the underlying shares on the date of grant.

Summary of the Plan

The material terms of our A&R 2005 Plan are summarized below. This summary, however, does not purport to be complete and is subject to and qualified in its entirety by the terms of the A&R 2005 Plan, which is attached as Appendix A.

Types of Awards. The A&R 2005 Plan authorizes the grant of incentive stock options, non-qualified stock options, stock appreciation rights, performance unit awards, restricted stock awards, restricted stock unit awards, and stock bonus awards.

Administration. The Board has delegated authority to the Compensation Committee (the “Committee”) to administer the A&R 2005 Plan. The Committee has authority to interpret the A&R 2005 Plan, select the officers, key employees, and non-employee directors to whom awards will be granted, determine type, amount, size, terms and conditions of each award and make certain other determinations. The Committee may establish sub-plans in connection with grants to employees in non-U.S. jurisdictions. The Committee may delegate certain of its authority to officers of the Company.

Eligibility. Officers and other key employees of the Company or any subsidiary and non-employee directors of the Company are eligible to receive awards under the A&R 2005 Plan, when selected for participation by the Committee. As of February 28, 2023, we had ten non-employee directors and approximately 5,700 employees.

Stock Subject to the A&R 2005 Plan. A total of 27,900,000 shares of our common stock may be issued under the A&R 2005 Plan (subject to approval of this Proposal 4 to authorize an additional 2,900,000 shares for issuance under the plan), which may be authorized and unissued shares or treasury shares. The aggregate number of shares subject to awards granted to any one person in any calendar year may not exceed 600,000 shares. The maximum number of shares that may be granted subject to options is 27,900,000 shares (subject to approval of this Proposal 4).

Share Counting. Shares covered by an award of restricted stock, restricted stock units, performance units, or a stock bonus are considered “Full Value” awards, and count against the maximum number of shares which may be

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issued under the A&R 2005 Plan as two shares for every one share granted or issued in payment of the award (2:1). Shares covered by a stock option or SARs that expire or terminate unexercised will be available again for awards under the A&R 2005 Plan. Shares granted as restricted stock or subject to a restricted stock unit award that are forfeited, cancelled, or otherwise are reacquired by us due to failure of the shares to vest will remain available for awards under the A&R 2005 Plan and will be added back in the same manner as the shares reduced the limit (2:1). Shares retained by us in payment of the exercise price of an award or withheld by us to satisfy tax withholding obligations will not be available again for awards under the A&R 2005 Plan. If a SAR or restricted stock unit award is settled by us entirely in cash, the shares covered by the award as to which the exercise or vesting occurs will be available again for awards under the A&R 2005 Plan.

Maximum Awards to Non-Employee Directors. The aggregate value (based on the grant date fair value as determined for financial accounting purposes) of awards granted to any non-employee director in any year may not exceed $250,000, and the maximum amount of cash compensation payable under the A&R 2005 Plan to any non-employee director in any year (determined at the time such cash compensation would be payable without respect to any election to defer payment to a subsequent year) is $250,000.

Adjustments. In the event of a change in our outstanding shares of common stock due to a stock dividend, stock split, recapitalization, merger, reorganization, or similar change, the Committee will make appropriate adjustments in: (a) the aggregate number of shares of common stock, (i) reserved for issuance, (ii) for which awards may be made to an individual, and (iii) covered by outstanding awards; (b) the exercise price relating to outstanding awards; and (c) the appropriate fair market value and other price determinations relevant to outstanding awards.

Stock Options. The A&R 2005 Plan permits the grant of incentive stock options and non-qualified stock options. The option exercise price per share may not be less than the fair market value of our common stock on the date of the grant. The type of option and other terms and conditions of the option will be determined by the Committee and set forth in the option agreement including the option term, subject to a maximum term of ten years. The Committee may determine when the option becomes exercisable and may accelerate previously established exercise rights. The agreement may permit payment of the option exercise price in one or more forms including cash, surrender, or withholding of shares of our common stock valued at their fair market value on the exercise date, or pursuant to a broker-assisted exercise program.

Unless otherwise provided in an option agreement, if an optionee’s employment terminates for any reason other than death or disability, then the optionee generally may exercise an option to the extent it was exercisable at the time of the termination for a period of three months after the termination (but not after the expiration date of the option). However, the Committee has the power to terminate an optionee’s rights under an outstanding option if optionee’s employment was terminated for cause or the optionee has engaged or may engage in employment or activities competitive with the Company or a subsidiary or contrary to our best interests. If termination of employment is on account of optionee’s disability or death, the option will generally be exercisable after termination for six months due to disability and twelve months due to death, or the expiration date, if earlier.

If an optionee who is a non-employee director of the Company ceases to be our director for any reason other than retirement from the Board or death, then the optionee generally may exercise the option (to the extent that it was exercisable at the time the optionee ceased to be our director) for a period of three months (but not after the expiration date of the option). If an optionee who is our non-employee director ceases service (other than by reason of death) and at such time is at least age 65 with ten or more years of service or is at least age 70 with five or more years of service as a non-employee director, then the option generally will continue to be exercisable for five years or, if sooner, until the expiration of the option. If an optionee who is a non-employee director dies, then each outstanding but unexercised option held by the optionee for at least twelve months at the time of the optionee’s death will become exercisable in full upon the optionee’s death; and all options which are or become exercisable at the time of the optionee’s death may be exercised by the optionee’s estate or beneficiaries until the earlier of three years after the optionee’s death or the expiration of the option. At the time of the granting of an option to a non-employee director, the Committee may make provisions for the exercise of the option if the optionee ceases to be a director of the Company which are different than those described above in this paragraph.

Stock Appreciation Rights. The Committee may grant SARs, which entitle the grantee to receive, upon the exercise of a SAR, an award equal to all or a portion of the excess of: (i) the fair market value of a specified number of shares of common stock at the time of the exercise over; (ii) a specified price not less than the fair market value of the common stock at the time the stock appreciation right was granted. SARs may be granted independently of or in connection with a stock option grant. Upon the exercise of a SAR, the applicable award may be paid in cash or in shares of common stock (or a combination thereof) as the Committee may determine. The maximum term of a SAR is ten years after the date of the grant. The Committee

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may determine when a SAR becomes exercisable and may accelerate previously established exercise rights.

The provisions of the A&R 2005 Plan relating to the exercisability of SARs upon termination of employment or service as a director are similar to those discussed in connection with stock options.

Performance Unit Awards. The Committee may grant performance unit awards (other than to non-employee directors) which provide for future payments based upon and subject to the achievement of pre-established long-term performance targets. The Committee will establish the: (i) performance period of not less than two or more than five years; (ii) value of each performance unit; and (iii) maximum and minimum performance targets to be achieved during the performance period. The Committee may adjust previously established performance targets or other terms and conditions of a performance unit award to reflect major unforeseen events or changes in circumstances. Performance unit awards, to the extent earned, may be paid in cash or shares of common stock (or a combination thereof) as the Committee may determine.

If the employment of a grantee of a performance unit award terminates prior to the end of an applicable performance period other than by reason of disability or death, then the award generally terminates. However, the A&R 2005 Plan permits the Committee to make partial payments of performance unit awards if the Committee determines such action to be equitable. If the employment of a grantee of a performance unit award terminates as a result of the grantee’s disability or death prior to the end of an applicable performance period, then the Committee may authorize the payment of all or a portion of the performance unit award (to the extent earned under the applicable performance targets) to the grantee or the grantee’s legal representative.

Restricted Stock Awards. The Committee may grant restricted stock awards consisting of shares of common stock restricted against transfer, subject to a substantial risk of forfeiture and to other terms and conditions. The Committee will determine the restriction period applicable to the restricted stock award and the amount, form, and time of payment (if any) required from the grantee of a restricted stock award in consideration of the issuance of the shares covered by such award. Generally, the Committee in its discretion may provide for the lapse of restrictions applicable to restricted stock awards and may waive the restrictions in whole or in part.

If the employment of a grantee of a restricted stock award terminates for any reason while some or all of the shares covered by such award are still restricted, then the grantee’s rights with respect to the restricted shares generally terminate. However, the Committee has the discretion to provide for complete or partial exemptions to such employment requirement.

Restricted Stock Unit Awards. The Committee may grant restricted stock unit awards, which represent a right to receive future payments in either shares of our common stock or cash or a combination. The Committee determines the terms and conditions of the award. The Committee may grant restricted stock unit awards subject to the attainment of one or more performance goals, or may make the awards subject to time-based or other vesting conditions. Grantees have no voting rights or rights to receive cash dividends with respect to restricted stock unit awards until shares of common stock are issued in settlement of such awards. However, the Committee may grant restricted stock units that entitle holders to receive dividend equivalents, which are rights to receive additional restricted stock units based on the value of any cash dividends paid by us.

If the employment or service of a grantee of a restricted stock unit award terminates for any reason before some or all of the restricted stock units vest, then the grantee forfeits any unvested restricted stock units upon termination of employment. However, the Committee has the discretion to provide for complete or partial exemptions to such employment or service requirement.

Stock Bonus Awards. The Committee may grant a stock bonus award (other than to non-employee directors) based upon the performance of the Company, a subsidiary or a segment thereof in terms of preestablished objective financial criteria or performance goals or, in appropriate cases, such other measures or standards of performance (including but not limited to performance already accomplished) as the Committee may determine. The Committee may adjust preestablished financial criteria or performance goals to take into account unforeseen events or changes in circumstances, but such adjustments may not increase the amount of a stock bonus award. The Committee, in its discretion, may impose additional restrictions upon the shares of common stock which are the subject of a stock bonus award.

Tax Withholding. The Company’s obligation to deliver shares of common stock or make cash payments under the A&R 2005 Plan is subject to applicable tax withholding requirements. The Committee has discretion to require tax withholding amounts be paid by the grantee in cash or shares of common stock having a fair market value equal to the required tax withholding amount.

Non-Assignability. Awards may not be assigned or transferred by the recipient except by will, the laws of descent and distribution or, in the case of awards other than incentive stock options, pursuant to a qualified domestic relations order.

Termination and Amendment. Unless the A&R 2005 Plan is terminated earlier by the Board, it will terminate for purposes of further grants on May 17, 2028. Awards outstanding at the time of the termination will remain in

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effect in accordance with their terms. The Board may amend the A&R 2005 Plan at any time; however, shareholder approval must be obtained for any amendment for which approval is required in order to satisfy the applicable requirements of Section 16(b) of the Securities and Exchange Act of 1934, as amended, Section 422 of the Internal Revenue Code or any regulation issued under any of such statutory provisions or the applicable requirements of any market or exchange on which shares of the common stock are listed or traded.

No Repricing. Shareholder approval is required to reduce the exercise price of an outstanding option or stock appreciation right or to cancel or amend an outstanding option or stock appreciation right for the purpose of repricing, replacing, or regranting such option or stock appreciation right with an exercise price which is lower than the original exercise price of such option or stock appreciation right. Additional information with respect to the matters discussed in this paragraph appears in section 22 of the A&R 2005 Plan.

U.S. Federal Income Tax Consequences Summary. The existing statutes, regulations and interpretations of applicable rules of federal income tax consequences are complex, and income tax consequences may vary depending upon the particular circumstances of each plan participant. The following summary describes federal income tax consequences of general applicability, but does not purport to describe particular consequences to each individual plan participant, or foreign, state or local income tax consequences, which may differ from the United States federal income tax consequences.

Incentive Stock Options. A recipient will not recognize income upon the grant of an incentive stock option. Also, except as described below, a recipient will not recognize income upon exercise of an incentive stock option if the recipient has been employed by the Company or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the recipient exercises the option. If the recipient has not been so employed during that time, then the recipient will be taxed as described below under “Non-Qualified Stock Options.” The exercise of an incentive stock option may subject the recipient to alternative minimum tax.

A recipient will recognize income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the recipient sells the stock. If a recipient sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a recipient sells the stock prior to satisfying these waiting periods, then the recipient will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the recipient has held the stock for more than one year. If a recipient sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the recipient held the stock for more than one year.

Non-Qualified Stock Options. A recipient will not recognize income upon the grant of a non-qualified stock option. A recipient will recognize compensation income upon the exercise of a non-qualified stock option equal to the value of the stock on the day the recipient exercised the option less the exercise price. Upon sale of the stock, the recipient will recognize capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the recipient has held the stock for more than one year.

Stock Appreciation Rights. A recipient will not recognize income upon the grant of a SAR. A recipient generally will recognize compensation income upon the exercise of a SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the recipient will recognize capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the recipient held the stock for more than one year.

Restricted Stock Awards. A recipient will not recognize income upon the grant of restricted stock that is subject to vesting conditions unless an election under Section 83(b) of the Internal Revenue Code is made within thirty days of the date of grant. If a timely 83(b) election is made, then a recipient will recognize compensation income equal to the value of the stock less any purchase price paid for the stock. Upon sale of the stock, the recipient will recognize capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. This capital gain or loss will be long-term if the recipient held the stock for more than one year. If the stock is forfeited due to the failure to satisfy the vesting conditions, then the recipient would not receive any deduction or loss with respect to the amount included in income by reason of the Section 83(b) election.

If the recipient does not make an 83(b) election, then as the vesting conditions become satisfied, the recipient will recognize compensation income equal to the value of the stock on the vesting date, less any purchase price paid for the stock. Upon sale of the stock, the recipient will recognize capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the recipient held the stock for more than one year.

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Restricted Stock Units. A recipient will not recognize income upon the grant of a restricted stock unit award. A recipient is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit award vests, the recipient will recognize income on the date the stock is transferred to the recipient in an amount equal to the fair market value of the stock on such date less the purchase price, if any, paid for the stock. Upon sale of the stock, the recipient will recognize capital gain or loss equal to the sales proceeds less the value of the stock on the date of transfer. Any capital gain or loss will be long-term if the recipient held the stock for more than one year. The tax consequences for non-U.S. based employees receiving restricted stock unit awards could be materially different than described above based on the foreign jurisdiction laws and regulations in effect at the time of grant and vest.

Other Stock-Based Awards. The tax consequences associated with any other stock-based award granted under the A&R 2005 Plan will vary depending on the specific terms of the award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the recipient under the award and the recipient’s holding period and tax basis for the award or underlying common stock.

Tax Consequences to the Company. We generally will be entitled to an equivalent deduction to the extent that a recipient recognizes compensation income. Any such deduction may be subject to limitations under the Internal Revenue Code, including Section 162(m).

Plan Benefits

All awards to eligible participants under the A&R 2005 Plan are made at the discretion of the Committee. Therefore, the future benefits and amounts that will be received or allocated to such individuals under the A&R 2005 Plan are not determinable at this time. For information regarding awards granted to our NEOs in the last fiscal year under the 2005 Plan, see the 2022 Grants of Plan-Based Awards Table and for awards granted to our non-employee independent directors during the last fiscal year under the 2005 Plan, see the 2022 Director Compensation Table.

Equity Compensation Plan Information

The following table summarizes certain information about our equity compensation plans as of December 31, 2022, which consists solely of our 2005 Plan and our Third Amended and Restated 1996 Employee Stock Purchase Plan (the “ESPP”):

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average price of outstanding options, warrants, and rights	Number of Securities remaining available for future issuance(1)
Equity Compensation Plans approved by Security Holders	-	$ -	5,091,448
(1)

Of the total number of securities remaining available for future issuance, 3,910,444 shares can be used for various types of stock-based awards, as specified in the Plan, with the remaining 1,181,004 shares to be used for our ESPP.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE AMENDED AND RESTATED 2005 STOCK INCENTIVE PLAN.

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Proposal 5 — Approval of an Amendment to the Restated Certificate of Incorporation

Background

The State of Delaware, which is the Company’s state of incorporation, recently enacted legislation that enables Delaware companies to limit the liability of certain officers in limited circumstances under Section 102(b)(7) of the Delaware General Corporation Law. The new Delaware legislation only permits, and our proposed amendment would only permit, exculpation for direct claims brought by stockholders for breach of an officer’s fiduciary duty of care, including class actions, but would not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the Company itself or for derivative claims brought by shareholders in the name of the Company. Furthermore, the limitation on liability would not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. The rationale for limiting the scope of liability is to strike a balance between shareholders’ interest in accountability and their interest in the Company being able to attract and retain quality officers to work on its behalf.

The Board believes it is important to provide protection from certain liabilities and expenses that may discourage prospective or current officers from serving corporations. In the absence of such protection, qualified officers might be deterred from serving as officers due to exposure to personal liability and the risk that substantial expense will be incurred in defending lawsuits, regardless of merit.

The Company’s Restated Certificate of Incorporation, as amended, currently provides for the exculpation of directors, but does not include a provision that allows for the exculpation of officers. In order to ensure the Company remains able to attract and retain the most qualified officers, the Company proposes the following amendment to its Restated Certificate of Incorporation.

Proposed Article V would provide as follows:

“To the extent permitted by the General Corporation Law of the State of Delaware, the directors and officers of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. Any amendment or repeal of, or the adoption of any provision inconsistent with, this Article V and, to the fullest extent permitted by law, any modification of law shall operate prospectively only and shall not diminish or otherwise adversely affect any limitation on the personal liability of a director or officer of the Corporation for any act of omission that occurred prior to the time of such amendment, repeal, adoption or modification. If the General Corporation Law of the State of Delaware is amended, after the effective date of this Article V, to authorize a corporation to further eliminate or limit the liability of its directors or officers, then a director or officer of the Corporation, in addition to the circumstances in which he or she is not liable immediately prior to such amendment, shall be free of liability to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.”

Reasons for the Proposed Amendment

The Board believes it is appropriate for public companies in states that allow exculpation of officers to have exculpation clauses in their company charter. The nature of the role of directors and officers often requires them to make decisions on crucial matters. Frequently, directors and officers must make decisions in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight, especially in the current litigious environment and regardless of merit. Limiting concern about personal risk would empower both directors and officers to best exercise their business judgment in furtherance of stockholder interests. The Company

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expects its peers to adopt exculpation clauses that limit the personal liability of officers in their Certificate of Incorporation and failing to adopt the amendment could impact our recruitment and retention of exceptional officer candidates that conclude that the potential exposure to liabilities, costs of defense and other risks of proceedings exceeds the benefits of serving as an officer of the Company. This amendment will also more generally align the protections available to our officers with those currently available to our directors.

For the reasons stated above, it is in the interest of the Company and its shareholders that the amendment be approved. The proposed amendment would better position the Company to attract top officer candidates and retain our current officers and enable the officers to exercise their business judgment in furtherance of the interests of the stockholders without the potential for distraction posed by the risk of personal liability. Additionally, it will align the protections for the officers with those protections afforded to the directors.

The proposed amendment is not being proposed in response to any specific resignation, threat of resignation or refusal to serve by any director or officer.

Effect of the Proposed Amendment

Other than the replacement of the existing Article V by the proposed Article V, the remainder of the Restated Certificate of Incorporation, as amended, will remain unchanged. If the amendment is approved by the shareholders, the amendment will become effective upon filing of the Certificate of Amendment of Restated Certificate of Incorporation with the Delaware Secretary of State, which the Company anticipates filing promptly following the annual meeting. The complete text of the proposed amendment is set forth in Appendix B to this proxy statement.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION.

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Proposal 6 — Ratification of the Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm for Fiscal 2023

KPMG LLP has served as our independent registered public accounting firm since 2002 and has been appointed by the Audit Committee to serve in such capacity for 2023. The Company expects that representatives of KPMG LLP will attend the Annual Meeting. Such representatives will have the opportunity to make a statement if they wish, and they will be available to respond to appropriate questions.

The following table sets forth the amounts paid to KPMG in three categories.

“Audit Fees” are the aggregate fees billed by KPMG LLP for 2022 and 2021 for professional services rendered for audits of our annual consolidated financial statements and reviews of financial statements included in the Company’s Quarterly Reports on Form 10-Q/Form 10-K, as well as for services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements for such periods, such as the attestation on the effectiveness of the Company’s internal control over financial reporting.

“Audit-Related Fees” are the aggregate fees billed by KPMG LLP in 2022 and 2021 for assurance and related services that are reasonably related to the performance of the audits or reviews of the Company’s financial statements and are not reported under “Audit Fees.”

“Tax Fees” are the aggregate fees billed by KPMG LLP in 2022 and 2021 for federal, state, and foreign tax compliance, tax advice, and tax planning services.

	2022	2021
Audit Fees	$2,289,550	$2,126,360
Audit-Related Fees	700,000	675,000
Tax Fees	13,440	82,200
TOTAL FEES	$3,002,990	$2,883,560

Other than as reported above, no other fees were billed by KPMG LLP for 2022 or 2021. All of the services listed above were pre-approved by the Audit Committee under the procedures described below.

Pre-approval Policies and Procedures

The Audit Committee charter requires the Audit Committee to approve, before services are performed, all audit and permissible non-audit-related services to be provided to the Company by the Company’s independent registered public accounting firm. The Audit Committee has delegated to its Chair the authority to perform the Audit Committee’s responsibilities with respect to such approvals. The Audit Committee Chair is required to report to the Audit Committee at its next meeting on the manner in which such delegated performance was carried out. Each year since 2002, the engagement of KPMG LLP to provide services to the Company has been approved in advance either by the Audit Committee or by its Chair pursuant to this delegated authority.

The Audit Committee annually evaluates the performance of the independent registered public accounting firm and determines whether to engage the current independent auditors or consider other independent audit firms. Factors considered by the Audit Committee in deciding whether to retain the current independent auditors include:

◼

quality of service and sufficiency of resources;

◼

communication and interaction; and

◼

independence, objectivity, and professional skepticism.

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Based on this evaluation, the Audit Committee and the Board believe that retaining KPMG LLP to serve as our independent registered public accounting firm for the year ending December 31, 2023, is in the best interests of the Company and its shareholders.

Although the Audit Committee is directly responsible for the appointment of the Company’s independent registered public accounting firm, the Board is requesting that shareholders ratify such appointment as a matter of good corporate governance. If shareholders do not ratify such appointment, the Audit Committee nevertheless may determine that it is in the best interests of the Company and its shareholders to retain KPMG LLP for the year ending December 31, 2023. Regardless of the vote on this proposal, the Audit Committee at any time during the year may appoint a different independent registered public accounting firm for year ending December 31, 2023 if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2023.

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Report of the Audit Committee

The primary purposes of the Audit Committee, as set forth in its charter, are to oversee the Company’s accounting and financial reporting processes and the audits of the Company’s consolidated financial statements and to provide oversight of our risk and compliance management programs. The Audit Committee has implemented procedures to help it execute these responsibilities. During 2022 and through the completion of the audit of the Company’s consolidated financial statements for that year, those procedures included regular meetings with management and with appropriate representatives of the Company’s independent registered public accounting firm.

We reviewed and discussed both with management and with the Company’s independent registered public accounting firm, KPMG LLP, the Company’s audited consolidated financial statements for the year ended December 31, 2022.

We also discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC.

We received the written disclosures and the letter from KPMG LLP required by the applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Audit Committee concerning independence and have discussed with KPMG LLP its independence.

Based upon these reviews and discussions, we recommended to the Board that the audited consolidated financial statements of the Company as of and for the year ended December 31, 2022, be included in the Company’s Annual Report on Form 10-K for such year for filing with the SEC.

Audit Committee of the Board of Directors(1)

David G. Barnes, Chair
Ronald H. Cooper
Silvio Tavares
Tse Li “Lily” Yang

(1)

Janice Obuchowski and Don Reed resigned from the Audit Committee on May 18, 2022.

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Related Party Transactions

The Audit Committee is responsible for reviewing and approving all related party transactions, including all transactions required to be disclosed pursuant to Item 404 of SEC Regulation S-K.

There were no related party transactions during 2022 and there are not any currently proposed transactions, in which the Company and any related person were or are participants, that would be required to be disclosed pursuant to Item 404 of SEC Regulation S-K.

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Questions and Answers about the 2023 Annual Meeting and Voting

How to Participate in the Annual Meeting

For various reasons, including the ongoing health and safety of our shareholders and Board of Directors, and to improve access to the Annual Meeting, we are keeping the online format for the Annual Meeting. By hosting the Annual Meeting online, we can communicate more effectively with our shareholders, make it easier to attend from anywhere in the world, reduce costs, and increase overall safety for participants.

You can access the virtual Annual Meeting at www.virtualshareholdermeeting.com/CSGS2023. There will be no physical location for shareholders to attend.

You are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on March 22, 2023, the record date for the Annual Meeting. If you plan to attend the Annual Meeting online, you will need your 16-digit control number. The Annual Meeting will begin promptly at 8:00 a.m. Mountain Daylight Time (MDT), with online check-in available at 7:45 a.m. MDT. Please give yourself plenty of time to log in and ensure that you can hear streaming audio before the Annual Meeting begins.

The virtual meeting platform is fully supported across browsers (Edge, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins, but you should ensure that you have a strong internet connection where you intend to participate.

The question and answer session will include questions submitted before the Annual Meeting, and we will only answer questions relating to the business of the Annual Meeting. If you are a shareholder and would like to submit a question in advance, email your question to john.rea@csgi.com no later than May 3, 2023. If you encounter any technical difficulties with the virtual meeting platform on the day of the Annual Meeting, technical support phone numbers will be posted on the virtual meeting login page. Technical support will be available starting at 7:45 a.m. MDT on May 17, 2023.

An audio webcast of the Annual Meeting will be posted online at the “Investor Relations” section of our website located at https://ir.csgi.com/investors and will remain available for approximately thirty days after posted.

Why am I receiving these materials?

These proxy materials explain the items of business that will be brought to a vote at CSG’s Annual Meeting.

As a shareholder, you are invited to attend and vote at our Annual Meeting, or at any adjournment or postponement thereof. To ensure your vote is counted, our Board is soliciting your proxy to vote on your behalf.

How can I get electronic access to the proxy materials?

You may view our proxy materials online at www.proxyvote.com.

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What items of business will be voted on at the Annual Meeting and how does the Board suggest I vote?

Six proposals are scheduled to be voted on at the Annual Meeting:

Proposal		Board Recommendation
Proposal 1	To elect our Class II Directors	FOR each nominee
Proposal 2	To approve, on an advisory basis, the compensation of our named executive officers	FOR
Proposal 3	To approve, on an advisory basis, the frequency of advisory votes on the compensation of our named executive officers	FOR EVERY YEAR
Proposal 4	To approve an amendment and restatement of our Amended and Restated 2005 Stock Incentive Plan	FOR
Proposal 5	To approve an Amendment to the Restated Certificate of Incorporation to limit the liability of certain officers of the Company as permitted by Delaware law	FOR
Proposal 6	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2023	FOR

We also will transact any other business that properly comes before the Annual Meeting.

What shares can I vote?

You are entitled to one vote for each share of our common stock that you owned as of the close of business on March 22, 2023, the “record date” for the Annual Meeting. You also can vote all shares for which you hold a valid proxy. At the close of business on the record date, there were 31,669,579 shares of our common stock outstanding and entitled to notice of, and to vote at, the Annual Meeting.

May I attend the Annual Meeting?

There will not be a physical location for the meeting. You may attend the virtual Annual Meeting only if you were a shareholder of the Company as of the record date or you hold a valid proxy for the Annual Meeting. You will need the 16-digit control number included in your Notice of Internet Availability, on your proxy card, or on the instructions that accompany your proxy materials.

May I vote my shares at the Annual Meeting?

If you are a shareholder of record—meaning you hold our common stock in your name with our transfer agent (Computershare Trust Company, N.A.)—you may vote your shares online at the Annual Meeting. If you are a beneficial owner—meaning that a broker, bank, trustee, or other nominee holds your common stock in “street name”—you can vote online during the Annual Meeting only if you obtain a valid proxy from the record holder giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions as soon as possible so that your vote will be counted if you later decide not to attend the Annual Meeting.

May I vote my shares without attending the Annual Meeting?

You may direct how your shares are voted without attending the Annual Meeting. If you are a shareholder of record, you will receive a Notice of Internet Availability, which explains how to access the proxy materials online, contains a listing of matters to be considered at the Annual Meeting, and describes how shares can be voted by telephone, online, or by completing and returning a proxy card. If you hold shares beneficially in “street name”, your broker, bank, trustee, or other nominee should provide you a means to instruct how your shares should be voted.

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What if I am a beneficial owner and do not give voting instructions to my broker?

If you are a beneficial owner of CSG shares, your broker, bank or other nominee is not permitted to vote on your behalf on the election of directors, the advisory say-on-pay proposal, the advisory vote on the frequency of advisory votes on executive compensation, the amendment and restatement of our Amended and Restated 2005 Stock Incentive Plan or the amendment to the Restated Certificate of Incorporation, or any other matter to be considered at the Annual Meeting except for Proposal 6 (the ratification of the appointment of KPMG LLP as our independent auditor for 2023), unless you provide specific instructions by completing and returning the voting instruction form or following the instructions you receive about voting your shares on the Internet or by telephone. A broker non-vote occurs when a broker, bank, trustee, or other nominee returns a proxy card, but does not vote on one or more matters because such broker, bank, trustee, or other nominee does not have the authority to do so without instructions from the beneficial owner. Broker non-votes and discretionary authority are further described below. If you do not provide voting instructions, your shares will not be voted on any proposal except for Proposal 6. For your vote to be counted, you will need to communicate your voting instructions in a timely manner as directed by your broker, bank, or other nominee.

What if I return my proxy card but do not provide voting instructions?

If you are a shareholder of record and you return your signed proxy card without giving specific voting instructions, your shares will be voted as recommended by the Board.

May I change or revoke my vote?

If you are a shareholder of record, there are three ways to change or revoke your vote before the conclusion of voting at the Annual Meeting: (1) deliver a new proxy bearing a later date by mail, telephone, or over the Internet, which automatically revokes your earlier proxy; (2) provide a written notice of revocation to our Secretary at our principal offices listed on the first page of this proxy statement; or (3) vote online during the Annual Meeting. Attending the Annual Meeting without voting will not affect your previously granted proxy.

If you are a beneficial owner, you may change your vote by submitting new voting instructions to your broker, bank, trustee, or other nominee. Alternatively, if you have obtained a valid proxy from your broker, bank, trustee, or other nominee giving you the right to personally vote your shares, you can vote online during the Annual Meeting.

How many shares must be present or represented to conduct business at the Annual Meeting?

We can transact business at the Annual Meeting if a majority of the issued and outstanding shares of common stock entitled to vote are present or represented by proxy. Abstentions are counted for the purpose of determining whether there is a quorum.

“Broker non-votes” will be counted for the purpose of determining whether there is a quorum as long as the bank, broker, or nominee uses its discretionary authority to vote on Proposal 4.

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What is the voting requirement to approve each of the proposals?

Proposal	Vote Required to Pass	Effect of Abstentions and Broker Non-votes
Proposal 1, Election of Directors

Each nominee who receives a majority of the votes cast for his or her election (meaning the number of votes cast FOR a director’s election exceeds the number of votes cast AGAINST that director’s election) will be elected as a director.

Abstentions will have no effect Broker non-votes will have no effect
Proposal 2, Advisory Say-on-Pay Vote	The proposal will be approved if a majority of the shares present or represented by proxy vote FOR approval	Abstentions will have the same effect as AGAINST votes Broker non-votes will have no effect
Proposal 3, Frequency of Advisory Say-on-Pay Votes	The frequency receiving the greatest number of votes (every one, two or three years) will be considered the frequency recommended by stockholders	Abstentions will have no effect Broker non-votes will have no effect
Proposal 4, Amendment and Restatement to A&R 2005 Plan	The proposal will be approved if a majority of the shares present or represented by proxy vote FOR approval	Abstentions will have the same effect as AGAINST votes Broker non-votes will have no effect
Proposal 5, Amendment to Restated Certificate of Incorporation	The proposal will be approved if a majority of the outstanding shares vote FOR approval	Abstentions will have the same effect as AGAINST votes Broker non-votes will have the same effect as AGAINST votes
Proposal 6, Ratification of Auditors	The proposal will be approved if a majority of the shares present in person or represented by proxy vote FOR approval	Abstentions will have the same effect as AGAINST votes Broker non-votes will have no effect

We use a majority voting standard in the election of directors. Thus, in any “uncontested election” of directors (i.e., an election where the number of nominees does not exceed the number of directors to be elected), each nominee to the Board will be elected by the vote of a “majority of the votes cast,” meaning that the number of votes cast FOR a director’s election must exceed the number of votes cast AGAINST that director’s election. The election of directors at the Annual Meeting is an uncontested election. Abstentions and broker non-votes will not count as votes cast for purposes of this proposal.

If a continuing director seeking re-election does not receive a majority of the votes cast FOR his or her election, that director must submit a resignation to the Board, with a presumption that the resignation will be accepted unless the Board determines there is a compelling reason for the director to remain on the Board. In the case of a contested election, directors will be elected by a plurality vote, meaning that the nominees who receive the greatest number of votes cast FOR their election will be elected.

How are votes counted?

Votes cast will be tabulated by the inspector of elections appointed for the Annual Meeting. If you provide specific instructions on your proxy card, your shares will be voted as you instruct.

What happens if additional matters are presented at the Annual Meeting?

We are not aware of any business to be acted upon at the Annual Meeting other than the six proposals described in this proxy statement. If you grant a proxy, the individuals named as proxy holders, Brian A. Shepherd and Rasmani Bhattacharya, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting.

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Who will bear the cost of soliciting votes for the Annual Meeting?

We will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials, and soliciting votes. Our directors, executives, and regular employees, without additional remuneration, and their appointed agents, may solicit proxies or votes in person, by telephone, or by electronic communication. We will request banks, brokers, and other fiduciaries to forward proxy materials to the owners of stock held in their names and will reimburse their reasonable out-of-pocket expenses incurred in connection with that distribution.

Where can I find the voting results of the Annual Meeting?

We will announce voting results of the Annual Meeting in a Current Report on Form 8-K filed with the SEC no later than four business days after the Annual Meeting.

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Shareholder Proposals

A shareholder who would like to have a proposal considered for inclusion in our 2024 proxy statement pursuant to SEC rules must submit the proposal so that we receive it no later than December 5, 2023, unless the date of our 2024 annual meeting of shareholders is more than 30 days before or after May 17, 2024, in which case the proposal must be received a reasonable time before we begin to print and send our proxy materials. SEC rules set standards for eligibility and specify the types of shareholder proposals that may be excluded from a proxy statement. Shareholder proposals should be addressed to the Secretary, CSG Systems International, Inc., 169 Inverness Drive West, Suite 300, Englewood, Colorado 80112.

For shareholder proposals and shareholder nominations submitted outside of the SEC proposal rules, our bylaws require that the Secretary of the Company receive advance written notice in proper form for matters to be brought before an annual shareholders meeting. We must receive notice of shareholder proposals for the 2024 annual meeting no later than December 5, 2023. If the date of our 2024 annual meeting is changed by more than 30 days from May 17, 2024, proper notice of shareholder proposals and nominations must be received as provided for in our bylaws.

In addition to satisfying the requirements under our bylaws with respect to advance notice of any director nomination, any shareholder who intends to solicit proxies in support of director nominees other than the Company’s nominees in accordance with Rule 14a-19 must provide the required notice of intent to solicit proxies to our Secretary no later than 60 calendar days prior to the first anniversary of the date of the 2023 Annual Meeting (no later than March 18, 2024 for the 2024 Annual Meeting of Stockholders).

Our bylaws also provide that shareholder nominations of individuals for election to the Board are subject to certain informational requirements. Copies of our bylaws are available to shareholders upon request made to our Secretary at the aforementioned address.

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Householding

We have adopted a procedure called “householding.” This practice allows us to deliver only one copy of proxy-related materials, annual reports, and information statements to shareholders who share the same address and last name and who do not participate in e-mail delivery of these materials, unless one or more shareholders notifies us that he or she would like to receive an individual copy. If you share an address with another shareholder and receive only one set of proxy-related materials and would like to request a separate copy for this year’s Annual Meeting or for future meetings or shareholder communications, please send your written request to CSG Systems International, Inc., 169 Inverness Drive West, Suite 300, Englewood, Colorado 80112, Attn: Investor Relations Department or to john.rea@csgi.com or call us at (303) 200-2000. We will promptly deliver a separate copy to you. Similarly, you may also contact us through one of these methods if you receive multiple copies of proxy-related materials and other shareholder communications and would prefer to receive a single copy in the future.

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Annual Report on Form 10-K and Other SEC Filings

A copy of our 2022 Annual Report on Form 10-K is included in the proxy materials and is also available on our website on the Investor Relations page (located at https://ir.csgi.com/investors/financials/sec-filings). If you request, we will provide you with a separate copy of our 2022 Annual Report on Form 10-K for the year ended December 31, 2022, without charge. You should direct your requests to our Investor Relations department at the address or phone number aforementioned. The 2022 Annual Report on Form 10-K does not constitute, and should not be considered, a part of this proxy statement.

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Other Matters

As of the date of this proxy statement, we are not aware of any matter that may come before the Annual Meeting other than the matters discussed in this proxy statement. However, if any other matter is properly presented at the Annual Meeting, the individuals named in the accompanying proxy or their substitutes will have discretionary authority to vote on such matter in accordance with their judgment.

By Order of the Board of Directors

Rasmani Bhattacharya
Secretary

April 3, 2023

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Appendix A — Amended & Restated 2005 Stock Incentive Plan

CSG SYSTEMS INTERNATIONAL, INC.

Amended and Restated 2005 Stock Incentive Plan
(As Amended and Restated Effective May 17, 2023)

1.

Purpose. The purpose of the CSG Systems International, Inc. 2005 Stock Incentive Plan (the “Plan”), as amended and restated, is to foster and promote the long-term financial success of the Company and its Subsidiaries and thereby increase stockholder value by providing incentives to those officers and other key employees of the Company and its Subsidiaries who are likely to be responsible for achieving such financial success and by attracting and compensating knowledgeable and experienced non-employee directors of the Company whose services on the Board and its committees can assist such officers and other key employees in the achievement of such financial success.

2.

Certain Definitions.

(a)

“Board” means the Board of Directors of the Company.

(b)

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto. References to a particular section of the Code shall include any regulations issued under such section.

(c)

“Committee” shall have the meaning provided in Section 3 of the Plan.

(d)

“Common Stock” means the Common Stock, $0.01 par value per share, of the Company.

(e)

“Company” means CSG Systems International, Inc., a Delaware corporation.

(f)

“Disability” means (i) with respect to the exercise of an Incentive Stock Option after termination of employment, a disability within the meaning of Section 22(e)(3) of the Code and (ii) for all other purposes, a mental or physical condition which, in the opinion of the Committee, renders a grantee unable or incompetent to carry out the job responsibilities which such grantee held or the tasks to which such grantee was assigned (or, in the case of a non-employee director of the Company, the services in such capacity which such non-employee director is expected to perform) at the time the disability was incurred and which is expected to be permanent or for an indefinite duration exceeding one year.

(g)

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(h)

“Fair Market Value” means, as determined by the Committee, the last sale price of the Common Stock as quoted on the NASDAQ Stock Market on the trading day for which the determination is being made, or, in the event that no such sale takes place on such day, the average of the reported closing bid and asked prices on the NASDAQ Stock Market on such day, or, if the Common Stock of the Company is listed on another national securities exchange, the last reported sale price on the principal national securities exchange on which the Common Stock is listed or admitted to trading on the trading day for which the determination is being made, or, if no such reported sale takes place on such day, the average of the closing bid and asked prices on such day on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not quoted on the NASDAQ Stock Market nor listed or admitted to trading on another national securities exchange, the average of the closing bid and asked prices in the over- the-counter market on the day for which the determination is being made as reported through NASDAQ, or, if bid and asked

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prices for the Common Stock on such day are not reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the Committee, or, if none of the foregoing is applicable, then the fair market value of the Common Stock as determined in good faith by the Committee in its sole discretion.

(i)

“Incentive Stock Option” means any stock option intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(j)

“Non-Qualified Stock Option” means any stock option that is not intended to be an Incentive Stock Option, including any stock option that provides (as of the time such option is granted) that it will not be treated as an Incentive Stock Option.

(k)

“Parent Corporation” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of the option, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(l)

“Performance Unit Award” means an award granted pursuant to Section 8.

(m)

“Plan Year” means the twelve-month period beginning on January 1 and ending on December 31.

(n)

“Restricted Stock Award” means an award of Common Stock granted pursuant to Section 9.

(o)

“Restricted Stock Unit Award” means an award granted pursuant to Section 10.

(p)

“Rule 16b-3” means Rule 16b-3 under the Exchange Act, as in effect from time to time.

(q)

“Stock Appreciation Right” means an award granted pursuant to Section 7.

(r)

“Stock Bonus Award” means an award of Common Stock granted pursuant to Section 11.

(s)

“Stock Option” means any option to purchase Common Stock granted pursuant to Section 6.

(t)

“Subsidiary” means (i) as it relates to Incentive Stock Options, any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the option, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain and (ii) for all other purposes, a corporation or other entity, domestic or foreign, of which not less than 50% of the voting shares or other voting interests are held by the Company or by a Subsidiary, whether or not such corporation or other entity now exists or hereafter is organized or acquired by the Company or by a Subsidiary. The plural form of such word is “Subsidiaries”.

3.

Administration. The Plan shall be administered by a committee composed solely of two or more members of the Board (the “Committee”) selected by the Board, each of whom shall qualify as a “Non-Employee Director” within the meaning of Rule 16b-3.

The Committee shall have authority to grant to eligible employees of the Company and its Subsidiaries and to non-employee directors of the Company, pursuant to the terms of the Plan, (a) Stock Options, (b) Stock Appreciation Rights, (c) Performance Unit Awards, (d) Restricted Stock Awards, (e) Restricted Stock Unit Awards, (f) Stock Bonus Awards, or (g) any combination of the foregoing; provided, that the Committee may not grant Incentive Stock Options, Performance Unit Awards, or Stock Bonus Awards to non-employee directors of the Company.

Subject to the applicable provisions of the Plan, the Committee shall have authority to interpret the provisions of the Plan and to decide all questions of fact arising in the application of such provisions; to select the officers and other key employees of the Company and its Subsidiaries and the non-employee directors of the Company to whom awards or options shall be granted under the Plan; to determine whether and to what extent awards or options shall be granted under the Plan; to determine the types of awards and options to be granted under the Plan and the amount, size, terms, and conditions of each such award or option; to determine the time when awards or options shall be granted under the Plan; to determine whether, to what extent, and under what circumstances the payment of Common Stock and other amounts payable with respect to an award granted under the Plan shall be deferred either automatically or at the election of the grantee; to determine the Fair Market Value of the Common Stock from time to time; to authorize persons to execute on behalf of the Company any agreement required to be entered into under the Plan; to adopt, alter, and repeal such administrative rules, guidelines, and practices governing the Plan as the Committee from time to time shall deem advisable; and to make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

Unless otherwise expressly provided in the Plan or by applicable law, all decisions and determinations made

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by the Committee in the administration and interpretation of the Plan or with respect to any ambiguous or disputed terms of any award or option shall be made in the sole discretion of the Committee and shall be final and binding on all persons, including but not limited to the Company and its Subsidiaries, the officers and other key employees of the Company and its Subsidiaries and the non-employee directors of the Company to whom awards and options are granted under the Plan, the heirs and legal representatives of such officers, key employees, and non-employee directors, and the personal representatives and beneficiaries of the estates of such officers, key employees, and non-employee directors.

The Committee may, in its sole discretion, vary the provisions of the Plan (except the provisions of Sections 4, 13, 14, 21 (other than to require a grantee’s consent to an amendment of an outstanding option or award), and 24 of the Plan) in order to conform such provisions to the legal requirements of each non-U.S. jurisdiction where a Subsidiary is located or to better accomplish the purpose of the Plan (including but not limited to the tax treatment of grantees of awards and options) with respect to (i) persons employed in such non-U.S. jurisdictions who are eligible to receive awards and options under the Plan and (ii) non-employee directors of the Company who reside in non-U.S. jurisdictions. The Committee may, where it deems appropriate in its sole discretion, establish one or more sub-plans for such purposes; and the Committee may, in its sole discretion, establish administrative rules and procedures to facilitate the operation of the Plan or such sub-plans in such non-U.S. jurisdictions. For purposes of clarity, the terms of the Plan which will vary in a particular non-U.S. jurisdiction shall be reflected in a written addendum to the Plan for such non-U.S. jurisdiction.

The Committee may delegate to any officer or officers of the Company any of the Committee’s duties, powers, and authorities under the Plan upon such conditions and with such limitations as the Committee may determine; provided, that only the Committee may select for awards or options under the Plan, and make grants of awards or options under the Plan to, (i) officers and other key employees of the Company or any Subsidiary who are subject to Section 16 of the Exchange Act at the time of such selection or the making of such a grant and (ii) non-employee directors of the Company.

4.

Common Stock Subject to the Plan. Subject to adjustment pursuant to Section 20, the maximum number of shares of Common Stock which may be issued under the Plan is 27,900,000; and the Company shall reserve and keep available for issuance under the Plan such maximum number of shares, subject to adjustment pursuant to Section 20. Such shares may consist in whole or in part of authorized and unissued shares or treasury shares or any combination thereof. Shares of Common Stock subject to a Stock Option or a Stock Appreciation Right granted under the Plan shall be counted against the maximum number of shares of Common Stock which may be issued under the Plan as one share for each share subject to the Stock Option or the Stock Appreciation Right. Shares awarded under the Plan as a Performance Unit Award, Restricted Stock Award, Restricted Stock Unit Award, or Stock Bonus Award shall be counted against the maximum number of shares of Common Stock which may be issued under the Plan as two shares for each one share granted as or subject to such Award. Subject to adjustment pursuant to Section 20, the aggregate number of shares of Common Stock subject to (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Performance Unit Awards, (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, or (vi) Stock Bonus Awards granted under the Plan in any Plan Year to any individual may not exceed 600,000, with shares awarded under the Plan to such individual as a Performance Unit Award, Restricted Stock Award, Restricted Stock Unit Award, or Stock Bonus Award being counted against such aggregate number as two shares for each one share granted as or subject to such Award. Notwithstanding anything in the Plan to the contrary, (a) the aggregate value (based on the grant date fair value as determined for financial reporting purposes) of Awards granted under the Plan in any Plan Year to any non-employee director shall not exceed $250,000, and (b) the maximum amount of cash compensation payable by the Company to any non-employee director in any Plan Year determined at the time such cash compensation would be payable without regard to any election to defer payment to a subsequent year, shall be $250,000.

Except as otherwise provided in the Plan, any shares as to which a Stock Option or Stock Appreciation Right expires for any reason or terminates unexercised shall be available again for the grant of awards or options under the Plan. If any shares of Common Stock granted as a Restricted Stock Award or subject to a Restricted Stock Unit Award are forfeited, cancelled, or otherwise reacquired by the Company by reason of the failure of such shares to vest in the grantee of such Award, then the number of shares of Common Stock which then remain available for issuance under the Plan shall be increased by two shares for each one share so forfeited, cancelled, or otherwise reacquired by the Company. Shares of Common Stock retained by the Company in full or partial payment of an option exercise price pursuant to Section 6(d)(ii)(B) or withheld by the Company in satisfaction of any federal, state, or local tax withholding requirement

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shall not be available again for the grant of awards or options under the Plan. If a Stock Appreciation Right is exercised by a grantee or a Restricted Stock Unit Award vests in a grantee and the Company pays the award to the grantee entirely in cash, then the shares covered by the Stock Appreciation Right or Restricted Stock Unit Award as to which such exercise or vesting occurs shall be available again for the grant of awards or options under the Plan. If a Stock Appreciation Right is exercised by a grantee as to some or all of the shares covered by such Stock Appreciation Right and the Company pays the exercised award to the grantee in whole or in part in shares of Common Stock, then none of the shares as to which such exercise occurs will again be available for the grant of awards or options under the Plan.

5.

Eligibility to Receive Awards and Options. Awards and options may be granted under the Plan to those officers and other key employees of the Company or any Subsidiary who are responsible for or contribute to, or are likely to be responsible for or contribute to, the management, growth, and success of the Company or any Subsidiary and to non-employee directors of the Company. The granting of an award or option under the Plan to an officer or other key employee of the Company or any Subsidiary shall conclusively evidence the Committee’s determination that such grantee meets one or more of the criteria referred to in the preceding sentence.

6.

Stock Options. A Stock Option may be an Incentive Stock Option or a Non-Qualified Stock Option. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option. Stock Options may be granted alone or in addition to other awards made under the Plan. Stock Options shall be evidenced by agreements in such form as the Committee shall approve from time to time. The agreements shall contain in substance the following terms and conditions and may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem appropriate:

(a)

Type of Option. Each option agreement shall identify the Stock Option represented thereby as an Incentive Stock Option or a Non-Qualified Stock Option, as the case may be. All of the shares of Common Stock authorized for issuance under the Plan may be issued pursuant to Incentive Stock Options.

To the extent that the aggregate Fair Market Value (determined as of the time the option is granted) of the Common Stock with respect to which Incentive Stock Options granted under the Plan (and all other plans of the Company and its Subsidiaries) become exercisable for the first time by any individual in any calendar year exceeds $100,000, such Stock Options shall be treated as Non- Qualified Stock Options. No Incentive Stock Option shall be granted to any employee if, at the time the option is granted, the employee (in his or her own right or by reason of the attribution rules applicable under Section 424(d) of the Code) owns more than 10% of the total combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary unless at the time such option is granted the option price is at least 110% of the Fair Market Value of the stock subject to such Stock Option and such Stock Option by its terms is not exercisable after the expiration of five years from the date of its grant.

(b)

Option Price. The option exercise price per share shall not be less than the Fair Market Value of the Common Stock on the date the Stock Option is granted and in no event shall be less than the par value of the Common Stock.

(c)

Term. Each option agreement shall state the period or periods of time within which the Stock Option may be exercised, in whole or in part, which shall be such period or periods of time as the Committee may determine at the time of the Stock Option grant; provided, that no Stock Option granted under the Plan shall be exercisable more than ten years after the date of its grant; and provided further, that each Stock Option granted under the Plan shall become exercisable one year after the date of its grant, unless the option agreement specifically provides otherwise. The Committee shall have authority to accelerate previously established exercise rights, subject to the requirements set forth in the Plan, under such circumstances and upon such terms and conditions as the Committee shall deem appropriate.

(d)

Payment for Shares. The Committee may permit all or part of the payment of the option exercise price to be made (i) in cash, by check, or by wire transfer or (ii) in shares of Common Stock (A) which already are owned by the optionee and which are surrendered to the Company in good form for transfer or (B) which are retained by the Company from the shares of the Common Stock which would otherwise be issued to the optionee upon the optionee’s exercise of the Stock Option. Such shares shall be valued at their Fair Market Value on the date of exercise of the Stock Option. In lieu of payment in fractions of shares, payment of any fractional share amount shall be made in cash or check payable to the Company. The Committee also may provide that the exercise price may be paid by delivering a properly executed exercise notice in a form approved by the Committee together with irrevocable

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instructions to a broker to promptly deliver to the Company the amount of the applicable sale or loan proceeds required to pay the exercise price. No shares of Common Stock shall be issued to any optionee upon the exercise of a Stock Option until the Company receives full payment therefor as described above.

(e)

Rights upon Termination of Employment. In the event that an optionee ceases to be employed either by the Company or by a Subsidiary for any reason other than such optionee’s death or Disability, any rights of the optionee under any Stock Option then in effect immediately shall terminate; provided, that the optionee (or the optionee’s legal representative) shall have the right to exercise the Stock Option during its term within a period of three months after such termination of employment to the extent that the Stock Option was exercisable at the time of such termination or within such other period and subject to such other terms and conditions as may be specified by the Committee. Notwithstanding the foregoing provisions of this Section 6(e), the optionee (and the optionee’s legal representative) shall not have any rights under any Stock Option, and the Company shall not be obligated to sell or deliver shares of Common Stock (or have any other obligation or liability) under any Stock Option, if the Committee shall determine that (i) the employment of the optionee with the Company or any Subsidiary has been terminated for cause or (ii) the optionee has engaged or may engage in employment or activities competitive with the Company or any Subsidiary or contrary, in the opinion of the Committee, to the best interests of the Company or any Subsidiary. In the event of such determination, the optionee (and the optionee’s legal representative) shall have no right under any Stock Option to purchase any shares of Common Stock regardless of whether the optionee (or the optionee’s legal representative) shall have delivered a notice of exercise prior to the Committee’s making of such determination. Any Stock Option may be terminated entirely by the Committee at the time of or at any time subsequent to a determination by the Committee under this Section 6(e) which has the effect of eliminating the Company’s obligation to sell or deliver shares of Common Stock under such Stock Option.

In the event that an optionee ceases to be employed either by the Company or by a Subsidiary by reason of such optionee’s Disability, prior to the expiration of a Stock Option and without such optionee’s having fully exercised such Stock Option, such optionee or such optionee’s legal representative shall have the right to exercise such Stock Option during its term within a period of six months after such termination of employment to the extent that such Stock Option was exercisable at the time of such termination or within such other period and subject to such other terms and conditions as may be specified by the Committee.

In the event that an optionee ceases to be employed either by the Company or by a Subsidiary by reason of such optionee’s death, prior to the expiration of a Stock Option and without such optionee’s having fully exercised such Stock Option, the personal representative of such optionee’s estate or the person who acquired the right to exercise such Stock Option by bequest or inheritance from such optionee shall have the right to exercise such Stock Option during its term within a period of twelve months after the date of such optionee’s death to the extent that such Stock Option was exercisable at the time of such death or within such other period and subject to such other terms and conditions as may be specified by the Committee.

The foregoing provisions of this Section 6(e) shall not be applicable to non-employee directors of the Company.

(f)

Rights Upon Termination of Service as a Director. Unless the applicable option agreement provides otherwise, if an optionee who is a non-employee director of the Company ceases to be a director of the Company for any reason other than retirement from the Board under the circumstances described in the following paragraph of this Section 6(f) or death, then each outstanding but unexercised Stock Option held by such optionee shall continue to be exercisable only to the extent that it was exercisable at the time that such optionee ceased to be a director of the Company and only until the earlier of (i) three months after such optionee ceased to be a director of the Company or (ii) the expiration of the term of such Stock Option.

Unless the applicable option agreement provides otherwise, if an optionee who is a non-employee director of the Company ceases to be a director of the Company (other than by reason of death) and at the time of such occurrence (the “Retirement Date”) is at least age 65 with ten or more years of service as a non-employee director of the Company or is at least age 70 with five or more years of service as a non-employee director of the Company, then each outstanding but unexercised Stock Option held by such optionee on the Retirement Date shall continue to be or become

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exercisable in accordance with its terms until the earlier of (i) five years after the Retirement Date or (ii) the expiration of the term of such Stock Option.

Unless the applicable option agreement provides otherwise, if an optionee who is a non-employee director of the Company dies, then each outstanding but unexercised Stock Option which had been held by such grantee for at least twelve months as of the date of such optionee’s death automatically shall become exercisable in full (if not already exercisable) upon such optionee’s death. Each outstanding but unexercised Stock Option which becomes exercisable pursuant to the preceding sentence and each outstanding but unexercised Stock Option held by such optionee which was exercisable on the date of such optionee’s death may be exercised by the legal representative of such optionee’s estate or by the beneficiaries of such estate to whom such Stock Option is distributed until the earlier of (i) three years after the date of such optionee’s death or (ii) the expiration of the term of such Stock Option.

The foregoing provisions of this Section 6(f) shall be applicable only to non-employee directors of the Company.

7.

Stock Appreciation Rights. Stock Appreciation Rights shall enable the grantees thereof to benefit from increases in the Fair Market Value of shares of Common Stock and shall be evidenced by agreements in such form as the Committee shall approve from time to time. The agreements shall contain in substance the following terms and conditions and may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem appropriate:

(a)

Award. A Stock Appreciation Right shall entitle the grantee, subject to such terms and conditions as the Committee may prescribe, to receive upon the exercise thereof an award equal to all or a portion of the excess of (i) the Fair Market Value of a specified number of shares of Common Stock at the time of the exercise of such right over (ii) a specified price which shall not be less than the Fair Market Value of the Common Stock at the time the right is granted. Subject to the limitations set forth in Section 4, such award may be paid by the Company in cash, in shares of Common Stock (valued at their then Fair Market Value), or in any combination thereof, as the Committee may determine. Stock Appreciation Rights may be, but are not required to be, granted in connection with a previously or contemporaneously granted Stock Option.

(b)

Term. Each agreement shall state the period or periods of time within which the Stock Appreciation Right may be exercised, in whole or in part, subject to such terms and conditions prescribed for such purpose by the Committee; provided, that no Stock Appreciation Right shall be exercisable more than ten years after the date of its grant; and provided further, that each Stock Appreciation Right granted under the Plan shall become exercisable one year after the date of its grant, unless the agreement specifically provides otherwise. The Committee shall have authority to accelerate previously established exercise rights, subject to the requirements set forth in the Plan, under such circumstances and upon such terms and conditions as the Committee shall deem appropriate.

(c)

Rights upon Termination of Employment. In the event that a grantee of a Stock Appreciation Right ceases to be employed either by the Company or by a Subsidiary for any reason other than such grantee’s death or Disability, any rights of the grantee under any Stock Appreciation Right then in effect immediately shall terminate; provided, that the grantee (or the grantee’s legal representative) shall have the right to exercise the Stock Appreciation Right during its term within a period of three months after such termination of employment to the extent that the Stock Appreciation Right was exercisable at the time of such termination or within such other period and subject to such other terms and conditions as may be specified by the Committee. Notwithstanding the foregoing provisions of this Section 7(c), the grantee (and the grantee’s legal representative) shall not have any rights under any Stock Appreciation Right, and the Company shall not be obligated to pay or deliver any cash, Common Stock or any combination thereof (or have any other obligation or liability) under any Stock Appreciation Right, if the Committee shall determine that (i) the employment of the grantee with the Company or any Subsidiary has been terminated for cause or (ii) the grantee has engaged or may engage in employment or activities competitive with the Company or any Subsidiary or contrary, in the opinion of the Committee, to the best interests of the Company or any Subsidiary. In the event of such determination, the grantee (and the grantee’s legal representative) shall have no right under any Stock Appreciation Right regardless of whether the grantee (or the grantee’s legal representative) shall have delivered a notice of exercise prior to the Committee’s making of such determination. Any Stock Appreciation Right may be terminated entirely by the Committee at the time of or at any time subsequent to a determination by the Committee under this Section 7(c) which has the

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effect of eliminating the Company’s obligations under such Stock Appreciation Right.

In the event that a grantee of a Stock Appreciation Right ceases to be employed either by the Company or by a Subsidiary by reason of such grantee’s Disability, prior to the expiration of a Stock Appreciation Right and without such grantee’s having fully exercised such Stock Appreciation Right, such grantee or such grantee’s legal representative shall have the right to exercise such Stock Appreciation Right during its term within a period of six months after such termination of employment to the extent that such Stock Appreciation Right was exercisable at the time of such termination or within such other period and subject to such other terms and conditions as may be specified by the Committee.

In the event that a grantee of a Stock Appreciation Right ceases to be employed either by the Company or by a Subsidiary by reason of such grantee’s death, prior to the expiration of a Stock Appreciation Right and without such grantee’s having fully exercised such Stock Appreciation Right, the personal representative of the grantee’s estate or the person who acquired the right to exercise such Stock Appreciation Right by bequest or inheritance from such grantee shall have the right to exercise such Stock Appreciation Right during its term within a period of twelve months after the date of such grantee’s death to the extent that such Stock Appreciation Right was exercisable at the time of such death or within such other period and subject to such other terms and conditions as may be specified by the Committee.

The foregoing provisions of this Section 7(c) shall not be applicable to non-employee directors of the Company.

(d)

Rights Upon Termination of Service as a Director. Unless the applicable agreement provides otherwise, if a grantee of a Stock Appreciation Right who is a non-employee director of the Company ceases to be a director of the Company for any reason other than retirement from the Board under circumstances described in the following paragraph of this Section 7(d) or death, then each outstanding but unexercised Stock Appreciation Right held by such grantee shall continue to be exercisable only to the extent that it was exercisable at the time that such grantee ceased to be a director of the Company and only until the earlier of (i) three months after such grantee ceased to be a director of the Company or (ii) the expiration of the term of such Stock Appreciation Right.

Unless the applicable agreement provides otherwise, if the grantee of a Stock Appreciation Right who is a non-employee director of the Company ceases to be a director of the Company (other than by reason of death) and at the time of such occurrence (the “Retirement Date”) is at least age 65 with ten or more years of service as a director of the Company or is at least age 70 with five or more years of service as a director of the Company, then each outstanding but unexercised Stock Appreciation Right held by such grantee on the Retirement Date shall continue to be or become exercisable in accordance with its terms until the earlier of (i) five years after the Retirement Date or (ii) the expiration of the term of such Stock Appreciation Right.

Unless the applicable agreement provides otherwise, if the grantee of a Stock Appreciation Right who is a non-employee director of the Company dies, then each outstanding but unexercised Stock Appreciation Right which had been held by such grantee for at least twelve months as of the date of such grantee’s death automatically shall become exercisable in full (if not already exercisable) upon such grantee’s death. Each outstanding but unexercised Stock Appreciation Right which becomes exercisable pursuant to the preceding sentence and each outstanding but unexercised Stock Appreciation Right held by such grantee which was exercisable on the date of such grantee’s death may be exercised by the legal representative of such grantee’s estate or by the beneficiaries of such estate to whom such Stock Appreciation Right is distributed until the earlier of (i) three years after the date of such grantee’s death or (ii) the expiration of the term of such Stock Appreciation Right.

The foregoing provisions of this Section 7(d) shall be applicable only to non-employee directors of the Company.

8.

Performance Unit Awards. Performance Unit Awards shall entitle the grantees thereof to receive future payments based upon and subject to the achievement of preestablished long-term performance targets and shall be evidenced by agreements in such form as the Committee shall approve from time to time. The agreements shall contain in substance the following terms and conditions and may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem appropriate:

(a)

Performance Period. The Committee shall establish with respect to each Performance Unit Award a performance period of not fewer than two years nor more than five years.

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(b)

Unit Value. The Committee shall establish with respect to each Performance Unit Award a value for each unit which shall not change thereafter or which may vary thereafter on the basis of criteria specified by the Committee.

(c)

Performance Targets. The Committee shall establish with respect to each Performance Unit Award maximum and minimum performance targets to be achieved during the applicable performance period. The achievement of the maximum targets shall entitle a grantee to payment with respect to the full value of a Performance Unit Award. The achievement of less than the maximum targets, but in excess of the minimum targets, shall entitle a grantee to payment with respect to a portion of a Performance Unit Award according to the level of achievement of the applicable targets as specified by the Committee.

(d)

Performance Measures. Performance targets established by the Committee shall relate to corporate, division, subsidiary, group, or unit performance in terms of financial criteria or performance goals or such other measures or standards of performance as the Committee may determine. Multiple targets may be used and may have the same or different weighting, and the targets may relate to absolute performance or relative performance measured against other companies, businesses, or indexes.

(e)

Adjustments. At any time prior to the payment of a Performance Unit Award, the Committee may adjust previously established performance targets or other terms and conditions of such Performance Unit Award, including the Company’s or another company’s financial performance for Plan purposes. Such adjustments shall be made to reflect major unforeseen events or changes in circumstances affecting the Company such as but not limited to changes in laws, regulations or accounting principles, mergers, acquisitions or divestitures, or other extraordinary, unusual, or nonrecurring items or events.

(f)

Payment of Performance Unit Awards. Upon the conclusion of each performance period, the Committee shall determine the extent to which the applicable performance targets have been attained and any other terms and conditions have been satisfied for such period. The Committee shall determine what, if any, payment is due on a Performance Unit Award and, subject to the limitations set forth in Section 4, whether such payment shall be made in cash, in shares of Common Stock (valued at their then Fair Market Value), or in a combination thereof. Payment of a Performance Unit Award shall be made in a lump sum or in installments, as determined by the Committee, commencing as promptly as practicable after the end of the performance period unless such payment is deferred upon such terms and conditions as may be specified by the Committee.

(g)

Termination of Employment. In the event that a grantee of a Performance Unit Award ceases to be employed either by the Company or by a Subsidiary for any reason other than such grantee’s death or Disability, any rights of such grantee under any Performance Unit Award then in effect whose performance period has not ended shall terminate immediately; provided, that the Committee may authorize the partial payment of any such Performance Unit Award if the Committee determines such action to be equitable.

In the event that a grantee of a Performance Unit Award ceases to be employed either by the Company or by a Subsidiary by reason of such grantee’s death or Disability, any rights of such grantee under any Performance Unit Award then in effect whose performance period has not ended shall terminate immediately; provided, that the Committee may authorize the payment to such grantee or such grantee’s legal representative of all or any portion of such Performance Unit Award to the extent earned under the applicable performance targets, even though the applicable performance period has not ended, upon such terms and conditions as may be specified by the Committee.

9.

Restricted Stock Awards. Restricted Stock Awards shall (i) consist of shares of Common Stock restricted against transfer, (ii) be subject to a substantial risk of forfeiture and to other terms and conditions intended to further the purpose of the Plan as the Committee may determine, and (iii) be evidenced by agreements in such form as the Committee shall approve from time to time. The agreements shall contain in substance the following terms and conditions and may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem appropriate:

(a)

Restriction Period. The Common Stock covered by Restricted Stock Awards shall be subject to the applicable restrictions established by the Committee over such period as the Committee shall determine. Restricted Stock Awards also may be subject to the attainment of one or more preestablished performance objectives which relate to corporate, subsidiary, division, group, or unit performance in terms of objective financial criteria or performance goals; provided, that any

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such preestablished financial criteria or performance goals subsequently may be adjusted by the Committee in order to take into account unforeseen events or changes in circumstances affecting the Company such as but not limited to changes in laws, regulations or accounting principles, mergers, acquisitions or divestitures, or other extraordinary, unusual, or nonrecurring items or events.

(b)

Restriction upon Transfer. Shares of Common Stock covered by Restricted Stock Awards may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered, except as provided in the Plan or in any Restricted Stock Award agreement entered into between the Company and a grantee, during the restriction period applicable to such shares. Notwithstanding the foregoing provisions of this Section 9(b), and except as otherwise provided in the Plan or the applicable Restricted Stock Award agreement, a grantee of a Restricted Stock Award shall have all of the other rights of a holder of Common Stock including but not limited to the right to receive dividends and the right to vote such shares.

(c)

Payment. The Committee shall determine the amount, form and time of payment, if any, that shall be required from the grantee of a Restricted Stock Award in consideration of the issuance and delivery of the shares of Common Stock covered by such Restricted Stock Award.

(d)

Certificates. Each certificate issued in respect of shares of Common Stock covered by a Restricted Stock Award shall be registered in the name of the grantee and shall bear substantially the following legend (in addition to any other legends which may be appropriate):

“This certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the CSG Systems International, Inc. 2005 Stock Incentive Plan and a Restricted Stock Award Agreement entered into between the registered owner and CSG Systems International, Inc. Release from such terms and conditions may be obtained only in accordance with the provisions of such Plan and Agreement, a copy of each of which is on file in the office of the Secretary of CSG Systems International, Inc.”

The Committee may require the grantee of a Restricted Stock Award to enter into an escrow agreement providing that the certificates representing the shares covered by such Restricted Stock Award will remain in the physical custody of an escrow agent until all restrictions are removed or expire and may require that the certificates held in such escrow be accompanied by a stock power, endorsed in blank by the grantee, relating to the Common Stock covered by such certificates. The Company also may use a book-entry system of uncertificated shares to administer grants of Restricted Stock Awards and to effect any withholding required by Section 15.

(e)

Lapse of Restrictions. The Committee may provide for the lapse of restrictions applicable to Common Stock subject to Restricted Stock Awards in installments and may waive such restrictions in whole or in part based upon such factors and such circumstances as the Committee shall determine. Upon the lapse of such restrictions, subject to the provisions of Section 15, certificates for shares of Common Stock, free of the restrictive legend set forth in Section 9(d), shall be issued to the grantee or the grantee’s legal representative automatically in the case of certificated shares or upon the request of the grantee in the case of uncertificated shares. The Committee shall have authority to accelerate the expiration of the applicable restriction period with respect to all or any portion of the shares of Common Stock covered by a Restricted Stock Award.

(f)

Termination of Employment or Service as a Director. If a grantee of a Restricted Stock Award ceases to be employed either by the Company or by a Subsidiary or to serve as a director of the Company for any reason, then any rights of such grantee with respect to shares of Common Stock that remain subject to restrictions under such Restricted Stock Award shall terminate immediately, and any shares of Common Stock covered by a Restricted Stock Award with unlapsed restrictions shall be subject to reacquisition by the Company upon the terms set forth in the applicable agreement with such grantee. The Committee may provide for complete or partial exceptions to such employment or service requirement if the Committee determines such action to be equitable.

10.

Restricted Stock Unit Awards. Restricted Stock Unit Awards shall entitle the grantees thereof to receive future payments from the Company either in shares of Common Stock or in cash or in a combination of Common Stock and cash at such time or times and on such terms as the Committee shall approve from time to time. The following provisions shall be applicable to Restricted Stock Unit Awards:

(a)

Award Agreement. Each Restricted Stock Unit Award shall be evidenced by an agreement, in a

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form approved by the Committee, which sets forth the number of Restricted Stock Units covered by such Award, the time or times when such Restricted Stock Units will vest in the grantee, and such other terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem appropriate.

(b)

Payment of Award. Upon the vesting of a Restricted Stock Unit, the Company shall pay the amount of such Restricted Stock Units to the grantee either (i) in shares of Common Stock on the basis of one share of Common Stock for each vested Restricted Stock Unit, (ii) in cash in an amount equal to the Fair Market Value on the vesting date of one share of Common Stock for each vested Restricted Stock Unit, or (iii) in a combination of cash and shares of Common Stock as the Committee in its discretion shall determine with respect to such Award either in the applicable Award agreement or at the time of the vesting of such Restricted Stock Unit.

(c)

Termination of Employment or Service as a Director. If a grantee of a Restricted Stock Unit Award ceases to be employed either by the Company or by a Subsidiary or to serve as a director of the Company for any reason, then any rights of such grantee with respect to the unvested portion of such Restricted Stock Unit Award shall terminate immediately. The Committee may provide for complete or partial exceptions to such employment or service requirement if the Committee determines such action to be equitable.

(d)

Performance Objectives. Restricted Stock Unit Awards may be subject to the attainment of one or more preestablished performance objectives which relate to corporate, subsidiary, division, group, or unit performance in terms of objective financial criteria or performance goals; provided, that any such preestablished financial criteria or performance goals subsequently may be adjusted by the Committee in order to take into account unforeseen events or changes in circumstances affecting the Company such as but not limited to changes in laws, regulations or accounting principles, mergers, acquisitions or divestitures, or other extraordinary, unusual, or nonrecurring items or events.

11.

Stock Bonus Awards. The Committee may grant a Stock Bonus Award to an eligible grantee under the Plan based upon corporate, division, subsidiary, group, or unit performance in terms of preestablished objective financial criteria or performance goals or such other measures or standards of performance (including but not limited to performance already accomplished) as the Committee may determine; provided, that any such preestablished financial criteria or performance goals subsequently may be adjusted in order to take into account unforeseen events or changes in circumstances affecting the Company such as but not limited to changes in laws, regulations or accounting principles, mergers, acquisitions or divestitures, or other extraordinary, unusual, or nonrecurring items or events.

If appropriate in the sole discretion of the Committee, Stock Bonus Awards shall be evidenced by agreements in such form as the Committee shall approve from time to time. In addition to any applicable performance goals or standards and subject to the terms of the Plan, shares of Common Stock which are the subject of a Stock Bonus Award may be (i) subject to additional restrictions (including but not limited to restrictions on transfer) or (ii) granted directly to a grantee free of any restrictions, as the Committee shall deem appropriate.

12.

General Restrictions. Each award or grant under the Plan shall be subject to the requirement that if at any time the Committee shall determine that (i) the listing, registration, or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, (ii) the consent or approval of any governmental regulatory body, or (iii) an agreement by the grantee of an award or grant with respect to the disposition of the shares of Common Stock subject or related thereto is necessary or desirable as a condition of, or in connection with, such award or grant or the issuance or purchase of shares of Common Stock thereunder, then such award or grant may not be consummated and any rights thereunder may not be exercised in whole or in part unless such listing, registration, qualification, consent, approval, or agreement shall have been effected or obtained upon conditions acceptable to the Committee. Awards or grants under the Plan shall be subject to such additional terms and conditions, not inconsistent with the Plan, as the Committee in its sole discretion deems necessary or desirable, including but not limited to such terms and conditions as are necessary to enable a grantee to avoid any short-swing profit recapture liability under Section 16 of the Exchange Act.

13.

Single or Multiple Agreements. Multiple forms of awards or grants or combinations thereof may be evidenced either by a single agreement or by multiple agreements, as determined by the Committee.

14.

Rights of a Stockholder. Unless otherwise provided by the Plan, the grantee of any award or grant under the Plan shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject or related to such award or grant unless and

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until certificates for such shares of Common Stock are issued to such grantee or until uncertificated shares have been credited to an account established for such grantee.

15.

No Right to Continue Employment or Service as a Director. Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any grantee who is an employee of the Company or any Subsidiary the right to continue in the employment of the Company or any Subsidiary or affect any right which the Company or any Subsidiary may have to terminate the employment of such grantee with or without cause. Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any grantee who is a non-employee director of the Company the right to continue to serve as a director of the Company.

16.

Withholding. The Company’s obligation to (i) deliver shares of Common Stock or pay cash upon the exercise of any Stock Option or Stock Appreciation Right, (ii) deliver shares of Common Stock or pay cash in payment of any Performance Unit Award, (iii) deliver stock certificates upon the vesting of any Restricted Stock Award, (iv) deliver shares of Common Stock or pay cash upon the vesting of any Restricted Stock Unit Award, or (v) deliver shares of Common Stock upon the grant of any Stock Bonus Award shall be subject to applicable federal, state, and local tax withholding requirements. In the discretion of the Committee, amounts required to be withheld for taxes may or must be paid by the grantee in cash or shares of Common Stock (either through the surrender of previously held shares of Common Stock or the withholding of shares of Common Stock otherwise issuable or deliverable upon the exercise, payment or vesting of such Stock Option, Stock Appreciation Right, or Award) having a Fair Market Value equal to the required tax withholding amount and upon such other terms and conditions as the Committee shall determine; provided, that any election by a grantee subject to Section 16(b) of the Exchange Act to pay any tax withholding in shares of Common Stock shall be subject to and must comply with any applicable rules under Section 16(b) of the Exchange Act.

17.

Indemnification. No member of the Board or the Committee, and no officer or employee of the Company or a Subsidiary acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan or any award or option granted under the Plan; and all members of the Board or the Committee and each and any officer or employee of the Company or any Subsidiary acting on their behalf shall, to the fullest extent permitted by law, be fully indemnified and held harmless by the Company in respect of any such action, determination or interpretation.

18.

Non-Assignability. No award or grant under the Plan shall be assignable or transferable by the recipient thereof except by will, by the laws of descent and distribution, or, in the case of awards or grants other than Incentive Stock Options, pursuant to a qualified domestic relations order. No right or benefit under the Plan shall be liable for the debts, liabilities, or alimony or child support obligations of the person entitled to such right or benefit, either by assignment, attachment, or any other method, and shall not be subject to be taken by the creditors or alimony or child support obligees of the person entitled to such right or benefit by any process whatsoever.

19.

Nonuniform Determinations. The Committee’s determinations under the Plan (including but not limited to determinations of the persons to receive awards or grants, the form, amount, and timing of such awards or grants, the terms and provisions of such awards or grants and the agreements evidencing them, and the establishment of values and performance targets) need not be uniform and may be made by the Committee selectively among the persons who receive, or are eligible to receive, awards or grants under the Plan, whether or not such persons are similarly situated.

20.

Adjustments. In the event of any change in the outstanding shares of Common Stock, by reason of a stock dividend or distribution, stock split, recapitalization, merger, reorganization, consolidation, split-up, spin- off, combination of shares, exchange of shares, or other change in corporate structure affecting the Common Stock, the Committee shall make appropriate adjustments in (a) the aggregate number of shares of Common Stock (i) reserved for issuance under the Plan, (ii) for which grants or awards may be made to an individual grantee, and (iii) covered by outstanding awards and grants denominated in shares or units of Common Stock, (b) the exercise or other applicable price related to outstanding awards or grants, and (c) the appropriate Fair Market Value and other price determinations relevant to outstanding awards or grants and shall make such other adjustments not inconsistent with the provisions of Section 22 as may be equitable under the circumstances; provided, that the number of shares subject to any award or grant always shall be a whole number.

21.

Terms of Payment. Subject to any other applicable provisions of the Plan and to any applicable laws, whenever payment by a grantee is required with respect to shares of Common Stock which are the subject of an award or grant under the Plan, the Committee shall determine the time, form, and

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manner of such payment, including but not limited to lump-sum payments and installment payments upon such terms and conditions as the Committee may prescribe. Installment payment obligations of a grantee may be evidenced by full-recourse, limited-recourse, or non-recourse promissory notes or other instruments, with or without interest and with or without collateral or other security as the Committee may determine.

22.

Termination and Amendment. The Board may terminate the Plan or amend the Plan or any provision thereof at any time, including but not limited to amendments to the Plan necessary to comply with the requirements of Section 16(b) of the Exchange Act, Section 422 of the Code, or regulations issued under any of such statutory provisions. The termination or any amendment of the Plan shall not, without the consent of a grantee, adversely affect such grantee’s rights under an award or grant previously made to such grantee under the Plan. The Committee may amend the terms of any award or grant previously made under the Plan, prospectively or retroactively; but, subject to the provisions of Section 20, no such amendment shall, except as otherwise expressly permitted by the Plan, adversely affect the rights of the grantee of such award or grant without such grantee’s consent. Except in connection with a transaction involving the Common Stock (such as but not limited to a stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination of shares, or exchange of shares), the Committee may not, without stockholder approval, (i) amend the terms of an outstanding Stock Option so as to reduce the exercise price of such Stock Option, (ii) amend the terms of a Stock Appreciation Right so as to reduce the specified stock price applicable to such Stock Appreciation Right at the time of its grant, or (iii) cancel an outstanding Stock Option or Stock Appreciation Right in exchange for cash, other awards, Stock Options with an exercise price that is less than the exercise price of the original Stock Option, or Stock Appreciation Rights with a specified stock price that is less than the specified stock price applicable to the original Stock Appreciation Right. Notwithstanding the foregoing provisions of this Section 22, stockholder approval of any action referred to in this Section 22 shall be required whenever necessary to satisfy the applicable requirements of Section 16(b) of the Exchange Act, Section 422 of the Code, or any regulations issued under any of such statutory provisions or the applicable requirements of any market or exchange on which shares of the Common Stock are listed or traded.

23.

Severability. With respect to participants subject to Section 16 of the Exchange Act, (i) the Plan is intended to comply with all applicable conditions of Rule 16b-3 or any successor to such rule, (ii) all transactions involving grantees who are subject to Section 16(b) of the Exchange Act are subject to such conditions, regardless of whether the conditions are expressly set forth in the Plan, and (iii) any provision of the Plan that is contrary to a condition of Rule 16b-3 shall not apply to grantees who are subject to Section 16(b) of the Exchange Act. If any of the terms or provisions of the Plan, or awards or grants made under the Plan, conflict with the requirements of Section 422 of the Code with respect to awards or grants intended to be subject to or governed by Section 422 of the Code, as the case may be, then such terms or provisions shall be deemed to be inoperative to the extent they so conflict with the requirements of Section 422 of the Code, as the case may be. With respect to an Incentive Stock Option, if the Plan does not contain any provision required to be included in the Plan under Section 422 of the Code (as amended from time to time) or any successor to such section, then such provision shall be deemed to be incorporated in the Plan with the same force and effect as if such provision had been expressly set out in the Plan.

24.

Effect on Other Plans. Participation in the Plan shall not affect the eligibility of an employee or a non-employee director of the Company to participate in any other benefit or incentive plan of the Company or any Subsidiary. Any awards made pursuant to the Plan shall not be taken into account in determining the benefits provided or to be provided under any other plan of the Company or any Subsidiary unless otherwise specifically provided in such other plan.

25.

Term of Plan. The Plan as amended and restated shall become effective on the date of its approval by the stockholders of the Company and shall terminate for purposes of further grants on the first to occur of (i) May 17, 2028, or (ii) the effective date of the termination of the Plan by the Board pursuant to Section 22. No awards or options may be granted under the Plan after the termination of the Plan, but such termination shall not affect any awards or options outstanding under the Plan at the time of such termination or the authority of the Committee to continue to administer the Plan apart from the making of further grants. Notwithstanding anything in the Plan to the contrary, any award granted under the Plan prior to January 1, 2018, that was intended to constitute “performance-based compensation” under Section 162(m) of the Code shall, to the extent the Committee determines necessary to preserve the deductibility of compensation paid under such award, be administered in accordance with the applicable requirements of Section 162(m) of the Code.

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26.

Governing Law. The Plan shall be governed by and construed in accordance with the laws of Delaware.

27.

Section 409A.

(a)

Time and Form of Payment. Notwithstanding anything contained in the Plan or in an award agreement to the contrary, the time and form of payment of an award that is subject to the limitations imposed by Section 409A of the Code shall be set forth in the applicable award agreement on or before the time at which the grantee of the award obtains a legally binding right to the award (or such other time permitted under Section 409A of the Code) and such time and form of payment shall comply with the requirements of Section 409A of the Code.

(b)

Delay in Payment. Notwithstanding anything contained in the Plan or an award agreement to the contrary, if the grantee of the award is deemed by the Company at the time of such grantee’s “separation from service” with the Company to be a “specified employee” as determined under Section 409A of the Code, any nonqualified deferred compensation to which such grantee is entitled under the Plan in connection with such separation from service shall not be paid or commence payment until the date which is the first business day following the six-month period after such grantee’s separation from service (or if earlier, such grantee’s death). Such delay in payment shall only be effected with respect to each separate payment to the extent required to avoid adverse tax treatment to such grantee under Section 409A of the Code. Any compensation which would have otherwise been paid during the delay period (whether in a lump sum or in installments) in the absence of this Section 27 shall be paid to such grantee or such grantee’s Beneficiary in a lump-sum payment on the first business day following the expiration of the delay period.

(c)

Amendments. Notwithstanding anything in the Plan to the contrary, the Plan and awards granted under the Plan are intended to be eligible for certain regulatory exceptions to the limitations of, or to comply with, the requirements of Section 409A of the Code. The Committee, in the exercise of its sole discretion and without the consent of the grantee of an award under the Plan, may amend or modify the terms of an award in any manner and delay the payment of any amounts payable pursuant to an award to the minimum extent necessary to reasonably comply with the requirements of Section 409A of the Code, provided that the Company shall not be required to assume any increased economic burden. No action so taken by the Committee with respect to the requirements of Section 409A of the Code shall be deemed to adversely affect the rights of a grantee of an award under the Plan with respect to an award or to require the consent of such grantee. The Committee reserves the right to make additional changes to the Plan and awards from time to time to the extent it deems necessary with respect to Section 409A of the Code.

CSG SYSTEMS INTERNATIONAL, INC. 2023 PROXY STATEMENT	103

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Appendix B — Certificate of Amendment of Restated Certificate of Incorporation

Certificate of Amendment of Restated Certificate of Incorporation of CSG Systems International, Inc.

CSG Systems International, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation law of the State of Delaware, does hereby certify:

1.

This Certificate of Amendment amends the provisions of the Corporation’s Restated Certificate of Incorporation, as amended, filed with the Secretary of State on March 4, 1996.

2.

Article V of the Restated Certificate of Incorporation of this Corporation is hereby amended and replaced to read in its entirety as follows:

To the extent permitted by the General Corporation Law of the State of Delaware, the directors and officers of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. Any amendment or repeal of, or the adoption of any provision inconsistent with, this Article V and, to the fullest extent permitted by law, any modification of law shall operate prospectively only and shall not diminish or otherwise adversely affect any limitation on the personal liability of a director or officer of the Corporation for any act of omission that occurred prior to the time of such amendment, repeal, adoption or modification. If the General Corporation Law of the State of Delaware is amended, after the effective date of this Article V, to authorize a corporation to further eliminate or limit the liability of its directors or officers, then a director or officer of the Corporation, in addition to the circumstances in which he or she is not liable immediately prior to such amendment, shall be free of liability to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

3.

That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

4.

All other provisions of the Restated Certificate of Incorporation shall remain in full force and effect.

IN WITNESS THEREOF, said corporation has caused this certificate to be signed this ___ day of ________, 2023

CSG SYSTEMS INTERNATIONAL, INC.,
a Delaware corporation

By:_________________

Name:

Title:

CSG SYSTEMS INTERNATIONAL, INC. 2023 PROXY STATEMENT	104

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Guiding Principles

CSG helps drive client success by leveraging a foundation of core values to guide everything we do.

INSPIRATION

Be Bold
Be Agile
Be Inventive

INTEGRITY

Be Authentic
Be Inclusive
Be a Trusted Team Player

IMPACT

Be Customer Obsessed
Be a Driver of Growth
Be a Game Changer

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CSG SYSTEMS INTERNATIONAL, INC.
169 INVERNESS DR. W
ENGLEWOOD, CO 80112

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 16, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CSGS2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 16, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V06886-P87261 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CSG SYSTEMS INTERNATIONAL, INC.

The Board of Directors recommends you vote FOR the following proposals:

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Rachel Barger	☐	☐	☐
1b. David Barnes	☐	☐	☐
1c. Dr. Rajan Naik	☐	☐	☐
1d. Haiyan Song	☐	☐	☐
2. To approve, on an advisory basis, the compensation of our named executive officers.	☐	☐	☐

The Board of Directors recommends you vote 1 Year for proposal 3.	1 Year	2 Years	3 Years	Abstain
3. To approve, on an advisory basis, the frequency of advisory votes, on the compensation of our named executive officers.	☐	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V06887-P87261

CSG SYSTEMS INTERNATIONAL, INC.
2023 Annual Meeting of Stockholders
May 17, 2023 8:00 AM MDT
This proxy is solicited by the Board of Directors

The undersigned hereby constitutes and appoints Brian A. Shepherd and Rasmani Bhattacharya, and each or either of them, as attorneys and proxies of the undersigned, with full power of substitution to each of them, to vote all shares of stock of CSG Systems International, Inc. (the "Company") standing in the name of the undersigned at the 2023 Annual Meeting of Stockholders of the Company to be held via live webcast at www.virtualshareholdermeeting.com/CSGS2023, at 8:00 AM MDT on May 17, 2023, and at any adjournments or postponements of the meeting, on the matters set forth on the reverse side hereof and in their discretion on any other matters that properly may come before such meeting or any adjournments thereof.

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS GIVEN, THIS PROXY WILL BE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

The undersigned hereby ratifies and confirms that either of such attorneys and proxies, or their substitutes, may do or cause to be done by virtue hereof and acknowledges receipt of the Notice of the 2023 Annual Meeting of Stockholders of the Company to be held on May 17, 2023, the Proxy Statement of the Company for such Annual Meeting of Stockholders, and the 2022 Annual Report on Form 10-K of the Company.

Continued and to be signed on reverse side